Exhibit 10.8
303 EAST WACKER DRIVE
CHICAGO, ILLINOIS
OFFICE LEASE
between
303 WACKER REALTY L.L.C.
Landlord
and
PROMOTIONAL MARKETING, L.L.C.,
d/b/a UPSHOT
Tenant
Dated as of June 30, 1998

i

ii

		Page
40.	SATELLITE DISH	59
41.	PARKING	61
42.	BUILDING MANAGEMENT	61
43.	EXCULPATORY PROVISIONS	61
EXHIBITS

A-l	Depiction of Land
A-2	Legal Description of Land
A-3	Floor Plans of Premises
B	Other Definitions
C	Workletter
D	Taxes and Expenses
E	Cleaning Specifications
F	Rules and Regulations
G	Form of Subordination, Non-Disturbance and Attornment Agreement
H	Form of Letter of Credit
I	Total Expansion Space

iii

OFFICE LEASE

DATED AS OF:	June 30, 1998

BETWEEN:	303 Wacker Realty L.L.C.	(“Landlord”)
(Address)	303 East Wacker Drive
Chicago,Illinois 60601

AND:	Promotional Marketing, L.L.C.,	(“Tenant”)
(Address)	d/b/a Upshot
225 West Wacker Drive
Suite 700
Chicago, Illinois 60606

LOCATION:	Floors 23 and 24
303 East Wacker Drive
Chicago, Illinois 60601-5210
     Landlord and Tenant hereby covenant and agree as follows:
     1. CERTAIN PROVISIONS AND DEFINITIONS. The following provisions and definitions are an integral part of this lease:
     (a) “Additional Allowance”: The amount, if any, contributed by Landlord pursuant to the Workletter to the cost of Tenant’s Work which is in excess of the amount of the Base Allowance provided for in the Workletter.
     (b) “Base Rent”: The respective amounts for each Lease Year of the Initial Term set forth in the following table (based on the respective rates of Base Rent per square foot of Rentable Area set forth in the following table), subject to adjustment (i) for the first Lease Year, pursuant to Section 34 below on account of the Initial Growth Space and (ii) for every Lease Year of the Initial Term, pursuant to the remaining provisions of this Section l(b) regarding any Additional Allowance:

			Annual Base Rent Per
Lease	Annual Base	Monthly	Square Foot of Rentable
Year	Rent	Base Rent	Area of the Premises
1	$757,410.00	$63,117.50	$15.00
2	$937,657.00	$78,138.08	$15.50
3	$1,028,398.00	$85,699.83	$17.00
4	$1,209,880.00	$100,823.33	$20.00
5	$1,270,374.00	$105,864.50	$21.00
6	$1,270,374.00	$105,864.50	$21.00
7	$1,330,868.00	$110,905.67	$22.00
8	$1,330,868.00	$110,905.67	$22.00
9	$1,451,856.00	$120,988.00	$24.00
10	$1,572,844.00	$131,070.33	$26.00
If there is an Additional Allowance, Base Rent for each Lease Year of the Initial Term shall be equal to the sum of (i) Base Rent set forth in the table above, as adjusted pursuant to Section 34 below on account of the Initial Growth Space, plus (ii) the product of (A) the amount which will be necessary to pay the Additional Allowance, together with interest on the balance of the Additional Allowance from time to time outstanding at the rate of eleven percent (11%) per annum, in full in one hundred twenty (120) equal monthly installments multiplied by (B) twelve (12); Monthly Base Rent for each Lease Year of the Initial Term shall be one-twelfth-of the respective amounts so determined; and Base Rent per square foot for each Lease Year shall be an amount equal to the Base Rent for the particular Lease Year as so determined divided by the Rentable Area of the Premises.
     (c) “Brokers”: Hines Interests Limited Partnership and Binswanger,
     (d) “Building”: The office building located at 303 East Wacker Drive, Chicago, Illinois 60601-5210.
     (e) “Commencement Date”: The earlier of (i) April 1, 1999 or (ii) the day Tenant first begins to conduct any business operations in the Premises.
     (f) “Expiration Date”: The last full day of the Term.

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     (g) “Initial Term”: The period ending on the last day of the tenth (10th) Lease Year.
     (h) “Land”: The parcel(s) of real estate on which the Building is located, which are depicted on Exhibit A-l and legally described on Exhibit A-2.
     (i) “Landlord’s Work”: The work to be performed by or on behalf of Landlord pursuant to the Workletter.
     (j) “Lease Year”: If the Commencement Date is the first day of a calendar month, the period of twelve (12) consecutive months commencing on the Commencement Date; if the Commencement Date is not the first day of a calendar month, the period commencing on the Commencement Date and ending on the last day of the twelfth (12th) full calendar month of the Term; and, in either case, each consecutive twelve (12) month period thereafter which falls in whole or in part during the Term.
     (k) “Premises”: The entire 23rd and 24th floors of the Building, as shown on Exhibit A-3, which consist of 60,494 square feet of Rentable Area measured in accordance with the BOMA method of measurement as more fully described in Exhibit B.
     (l) “Project”: The Land and the Building, together with any other improvements located on the Land, all equipment, fixtures, machinery, systems, apparatus and personal property of Landlord located at or used in connection with the Land or the Building from time to time.
     (m) “Security Deposit”: See Section 29.
     (n) “Tenant Alterations”: Any alteration, improvements or additions (including decorations) to the Premises performed or to be performed by or on behalf of Tenant, including, without limitation, the Tenant’s Work, but excluding any of Landlord’s Work to be performed by or on behalf of Landlord under the Workletter.
     (o) “Tenant’s Proportionate Share”: The percentage determined as described in Exhibit B, which percentage, as of the date of this lease, is (i) 6.5566% for the first Lease Year, subject to adjustment pursuant to Section 34 below on account of the Initial Growth Space, and (ii) 7.8550% for each subsequent Lease Year.
     (p) “Tenant’s Work”: The work to be performed by or on behalf of Tenant to ready the Premises for initial occupancy by Tenant, as more particularly described in Section 7 hereof and in the Workletter.

     (q) “Term”: The Initial Term and any extension or renewal of the Initial Term specifically provided herein.
     (r) “Use”: General office use.
     (s) “Workletter”: The Workletter, attached hereto as Exhibit C.
See Exhibit B and the Workletter for other definitions of terms used herein.
     2. GRANT AND ACCEPTANCE OF LEASE. Landlord hereby leases the Premises to Tenant and Tenant hereby accepts and leases the Premises from Landlord to have and to hold during the Term, subject to the terms and conditions of this lease.
     3. RENT. Base Rent, Additional Rent, Additional Rent Estimate and all other amounts becoming due from Tenant to Landlord hereunder (collectively “Rent”) shall be paid in lawful money of the United States to Landlord at the following address: 303 East Wacker Drive, Chicago, Illinois 60601 or such other address as Landlord- shall designate in writing to Tenant from time to time, without any demand and without any reduction, abatement, counterclaim, deduction or set-off whatsoever, except as expressly provided herein, at the times and in the manner hereinafter provided. Rent unpaid for five (5) days after the due date shall bear interest at the Default Rate from the date due until paid. The payment of Rent hereunder is independent of each and every other covenant and agreement contained in this lease.
     4. BASE RENT. Tenant shall pay Base Rent to Landlord in equal monthly installments in the respective amounts per Lease Year determined pursuant to Section 1(b), subject to the provisions of Section 34 below (herein called “Monthly Base Rent”), in advance on the Commencement Date and on or before the first day of each and every calendar month during the Term. If the Term shall begin on any day other than the first day of a calendar month or end on any day other than the last day of a calendar month, then the Monthly Base Rent for any partial calendar month within the Term shall be prorated on a per diem basis.
     5. ADDITIONAL RENT. In addition to paving the Base Rent, Tenant shall also pay as additional rent the amounts (collectively “Additional Rent”) determined to be Tax Adjustment and Expense Adjustment in accordance with this Section 5:
     (a) Computation of Additional Rent. Tenant shall pay as Additional Rent for each Calculation Year the following amounts:
          (i) Tenant’s Proportionate Share of Taxes for such Calculation Year (the “Tax Adjustment”); plus

          (ii) Tenant’s Proportionate Share of Expenses for such Calculation Year (the “Expense Adjustment”).
     (b) Payments of Additional Rent; Additional Rent Estimate; Projections. Tenant shall pay Additional Rent to Landlord in the manner hereinafter provided. The aggregate of payments required to be made by Tenant on account of Additional Rent for any Calculation Year until actual Additional Rent is determined is herein called “Additional Rent Estimate”.
          (i) Landlord may, at any time and from time to time prior to the first Calculation Date and during the Term (but not more than twice for any given calendar year after Tenant’s Additional Rent Estimate is established for that calendar year), deliver to Tenant a written notice or notices (“Projection Notice”) setting forth:
               (A) Landlord’s reasonable estimates, forecasts or projections (collectively, the “Projections”) of any or all of Taxes and Expenses for such Calculation Year, and
               (B) Tenant’s Additional Rent Estimate (setting forth the Expense Adjustment component and Tax Adjustment component separately) based upon the Projections, being the Tenant’s Proportionate Share of the Projections.
          (ii) On or before the first (1st) day of the next calendar month following Landlord’s service of a Projection Notice, and on or before the first day of each month thereafter, Tenant shall pay to Landlord one-twelfth (1/12) of the Additional Rent Estimate shown in the Projection Notice. Within fifteen (15) days following Landlord’s service of a Projection Notice, to bring Tenant’s payments of Additional Rent Estimate current, Tenant shall also pay Landlord the amount set forth in the Projection Notice, which shall equal the Additional Rent Estimate shown in the Projection Notice less (A) any previous payments on account of Additional Rent Estimate made for such Calculation Year, and (B) total monthly installments on account of Additional Rent Estimate not yet due and payable for the remainder of such Calculation Year. Until such time as Landlord furnishes a Projection Notice for a Calculation Year, Tenant shall pay to Landlord a monthly installment of Additional Rent Estimate on the first day of each month equal to the greater of the latest monthly installment of Additional Rent Estimate or one-twelfth (1/12) of Tenant’s latest determined Additional Rent.

     (c) Readjustments.
          (i) Following the end of each Calculation Year and after Landlord shall have determined the amount of Expenses to be used in calculating the Expense Adjustment for such Calculation Year, Landlord shall notify Tenant in writing (any such notice of Expenses and Expense Adjustment herein called “Landlord’s Expense Statement”) of such Expenses and Tenant’s Expense Adjustment for such Calculation Year. If the Expense Adjustment owed for such Calculation Year exceeds the Expense Adjustment component of the Additional Rent Estimate paid by Tenant during such Calculation Year, then Tenant shall, within thirty (30) days after the date of Landlord’s Expense Statement, pay to Landlord an amount equal to the excess of the Expense Adjustment over the Expense Adjustment component of the Additional Rent Estimate paid by Tenant during such Calculation Year. If the Expense Adjustment component of the Additional Rent Estimate paid by Tenant during such Calculation Year exceeds the Expense Adjustment owed for such Calculation Year, then Landlord shall credit such excess to Rent payable after the date of Landlord’s Expense Statement, or may, at its option, credit such excess to any Rent theretofore due and owing, until such excess has been exhausted. If this lease shall expire or be terminated prior to full application of such excess, Landlord shall, within thirty (30) days thereafter, pay to Tenant the balance thereof not theretofore applied against Rent and not reasonably required for payment of Rent for the Calculation Year in which the lease expires, subject to Tenant’s obligations under Section 5(e) hereof, provided Tenant shall have vacated the Premises and otherwise surrendered the Premises to Landlord in accordance with this lease.
          (ii) Following the end of each Calculation Year and after Landlord shall have determined the actual amount of Taxes to be used in calculating the Tax Adjustment for such Calculation Year, Landlord shall notify Tenant in writing (any such notice of Taxes and Tax Adjustment herein called “Landlord’s Tax Statement”) of such Taxes for such Calculation Year. If the Tax Adjustment owed for such Calculation Year exceeds the Tax Adjustment component of the Additional Rent Estimate paid by Tenant during such Calculation Year, then Tenant shall, within thirty (30) days after the date of Landlord’s Tax Statement, pay to Landlord an amount equal to the excess of the Tax Adjustment over the Tax Adjustment component of the Additional Rent Estimate paid by Tenant during such Calculation Year. If the Tax Adjustment component of the Additional Rent Estimate paid by Tenant during such Calculation Year exceeds the Tax Adjustment owed for such Calculation Year, then Landlord shall credit such excess to Rent payable after the date of Landlord’s Tax Statement, or may, at its option, credit such excess to any Rent theretofore due and owing, until such excess has been exhausted. If this lease shall expire or be terminated prior to full application of such excess, Landlord shall, within thirty (30) days thereafter, pay to Tenant the balance thereof not theretofore applied against Rent and not reasonably required for payment of Rent for the Calculation Year in which the lease expires, subject to Tenant’s obligations under Section 5(e) hereof, provided Tenant shall have vacated the Premises and otherwise surrendered the Premises to Landlord in accordance with this lease.
     (d) Books and Records. Landlord shall maintain books and records showing Taxes and Expenses in accordance with sound accounting and management practices. Tenant and its Representative (as hereinafter defined) shall have the right to examine such books and records showing Taxes and Expenses upon reasonable prior notice during normal business hours and without interference with Landlord’s operations at any time within sixty (60) days following Tenant’s receipt of Landlord’s Expense Statement (as it relates to an examination of Expenses) or Landlord’s Tax Statement (as it relates to an examination of Taxes) provided for in Section 5(c). Unless Tenant shall take written exception to any item of Taxes or Expenses, specifying in detail the reasons for such exception as to a particular item within ninety (90) days after Tenant’s receipt of Landlord’s Expense Statement or Landlord’s Tax Statement (as the case may be), Landlord’s Expense Statement and Landlord’s Tax Statement, as applicable, shall be considered as final and accepted by Tenant. Notwithstanding any exception made by Tenant, Tenant shall pay Landlord the full amount of its Additional Rent Estimate and its Additional Rent as determined by Landlord, subject to readjustment at such time as any such exception may be resolved in favor of Tenant. Tenant’s “Representative” shall be either a nationally recognized independent certified public accounting firm licensed to do business in the State of Illinois, or another accounting firm reasonably acceptable to Landlord. For each examination of Landlord’s books and records, the employees of Tenant’s Representative who personally examine such books and records shall-include a certified public accountant, but if deemed necessary or appropriate by the accountant may also include other real estate professionals who are experienced in management of first- class office buildings. Tenant shall not retain its Representative on a contingent fee basis.
     (e) Proration and Survival. With respect to any Calculation Year which does not fall entirely within the Term, Tenant shall be obligated to pay as Additional Rent for such Calculation Year only a pro rata share of Additional Rent as hereinabove determined, based upon the number of days of the Term falling within the Calculation Year. Following expiration or termination of this lease, Tenant shall pay any Additional Rent due to Landlord within fifteen (15) days after the date of Landlord’s Expense Statement or Landlord’s Tax Statement (as the case may be) sent to Tenant. Without limiting other obligations of Tenant which survive the expiration or termination of this lease, the obligations of Tenant to pay Additional Rent provided for in this Section 5 shall survive the expiration or earlier termination of this lease. No interest or penalties shall accrue on any amounts which Landlord is obligated to credit or pay to Tenant by reason of this Section 5 unless any amount required to be paid to Tenant is not paid when due under this

Section 5, in which case such amount shall bear interest from the due date at the Default Rate.
     (f) No Decrease in Base Rent. In no event shall any Additional Rent result in a decrease of the Base Rent payable hereunder.
     (g) No Representation or Warranty. Exhibit D attached hereto sets forth information about the amounts of Taxes and Expenses for the years indicated therein which was furnished to Landlord by the predecessor owner and manager of the Project. Tenant acknowledges, however, that neither Landlord, nor any of its respective agents or employees, has made or does hereby make any representation or warranty whatsoever to Tenant as to the amount of Taxes, Expenses, Tax Adjustment or Expense Adjustment or any component thereof for prior years or which may become payable during the Term.
     6. USE OF PREMISES.
     (a) Use. Tenant shall use and occupy the Premises as set forth in Section l(r) hereof only and for no other use or purpose.
     (b) Compliance with Requirements. Tenant shall comply with all applicable Laws (hereinafter defined) now or hereafter in force, and with all applicable insurance underwriters regulations and other requirements, respecting all matters of occupancy, condition or maintenance of the Premises, whether any of the foregoing shall be directed to Tenant or Landlord and whether imposed on the owner or occupant of the Premises. “Laws” means all statutes, laws, ordinances, codes, rules and regulations, orders and directions of public officials or other acts having the force or effect of law, of all federal, state, county, municipal and other agencies, authorities or bodies having jurisdiction over the Premises. Notwithstanding the foregoing, but subject to the provisions of Section 9(f) below regarding the ADA (as defined therein), Tenant shall not be obligated to make any structural alterations to the Building if similar alterations will be required to be made in the Building as a whole, as distinguished from alterations made necessary by Tenant’s particular use of the Premises or required to be made to, or made necessary by, Tenant Alterations; provided, however, that the cost of any such alterations made by Landlord may be included in Expenses except for capital alterations which are required under governmental laws, regulations, or ordinances applicable to the Building as of the date of this lease and to the extent otherwise excluded from Expenses by this lease.
     Tenant shall not make or permit any use of the Premises or the Building, or do or permit to be done anything in or upon the Premises or the Building, or bring or keep anything in the Premises or the Building, which directly or indirectly is forbidden by any of the foregoing or which may be dangerous to persons or property, or which may invalidate or increase the rate of insurance on the Building above the standard risk for tenants of first-class office buildings, its appurtenances, contents or operations, or which would tend to create or continue a nuisance or which is contrary to or prohibited by the terms and conditions of this lease.
     7. TENANT IMPROVEMENTS. Subject to Landlord’s obligations with respect to the Landlord’s Work, Tenant shall, at its sole cost and expense (subject to application of the allowances provided for in the Workletter), perform such work (“Tenant’s Work”) as may be necessary or desired by Tenant to improve the Premises for occupancy, all subject to and in accordance with the provisions of this lease and the Workletter.
     8. SERVICES.
     (a) General Description of Services. So long as this lease is in full force and effect, Landlord shall furnish the following services (the cost of which may be included in Expenses):
     (i) Air conditioning and heat when necessary to provide a temperature condition required, in Landlord’s reasonable judgment, for comfortable occupancy of the Premises under normal business operations, Monday through Friday from 8:00 A.M to 6:00 P.M. and Saturdays from 8:00 A.M to 1:00 P.M. Holidays excepted. The design specifications for the Building air conditioning and heating system servicing the Premises under the design loads for such system are set forth in the Description of Base Building Work attached to the Workletter as Attachment 1. Levels of heating and air conditioning are subject to adjustments pursuant to compliance by Landlord with Laws and governmental guidelines relating to energy use.
     (ii) Domestic water in common with other tenants for drinking, lavatory and toilet purposes drawn through fixtures installed by Landlord within the core of the Building, and warm water in common with other tenants for lavatory purposes and for ordinary office kitchen purposes from the same regular Building supply and fixtures.
     (iii) Customary janitor and cleaning service in and about the Premises and common areas of the Building in accordance with the specifications attached hereto as Exhibit E. Tenant shall not provide or use any other janitor or cleaning service.
     (iv) Passenger elevator service in common with Landlord and other persons, Monday through Friday from 8:00 A.M. to 6:00 P.M. (Saturdays from 8:00 A;M. to 1:00 P.M.), Sundays and Holidays excepted; and freight elevator service in common, with Landlord and other persons, and subject to prior scheduling with Landlord, Monday through Friday from 8:00 A.M. to 4:00 P.M., Saturdays, Sundays and Holidays excepted. Limited passenger elevator service shall be provided daily at all times when the aforesaid passenger elevator service is not furnished.

     (v) Without limitation of Item 3 of Attachment 2 to the Workletter, security at a level consistent with that provided by comparable first-class office buildings in downtown Chicago, Illinois.
     (b) Electricity. Except as hereinafter provided, electricity shall not be furnished by Landlord, but shall be furnished by Commonwealth Edison Company or another electric utility company serving the area selected by Landlord. Landlord shall permit Tenant to receive such service direct from such utility company at Tenant’s cost, and shall permit Landlord’s wire and conduits, to the extent available, suitable and safely capable, to be used for such purposes. The capacity of the electrical service to the Premises is set forth in the Description of Base Building Work attached to the Workletter as Attachment 1. Tenant shall make all necessary arrangements with the utility company for metering and paying for electric current furnished by it to Tenant, and Tenant shall pay for all charges for electric current consumed on the Premises during Tenant’s occupancy thereof. Tenant shall make no alterations or additions to the electric equipment or systems in the Premises or the Building without the prior written consent of Landlord in each instance. Tenant also agrees to purchase from Landlord or its agents, as Landlord shall direct, all lamps, bulbs, ballasts and starters used in the Premises during the Term. Tenant covenants and agrees that at all times its use of electric current shall never exceed the capacity referred to above. Notwithstanding the foregoing, Landlord reserves the right to provide electricity to the Premises in whole or in part, and in such event Tenant agrees to purchase such electricity from Landlord, at Landlord’s then current charges at rates which shall not exceed the rates for such service charged to tenants of the Building leasing space comparable in size to the space leased by Tenant. If the Premises are not separately metered for any reason, or are separately metered only in part, then Tenant shall pay Landlord, as additional Rent, in monthly installments at the time prescribed for monthly installments of Monthly Base Rent, amounts determined by Landlord based upon Landlord’s then established rates therefor, which shall not exceed the rates for such service charged to tenants of the Building leasing space in size comparable in size to the space leased by Tenant.
     (c) Telephone. All telegraph, telephone, and electric connections which Tenant may desire shall be first approved by Landlord in writing, before the same are installed, and the location of all wires and the work in connection therewith shall be performed by contractors approved by Landlord, which approval shall not be unreasonably withheld, and shall be subject to the reasonable direction of Landlord. Landlord reserves the right to designate and control the entity or entities providing telephone or other communication cable installation, repair and maintenance in the Building and to restrict and control access to telephone cabinets. In the event landlord designates a particular vendor or vendors to provide such cable installation, repair and maintenance for the Building, Tenant agrees to abide by and participate in such program, provided that the rates for such installation, repair and maintenance are commercially reasonable in view of similar programs in comparable buildings. Tenant shall be responsible for and shall pay all costs incurred in connection with the installation of telephone cables and related wiring in the Premises, including, without limitation, any hook-up, access and maintenance fees related to the installation of such wires and cables in the Premises and the commencement of service therein, and the maintenance thereafter of such wire and cables; and there shall be included in Expenses for the Building all installation, hook-up or maintenance costs incurred by Landlord in connection with telephone cables and related wiring in the Building which are not allocable to any individual users of such service but are allocable to the Building generally. If Tenant fails to maintain all telephone cables and related wiring in the Premises and such failure affects or interferes with the operation or maintenance of any other telephone cables or related wiring in the Building, Landlord or any vendor hired by Landlord may, if such failure is not cured upon reasonable prior notice to Tenant (except in the case of an emergency, where no notice shall be required), enter into and upon the Premises and perform such repairs, restorations or alterations as Landlord deems necessary in order to eliminate any such interference (and Landlord may recover from Tenant all of Landlord’s costs in connection therewith and Landlord shall have no liability to Tenant by reason thereof). Upon the Expiration Date, Tenant agrees to remove all telephone cables and related wiring installed by Tenant for and during Tenant’s occupancy, which Landlord shall request Tenant to remove. Tenant agrees that neither Landlord nor any of its agents or employees shall be liable to Tenant, or any of Tenant’s employees, agents customers or invitees or anyone claiming through, by or under Tenant, for any damages, injuries, losses, expenses, claims or causes of action because of any interruption, diminution, delay or discontinuance at any time for any reason in the furnishing of any telephone service to the Premises and the Building.
     (d) Extra or Additional Services. Tenant may request Landlord to provide services which are extra or additional services to those described in Section 8(a), by advance request to Landlord. If Landlord shall agree to so provide any such services which are extra or in addition to those services described in Section 8(a), Tenant shall pay for any such extra or additional services so provided by Landlord at Landlord’s established rates therefor from time to time, or if there are no established rates, then at the rate of 115% (or, with respect to after-hours HVAC,- at the rate of 100%) of the cost of providing such service, or as otherwise agreed by Landlord and Tenant. Landlord’s current rates for after-hours HVAC are $70.50 per hour for ventilation only, $139.16 per hour for heating (perimeter) and ventilation, and $167.69 per hour for air conditioning and ventilation. All charges for any such extra or additional services so provided by Landlord shall be deemed to be additional Rent hereunder and shall be due and payable within ten (10) days after Tenant receives Landlord’s bill therefor, or in installments as may be designated by Landlord to Tenant in writing. If Tenant fails to pay when due Landlord’s proper charges for any such extra or additional services, Landlord shall have the right, in addition to all other rights and remedies available to Landlord, to discontinue furnishing any such extra or additional services for which Tenant has failed to pay. If Landlord discontinues any such extra or additional services as provided in this Section 8(d), no such discontinuance shall be deemed an eviction or disturbance of Tenant’s use of the Premises or render Landlord liable for damages or relieve Tenant from performance of Tenant’s obligations under this lease.
     (e) Holidays. For purposes of this Section 8, “Holidays” means New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day and any other day customarily designated as a holiday by landlords operating first-class office buildings in downtown Chicago, Illinois.
     (f) Interruption of Services. Tenant agrees that neither Landlord, nor any of Landlord’s constituent members, nor any of their respective agents, partners or employees, shall be liable for damage or injury to person, property or business or for loss or interruption of business, or for any other matter, in the event there is any failure, delay, interruption or diminution in furnishing any service. No such failure, delay, interruption or diminution shall be deemed to constitute an eviction or disturbance of Tenant’s use or possession of the Premises, in whole or in part, actual or constructive, nor entitle Tenant to any claim for set-off, abatement or reduction of Rent, nor render Landlord liable for damages, nor relieve Tenant from the performance of or affect any of Tenant’s obligations under this lease. Notwithstanding the foregoing, if due to Landlord’s wrongful act or omission services described in Sections 8(a)(i), (ii) (limited to water supplied to base building washrooms) and (iv) and 8(b) above are interrupted, so that Tenant is not able and actually ceases to conduct any business activities in the Premises for a period of five (5) consecutive business days, Base Rent and Additional Rent shall abate as of the sixth (6th) consecutive business day and thereafter until such time as service is restored so that Tenant is able to or actually resumes occupancy of the Premises for any of its customary business activities.
     Landlord shall use commercially reasonable efforts to minimize any failure, delay, interruption or diminution in furnishing any service.
     (g) Tenant’s Cooperation. Tenant agrees to cooperate fully with Landlord, at all times, in abiding by reasonable regulations and requirements which Landlord may prescribe for the proper functioning and protection of all utilities and services reasonably necessary for the operation of the Premises or the Project. Landlord and its contractors shall have free access, upon reasonable prior notice (except in an emergency, where no notice shall be required), to any and all mechanical installations in the Premises, and Tenant agrees that there shall be no construction of partitions or other obstructions which might interfere with the moving of the servicing equipment of Landlord to or from the enclosures containing said installations. Tenant further agrees that neither Tenant nor its employees, agents or contractors shall at any time tamper with, adjust or otherwise in any manner adversely affect Landlord’s mechanical installations in the Premises or the Project.
     (h) Supplemental Heating or Cooling. Whenever, in Landlord’s reasonable judgment, Tenant’s use or occupation of the Premises, including lighting, personnel, heat generating machines or equipment, or airborne emissions of smoke or other particulates, individually or cumulatively, causes the design loads for the system providing heat and air-cooling to be exceeded, or otherwise affects adversely the temperature, humidity or air quality otherwise maintained by the heating, ventilating and air handling or conditioning system in the Premises or the Building, and Tenant fails to cure such effect by adjusting Tenant’s loads or installing supple-

mentary heating or air handling or conditioning units within fifteen (15) days after notice from Landlord, Landlord may, but shall not be obligated to, temper such excess loads by installing supplementary heating or air handling or conditioning units in the Premises or elsewhere where necessary. In such event, the cost of such units and the expense of installation, including without limitation, the cost of preparing working drawings and specifications, plus ten percent (10%) of the cost of such units and of the hard costs of installation as an overhead and supervision fee if such cost and hard costs are less than $100,000.00 in any instance and five percent (5%) of the cost of such units and of the hard costs of installation as an overhead and supervision fee if such cost and hard costs are $100,000.00 or more, shall be paid by Tenant as additional Rent within ten (10) days after Landlord’s demand therefor. Alternatively, Landlord may require Tenant to install such supplementary heating or air handling or conditioning units at Tenant’s sole expense. Landlord may operate and maintain any such supplementary units, but shall have no continuing obligation to do so or liability in connection therewith. The expense resulting from the operation and maintenance of any such supplementary heating or air handling or conditioning units, including utility charges, charges for condenser water, repair costs, labor costs and rent for space occupied by any supplementary heating or air handling or conditioning units installed in Rentable Area outside the Premises, shall be paid by Tenant to Landlord as additional rent at rates fixed by Landlord, which shall be, for condenser water, actual tap fees incurred plus $98.65 per ton of supplemental cooling capacity per year, subject to adjustment to reflect changes in costs of supplying condenser water. Alternatively, Landlord may require Tenant to operate and maintain any such supplementary units, also at Tenant’s sole expense.
     9. CONDITION AND CARE OF PREMISES.
     (a) Condition of Premises. Tenant’s taking possession of the Premises or any portion thereof shall be conclusive evidence against Tenant that such portion of the Premises was then in good order and satisfactory condition, subject to completion of the Base Building Work and to latent defects in any Base Building Work of which Tenant gives Landlord notice within one (1) year after substantial completion of such Base Building Work, and also subject to Landlord’s obligations under this lease. Tenant acknowledges that, except as expressly set forth herein and in the Workletter, the Premises shall be accepted by Tenant in their “as-is” condition, and that no promise by or on behalf of Landlord, any of Landlord’s constituent members, the leasing agent of the Project or any of their respective agents, partners or employees, to alter, remodel, improve, repair, decorate or clean the Premises has been made to or relied upon by Tenant, and that no representation respecting the condition of the Premises or the Project by or on behalf of Landlord, its constituent members, or any of their respective agents, partners or employees has been made to or relied upon by Tenant, except to the extent expressly set forth in this lease or in the Workletter.
     (b) Tenant’s Repairs. Subject to the provisions regarding fire and other casualty losses set forth in Section 17 hereof, Tenant, at its expense, shall (i) keep the Premises (including all Landlord’s Work and Tenant Alterations) in good order, repair and condition at all times during the Term, and (ii) promptly and adequately repair all damage to the Premises, including damage to interior windows and to any portion of the Building air conditioning, heating, electrical and plumbing systems which run through the Premises and which serve the Premises, caused by Tenant or its contractors, agents, employees or invitees. Tenant shall give prompt notice to Landlord of any material repair, maintenance or replacement items required under this Section 9(b). All work with respect to any such maintenance, repair or replacement shall be performed within a reasonable period after the need for such action arises and shall be subject to the provisions of Section 14 hereof. If Tenant fails to perform such work within a reasonable period and such failure continues for thirty (30) days after written notice to Tenant from Landlord (except in the case of an emergency, when no such notice or cure period shall be required), Landlord may, in its sole discretion, elect to effect such repairs whether or not Tenant would otherwise be prepared to do so, and, in such case, Tenant shall pay Landlord the cost thereof plus a coordination and management fee equal to ten percent (10%) of such cost, upon Landlord’s written demand.
     (c) Landlord’s Repairs. Subject to the provisions regarding fire and other casualty losses set forth in Section 17 hereof, Landlord shall (i) keep the foundations, roofs, exterior walls, and the structural elements of the Building, and the public areas in the Building, exclusive of the Premises and other tenant spaces occupied by or under the control of tenants, in good order, .repair and condition at all times during the Term, and (ii) keep in good order, condition and repair all outside windows of the Premises and the electrical, plumbing, heating, ventilating and air conditioning systems servicing the Premises (other than as set forth in Section 9(b) above). Notwithstanding the foregoing, (A) Landlord shall not be responsible for the maintenance or repair of any floor or wall coverings in the Premises or any of such systems which are located within the Premises and are supplemental or special to the Building’s standard systems which are located within the Premises and are supplemental or special to the Building’s standard systems; and (B) subject to the provisions of Sections 16(a) and 22(b) below, the cost of performing any of said maintenance or repairs, whether to the Premises or to the Building, caused by the negligence of Tenant, its employees, agents, servants, subtenants or contractors, shall be paid by Tenant immediately upon Landlord’s demand therefor. Upon reasonable prior notice (except in the case of an emergency, where no such notice Shall be required), and so long as Landlord uses good faith efforts to maintain reasonable access to the Premises, minimize unreasonable interference with the conduct of Tenant’s business, and avoid any permanent material adverse affect on the appearance of the Premises, and subject to the restrictions contained in Section 13(n) below, Landlord may, but shall not be required to, enter the Premises at all reasonable times to make repairs, alterations, improvements and additions to the Premises as Landlord shall deem necessary; to make repairs, alterations, improvements and additions to the Building or to any equipment located in the Building as Landlord shall deem necessary or reasonably deem desirable; and to make repairs, alterations, improvements and additions to the Premises, the Building or such equipment as Landlord may be required to make by governmental authority or court order or decree.

     (d) No Rights to Light. Air or View. This lease does not grant any rights to light, air or view over or about the real property of Landlord or any other real property. Landlord specifically excepts and reserves to itself all rights to and the use of any roofs, the exterior portions of the Premises, the land, improvements and air and other rights below the improved floor level of the Premises, the improvements and air and other rights above the improved ceiling of Premises, the improvements and air and other rights located outside the demising walls of the Premises and, subject to the restrictions contained in Section 13(n) below, such areas within the Premises as are required for installation of utility lines and other installations required to serve the Building or any occupants of the Building, and Landlord specifically reserves to itself the right to use, maintain and repair same, and no rights with respect thereto are conferred upon Tenant, unless otherwise specifically provided herein.
     (e) Hazardous Substances. Tenant shall comply, at its sole expense, with all Laws relating to the protection of public health, safety and welfare and with all environmental Laws in the use, occupancy and operation of the Premises. Tenant agrees that no Hazardous Substances (as hereinafter defined) shall be used, located, stored or processed on the Premises or be brought into the Building by Tenant except for (i) minor quantities of cleaning materials customary for office use and (ii) aerosol glue in quantities which are both safe and reasonably necessary for Tenant’s normal use in its production room, provided that the foregoing are handled, stored and disposed of in compliance with all applicable Laws, and subject to the provisions of Section 6 of this Lease. Tenant further agrees that no Hazardous Substances will be released or discharged from the Premises (including, but not limited to, ground water contamination), except that aerosol glue shall be vented directly from Tenant’s production room to the extent required by Law or by Landlord, and to the extent permitted by Law, by means of a venting system installed as part of the Tenant’s Work under the Workletter or pursuant to Section 14 of this Lease. The term “Hazardous Substances” shall mean and include all hazardous and toxic substances, waste or materials, any pollutant or contaminant, including, without limitation, PCB’s, asbestos and raw materials that include hazardous constituents or any other similar substances or materials that are now or hereafter included under or regulated by any environmental Laws or that would pose a health, safety or environmental hazard. In the event that Tenant is notified of any investigation or violation of any environmental Law arising from Tenant’s activities at the Premises, Tenant shall immediately deliver to Landlord a copy of such notice. In such event or in the event Landlord reasonably believes that a violation of environmental Law arising from Tenant’s activities exists, Landlord may conduct such tests and studies relating to compliance by Tenant with environmental Laws or the alleged presence of Hazardous Substances upon the Premises as Landlord deems desirable, all of which shall be completed at Tenant’s expense. Landlord’s inspection and testing rights are for Landlord’s own protection only, and Landlord has not, and shall not be deemed to have assumed any responsibility to Tenant or any other party for compliance with environmental Laws, as a result of the exercise, or non-exercise of such rights. Tenant shall indemnify, defend, protect and hold harmless Landlord, its constituent members, and their respective officers, directors, members, partners, agents, employees, successors and assigns (collectively, the “Landlord Parties”), from and against any and all loss, claim, expense, liability and cost (including attorneys’ fees) arising out of or in any way related to the presence of any Hazardous Substance introduced to the Premises during the Term by Tenant or its employees, agents, servants, subtenants or contractors.
     Landlord agrees, as to any Hazardous Substances (as now defined) existing in the Premises on the date hereof, to remove or otherwise remediate such Hazardous Substances if and to the extent required by law, at Landlord’s sole cost and expense.
     (f) Americans with Disabilities Act. Landlord and Tenant acknowledge that the Americans With Disabilities Act of 1990 (42 U.S.C §12101 et seq.) and regulations and guidelines promulgated thereunder, as all of the same may be amended and supplemented from time to time (collectively referred to herein as the “ADA”) establish requirements for business operations, accessibility and barrier removal, and that such requirements may or may not apply to the Premises and the Building depending on, among other things: (1) whether Tenant’s business is deemed a “public accommodation” or “commercial facility”, (2) whether such requirements are “readily achievable”, and (3).whether a given alteration affects a primary function area or triggers “path of travel” requirements. The parties hereby agree that: (a) Landlord shall be responsible for ADA Title III compliance in the common areas of the Building, except as provided below, (b) Tenant shall be responsible for ADA Title III compliance in the Premises, including any leasehold improvements or other work to be performed in the Premises under or in connection with this lease, and (c) Landlord may perform, or require that Tenant perform, and Tenant shall be responsible for the cost of, ADA Title HI “path of travel” requirements triggered by alterations in the Premises. Tenant shall be solely responsible for requirements under Title I of the ADA relating to Tenant’s employees.
     10. SURRENDER OF PREMISES.
     (a) Surrender. Upon the termination of this lease by lapse of time or otherwise or upon the earlier termination of Tenant’s right of possession, Tenant shall surrender possession of the Premises to Landlord and deliver all keys, computer cards or codes and other entry devices to the Premises to Landlord and make known to Landlord the combinations of all locks of vaults then remaining in the Premises, and shall, subject to the following subparagraphs, return the Premises and all equipment and fixtures of Landlord therein to Landlord in as good condition as when Tenant originally took possession, except for ordinary wear and tear, and except for loss or damage by fire or other casualty or condemnation, failing which Landlord may restore the Premises and such equipment and fixtures to such condition, and Tenant shall pay the cost thereof to Landlord on demand.
     (b) Ownership of Improvements. All installations, additions, partitions, hardware, fixtures and improvements, temporary or permanent (including Tenant Alterations), except movable furniture and equipment and other personal property or trade fixtures belonging to Tenant, and except as may be otherwise agreed by Landlord and Tenant pursuant to the

Workletter, in or upon the Premises, whether placed there by Tenant or Landlord, shall, upon the termination of this lease by lapse of time or otherwise or upon the earlier termination of Tenant’s right of possession, become Landlord’s property and shall remain upon the Premises, all without compensation, allowance or credit to Tenant; provided, however, that if at the time Landlord consents to Tenant’s installation of Tenant Alterations or other installations, additions, partitions, hardware, fixtures and improvements or at any other time prior to termination of this lease or Tenant’s right to possession, Landlord requires or agrees to permit removal of the same upon termination, then Tenant, at Tenant’s sole cost and expense, upon termination of this lease by lapse of time or otherwise or upon the earlier termination of Tenant’s right of possession, shall promptly remove such designated items, and Tenant shall thereafter repair any damage to the Premises or the Project caused by such removal, failing which Landlord may remove the same and repair the Premises or the Project, as the case may be, and Tenant shall pay the cost thereof to Landlord on written demand. Without limitation of the foregoing, if any of the Tenant Alterations involved the lowering of ceilings, raising of floors or the installation of specialized wall or floor coverings or lights, then Tenant, at Landlord’s request, shall also be obligated to return such surfaces to their condition prior to the commencement of this lease. Further, at Landlord’s request, Tenant shall be required to close any staircases or other openings between floors within the Premises. Tenant’s failure to perform the work described in the preceding sentences on or before the expiration or earlier termination of this lease or Tenant’s right of possession hereunder, shall, without limitation on other rights or remedies available to Landlord, give rise to the right of Landlord to perform such work, and Tenant shall pay the costs thereof to Landlord on written demand. Notwithstanding any of the foregoing, Tenant shall not be required to remove any Tenant’s Work performed pursuant to the Workletter. Furthermore, Tenant shall not be required to remove the existing staircases between floors of the Premises if this lease expires as to the portion of the Premises in which such staircases are located by lapse of time, without earlier termination of this lease or Tenant’s right of possession as to such portion of the Premises or any other termination of this lease as to all or such portion of the Premises prior to the stated expiration of the Term.
     (c) Removal of Personal Property. Upon the termination of this lease by lapse of time or otherwise or upon the earlier termination of Tenant’s right of possession, Tenant shall remove from the Premises Tenant’s furniture, machinery, safes and other items of movable personal property of every kind and description and Tenant’s trade fixtures, and Tenant shall restore any damage to the Premises or the Project caused thereby (such removal and restoration to be performed prior to the expiration of the Term and prior to or immediately following any earlier termination of this lease or Tenant’s right of possession), failing which Landlord may do so and thereupon the provisions of Section 19(f) shall apply; provided, however, if this lease or Tenant’s possession terminates prior to the originally stated Expiration Date, Tenant may not, without Landlord’s prior written consent, remove any of its furniture, trade fixtures or other personal property for which Landlord paid or gave Tenant an allowance, in whole or in part, in which case, at Landlord’s election, such property shall be deemed to have been conveyed to Landlord as by bill of sale without further payment or credit by Landlord to Tenant.

     (d) Survival. Without limitation of any other obligations of Tenant which shall survive the expiration or termination of this lease, all obligations of Tenant under this Section 10 shall survive the expiration or earlier termination of this lease.
     11. HOLDING OVER. If Tenant retains possession of the Premises or any part thereof after the termination of the lease by lapse of time or otherwise or after the earlier termination of Tenant’s right of possession, Tenant shall pay to Landlord as Rent during such holdover period an amount equal to 150% of the Rent (based on the Base Rent plus the most current Additional Rent Estimate for the entire Premises) on a per diem basis. In addition to and without limiting any other rights and remedies which Landlord may have on account of such holding over by Tenant, Tenant shall indemnify Landlord from and against any and all direct and consequential damages suffered by Landlord on account of such holding over by Tenant, including any damages and claims by tenants entitled to future possession. No occupancy by Tenant after the expiration or other termination of this lease shall be construed to extend the Term. The provisions of this Section 11 shall not be deemed to limit or constitute a waiver of any rights or remedies of Landlord as provided herein or at law or equity.
     12. RULES AND REGULATIONS. Tenant agrees to observe and not to interfere with the rights reserved to Landlord contained in Section 13 hereof and elsewhere in this lease and agrees, for itself, its employees, agents and contractors, to accept and comply with the rules and regulations set forth in Exhibit F attached to this lease, and elsewhere in this lease, and such other rules and regulations as may be adopted from time to time by Landlord for the Building pursuant to Section 13(o) or any other Section of this lease, and to use reasonable efforts to cause its invitees to comply with such rules and regulations. The rules and regulations in Exhibit F and all other rules and regulations made in accordance with this lease are intended and shall be construed to supplement and not limit or restrict in any way any of Landlord’s rights or Tenant’s obligations contained in Section 13 or any other Section of this lease. Nothing contained in this lease shall be construed to impose upon Landlord any duty or obligation to enforce any of said rules and regulations or the terms, covenants or conditions of any other lease against any other tenant or any other person. Landlord shall not, however, discriminatorily enforce against Tenant rules and regulations applicable to office tenants of the Building generally.
     13. RIGHTS RESERVED TO LANDLORD. Landlord reserves and shall have the following rights, each of which shall, unless expressly provided otherwise, be exercisable without notice and without liability of Landlord, its constituent members, or any of their respective agents, partners or employees, to Tenant for damage or injury to property, person or business or for loss or interruption of business, or for any other matter, and without effecting an eviction or disturbance of Tenant’s use or possession, in whole or in part, actual or constructive, or giving rise or entitling Tenant to any claim for set-off, abatement or reduction of Rent or relieving Tenant from the performance of or affecting any of Tenant’s obligations under this lease:

     (a) To change the name or, upon not less than sixty (60) days’ notice, the street address of the Building; provided that if Landlord voluntarily changes the Building’s street address it shall reimburse Tenant for any reasonable printing costs incurred by Tenant to replace obsolete stationery and business cards;
     (b) To install and maintain or remove signs on the exterior and interior of the Building and the Project.
     (c) To prescribe the location and style of the suite number and identification sign or lettering for the Premises.
     (d) To retain at all times, and to use in appropriate instances, pass keys and other entry devices for all doors into and within the Premises; provided, however, that Tenant may from time to time designate limited areas of the Premises as secured areas to which Landlord shall not have access except in emergencies and except as otherwise hereinafter provided. Landlord shall not be required to supply janitor service or other routine maintenance services to any such secured areas. In an emergency, Landlord, Building service personnel or other emergency personnel may immediately use self-help measures, including force, to gain access to any such secured areas, and the expense of repair of any damage caused thereby shall be borne by Tenant, subject to the provisions of Section 16 below. Tenant shall, upon reasonable verbal notice from Landlord, and in the company of an employee of Tenant if Tenant so requires, allow Landlord access to secured areas for the purposes referred to in Sections 13(f) and (i) below.
     (e) To grant to anyone the right to conduct any business or render any service in any part of the Project.
     (f) To enter the Premises for supplying janitor service or other services to be provided to Tenant hereunder, or in the exercise of Landlord’s rights hereunder, and upon reasonable prior notice (except for routine services to be performed by Landlord hereunder, or where this lease otherwise permits entry without notice or in the event of an emergency, in which case immediate entry shall be permitted) for other reasonable purposes.
     (g) To require all persons entering or leaving the Project or any part thereof during such non-business hours as Landlord may from time to time reasonably determine to identify themselves to security personnel by registration or otherwise and to establish their right to enter or leave in accordance with Landlord’s security controls. Landlord shall not be liable in damages or otherwise for any error with respect to admission to or eviction or exclusion from the Project or any part thereof of any person. Notwithstanding anything contained herein to the contrary, in case of fire, casualty, invasion, insurrection, mob, riot, act of terrorism, civil disorder, public excitement or other commotion, or threat thereof, Landlord reserves the right to limit or prevent access to the Project or any part thereof during the continuance of the same, halt elevator service, activate elevator emergency controls, or otherwise take such action or preventive measures reasonably deemed necessary by Landlord for the safety or security of the tenants or other occupants of the Project or the protection of the Project and the property in or about the Project. Tenant agrees to cooperate in any reasonable safety or security program developed by Landlord from time to time.
     (h) To control, restrict and prevent access to any areas of the Project, provided that reasonable access to the Premises shall be maintained.
     (i) To rearrange, relocate, enlarge, reduce or change corridors, exits, elevators, stairs, lavatories, doors, entrances in or to the Building and to decorate and to make repairs, alterations, additions and improvements, structural or otherwise, in or to the Land or the Project or any part thereof, including the Premises, and any adjacent building, land, street or alley, including for the purpose of connection with or entrance into or use of the Land or the Project in conjunction with any adjoining or adjacent building or buildings or pedestrian ways, now existing or hereafter constructed, provided that Landlord uses good faith efforts to maintain reasonable access to the Premises, minimize unreasonable interference with the conduct of Tenant’s business, and avoid any permanent material adverse affect on the appearance of the Premises. In that regard, Landlord may erect scaffolding and other structures reasonably required by the character of the work to be performed, and during such operations to enter upon the Premises upon reasonable prior notice and take into and upon or through any part of the Project, including the Premises, all materials that may be required to do such work or make such decorations, repairs, alterations, improvements or additions, and in connection with any of the foregoing, to close public entryways, other public spaces, stairways or corridors and interrupt or temporarily suspend any services or facilities agreed to be furnished by Landlord. Landlord may at its option do any such work and make any such decorations, repairs, alterations, improvements and additions in and about the Project and the Premises during ordinary business hours, so long as Landlord shall use reasonable efforts in any entry to the Premises not to unreasonably disturb Tenant’s occupancy during business hours of the Building.
     (j) To establish reasonable controls for the purpose of regulating all property and packages to be taken into or removed from the Building and Premises.
     (k) To reasonably regulate delivery of supplies and services in order to ensure the cleanliness and security of the Project and to avoid congestion of the loading docks, receiving areas and freight elevators.

     (l) To approve the weight, size and location of safes, vaults, books, files and other heavy equipment and articles in and about the Premises and the Building so as not to exceed the design live load per square foot designated by the structural engineers for the Building, and to require all such items and furniture and similar items to be moved into or out of the Building and Premises only at such times and in such manner as Landlord shall direct in writing. Tenant shall not install or operate machinery or any mechanical devises of a nature not directly related to Tenant’s ordinary use of the Premises without the prior written consent of Landlord.
     (m) To show the Premises to prospective tenants at reasonable hours during the last twelve (12) months of the Term or to prospective mortgagees, ground lessors or purchasers of the Land or Building or both at any time.
     (n) To erect, use and maintain concealed pipes, ducts, wiring and conduits, and appurtenances thereto, in and through the Premises in walls, below the floor and above the suspended ceiling.
     (o) From time to time to make and adopt such rules and regulations, in addition to or as an amendment to rules and regulations contained in Exhibit F attached to this lease or other Sections of this lease, or adopted pursuant to this or other Sections of this lease, for the use, entry, operation or management of the Premises or the Project or for the protection or welfare of the Project or its tenants or occupants, or any property therein, as Landlord may reasonably determine, and Tenant agrees to accept, abide by and comply with all such rules and regulations.
     (p) To designate and/or approve, prior to installation, all types of window shades, blinds, drapes, awnings or other similar items, and all internal lighting that may be visible from the exterior of the Premises.
     (q) To have access to any mail chute and boxes located in or on the Premises as required by any applicable rules of the Building or of the United States Post Office.
     14. ALTERATIONS.
     (a) Consent; Conditions. Tenant shall not perform any Tenant Alterations without first obtaining the prior written consent of Landlord. Without limitation on the foregoing, Landlord may impose such conditions with respect to Tenant Alterations as Landlord deems appropriate, including, without limitation, requiring Tenant to furnish to Landlord for its approval prior to commencement of any work or entry by Tenant’s contractors into the Premises or the Building, security for the payment of all costs to be in connection with any such Tenant Alterations (if reasonably deemed prudent by Landlord), insurance against liabilities which may arise out of the Tenant Alterations and plans and specifications and permits necessary for the Tenant Alterations.
     Landlord agrees not to unreasonably withhold or delay its consent to any Tenant Alterations; provided, however, that Landlord shall not be deemed to have acted unreasonably if it withholds its consent because, in Landlord’s opinion, such work: could adversely affect building systems, the structure of the Building or the safety of its occupants; would increase Landlord’s cost of repairs, insurance or furnishing services or otherwise adversely affect Landlord’s ability to efficiently operate the Building or furnish services to Tenant or other tenants; involves toxic or hazardous materials; could be costly or hazardous to remove or demolish; requires entry into another tenant’s premises or use of public areas; or is prohibited by any mortgage on the Building. The foregoing reasons, however, shall not be exclusive of the reasons for which Landlord may reasonably withhold consent, whether or not such other reasons are similar or dissimilar to the foregoing.
     In addition, Tenant may perform certain interior decorating or other non-structural alterations to the Premises such as carpeting, painting (so long as the odors from the same do not interfere with any other tenant’s operations), hanging artwork or wall coverings, installing furniture systems, or other similar interior decorating improvements, without obtaining Landlord’s consent therefor, but only if (i) such items do not affect the Building structure or systems, the public areas of the Building or any other tenant space, (ii) the cost of such items does not exceed, in any twelve-month period, $25,000.00 and (iii) Tenant gives prior written notice to Landlord of such items, including a description of the contemplated work and the types of materials being used, and subject to the remaining requirements of this Section except that approval of plans and specifications shall not be required for interior decorating where plans and specifications are not appropriate for the work to be performed.
     (b) Contractors. Tenant Alterations shall be done at Tenant’s expense by agents or contractors hired by Tenant who are reasonably acceptable to Landlord and whose work will not cause or threaten to cause disharmony or interference with Landlord or other tenants, contractors or service providers at the Building. Before employing any such contractors, Tenant shall submit to Landlord the names and addresses of such contractors.
     (c) Costs; Mechanic Liens. Tenant shall promptly pay the cost, when due, of all Tenant Alterations. In addition to the cost of such Tenant Alterations, Tenant shall also pay to Landlord or to its designated agent, as Landlord shall direct, an amount equal to ten percent (10%) of the hard costs of Tenant Alterations when such hard costs are less than $100,000.00 in any instance and five percent (5%) of the hard costs of Tenant Alterations when such hard costs are $100,000.00 or more, as a coordination and management fee allocable to the Tenant Alterations. Upon completion of any Tenant Alterations, Tenant shall deliver to Landlord, if payment is made directly to contractors, evidence of payment, contractors’ affidavits and full and final waivers of all liens for labor, services and materials sufficient to waive all rights to liens under the Illinois Mechanic’s Lien law arising or from the work done. Tenant shall not permit any lien or claim for lien of any mechanic, labor or supplier or any other lien to be filed against the Building, the Land or the Premises or any part thereof, arising out of any Tenant Alterations or other work performed or alleged to be performed, by or at the direction of Tenant. If any such lien or claim for lien is filed, Tenant shall, within ten (10) days of receiving notice of such lien or claim, (i) have such lien or claim for lien released of record, (ii) cause Landlord’s title insurer to insure over such lien or claim for lien on each outstanding owner’s and loan policy or (iii) deliver to Landlord security in form, content, and amount satisfactory to Landlord relative to such lien or claim for lien. Without limitation of the foregoing, Tenant shall indemnify, defend and hold harmless, Landlord and the other Landlord Parties, from and against any such lien or claim for lien, and the foreclosure or attempted foreclosure thereof. If Tenant fails to take the one of the actions described in subclauses (i), (ii) or (iii) above, then Landlord, without investigating the Validity of such lien or claim for lien, may pay or discharge the same, and Tenant shall, as payment of additional Rent hereunder, reimburse Landlord upon demand for the payment so paid by Landlord, including Landlord’s expenses and attorneys’ fees related thereto.
     (d) General. Tenant agrees to indemnify, defend by counsel reasonably acceptable to Landlord and hold Landlord and the other Landlord Parties, and the Project, harmless of, from and against any and all losses, damages, liabilities, claims, liens; costs and expenses, including without limitation court costs and reasonable attorneys’ fees and expenses, arising in connection with any Tenant Alterations. All Tenant Alterations done by Tenant or its contractors, including work done pursuant to Section 9, shall be performed in a first class workerlike manner using only good grades of materials and shall comply with all insurance requirements of Landlord and all Laws. Within thirty (30) days after substantial completion of any Tenant Alterations by or on behalf of Tenant, Tenant shall furnish to Landlord “as built” working drawings of such Tenant Alterations. All Tenant Alterations shall be performed in accordance with Landlord’s standard construction rules and regulations for the Building. In no event shall any supervision or right to supervise by Landlord, nor shall any approvals given by Landlord hereunder, constitute any warranty by Landlord to Tenant of the adequacy of the design, workmanship or quality of the Tenant Alterations, or impose any liability upon Landlord in connection with the performance of such work.
     15. ASSIGNMENT AND SUBLETTING.
     (a) Prohibitions. Tenant shall not, either prior or subsequent to the commencement of the Term, (i) assign, transfer, mortgage, pledge, hypothecate or encumber or subject to or permit to exist Upon or be subjected to any lien or charge, this lease or any interest under it, (ii) allow to exist or occur any transfer of or lien upon this lease or Tenant’s interest herein by operation of law, (iii) sublet the Premises or any part thereof, or (iv) permit the use or occupancy of the Premises or any part thereof for any purpose not provided for under Section 6 of this lease or by anyone other than Tenant and Tenant’s employees. Landlord has the absolute right to withhold its consent to any of such acts without giving any reason whatsoever, except as herein expressly provided to the contrary in Section 15(d). In no event shall this lease be assigned or assignable by voluntary or involuntary bankruptcy proceedings or otherwise, except as provided by law, and in no event shall this lease or any rights or privileges hereunder be an asset of Tenant under any bankruptcy, insolvency or reorganization proceedings, except as provided by law. Any of the foregoing performed or attempted in violation of the provisions of this Section shall be null and void.
     (b) Continuing Liability. No assignment, subletting, use, occupancy, transfer or encumbrance by Tenant shall operate to relieve Tenant from any covenant, liability or obligation hereunder except to the extent, if any, expressly provided for in any such written consent of Landlord to the foregoing, and none of the foregoing, and no consent to any of the foregoing, shall be deemed to be a consent to or relieve Tenant from obtaining Landlord’s consent to any subsequent assignment, subletting, use, occupancy, transfer or encumbrance. Tenant shall pay all of Landlord’s reasonable costs, charges and expenses, including, without limitation, reasonable attorneys’ fees and expenses, incurred .in connection with any assignment, subletting, use, occupancy, transfer or encumbrance made or requested by Tenant.
     (c) Notice of Proposed Assignment or Sublease; Recapture. Tenant shall, by notice in writing, advise Landlord of its intention from, on and after a stated date (which shall not be less than thirty (30) nor more than one hundred eighty (180) days after the date of the giving of Tenant’s notice to Landlord) to assign this lease or sublet all or any part of the Premises for the balance or any part of the Term, and, in such event, Landlord shall have the right, to be exercised by giving written notice to Tenant within fifteen (15) days after its receipt of Tenant’s notice, (1) in the case of (A) an assignment of this Lease or (B) a subletting of space which, when added to all prior sublettings of space which are still in effect, aggregates 15,000 square feet or more of Rentable Area, to terminate this lease with respect to the space described in Tenant’s notice as of the date stated in Tenant’s notice for the commencement of the proposed assignment or sublease, or (2) to consent or refuse to consent to the proposed assignment or sublease, as described in Section 15(d) below. Tenant’s notice shall include the name and address of the proposed assignee or subtenant, a true and complete copy of the. proposed assignment or sublease and sufficient information, as Landlord deems reasonably necessary, to permit Landlord to determine (i) the financial responsibility and character and the nature of the business of the proposed assignee or subtenant, and (ii) whether Landlord has the right under this lease to withhold consent to the proposed assignment or sublease. If Tenant’s notice covers all of the Premises and if Landlord exercises its right to terminate this lease as to such space, then this lease shall expire and end on the date stated in Tenant’s notice for the commencement of the proposed assignment or sublease as fully and completely as if that date had otherwise been the Expiration Date. If, however, Tenant’s notice covers less than all of the Premises, and if Landlord exercises its right to terminate this lease with respect to such space described in Tenant’s notice, then as of the date stated in Tenant’s notice for the commencement of the proposed sublease, the Base Rent and Tenant’s Proportionate Share shall be adjusted on the basis of the number of square feet of

Rentable Area retained by Tenant, and this lease as so amended, shall continue thereafter in full force and effect. Landlord shall pay the cost of separately demising any such space.
     Notwithstanding any of the foregoing to the contrary, if Landlord notifies Tenant that Landlord has elected to terminate this lease with respect to the space described in a notice from Tenant regarding a prospective assignment or sublease transaction, as described in clause (1) above, Tenant shall have the right, at its election, to rescind its earlier notice to Landlord regarding such transaction, which rescission shall be exercised by notice to Landlord no later than five (5) days following Tenant’s receipt of Landlord’s election (time being of the essence), whereupon this lease shall continue in full force and effect, and Tenant’s earlier notice to Landlord of a desire to make the subject assignment or sublease shall be deemed null and void.
     (d) Grounds for Withholding Consent. If Landlord, upon receiving Tenant’s notice with respect to any such space, does not exercise its right to terminate as aforesaid or is not entitled to do so, Landlord will not unreasonably withhold or delay its consent to Tenant’s assignment of this lease or subletting the space covered by Tenant’s notice. Landlord shall not be deemed to have unreasonably withheld its consent to a proposed assignment of this lease or to a proposed sublease of part or all of the Premises if its consent is withheld because: (i) any monetary default or any other uncured Default by Tenant shall then exist (which shall no longer be a basis for withholding consent if such default or Default is cured); (ii) any notice of termination of this lease or termination of Tenant’s right of possession shall have been given under Section 19; (iii) either the portion of the Premises which Tenant proposes to sublease, or the remaining portion of the Premises, or the means of ingress or egress to either the portion of the Premises which Tenant proposes to sublease or the remaining portion of the Premises is of such nature that it will violate any applicable Law, is of such accessibility, size or irregular shape so as not to be suitable for normal renting purposes as space on a multi-tenant floor within the Building; (iv) the proposed use of the Premises by the proposed assignee or subtenant does not conform with the use set forth in Section 6 hereof, or will violate any applicable Law, will impose any obligation upon Landlord or increase Landlord’s obligations under or cost of compliance with any Laws, or will violate any exclusive right Landlord has granted to any tenant of any part of the Project; (v) in the reasonable judgment of Landlord the proposed assignee or subtenant is of a character or is engaged in a business which would be deleterious to the reputation of the Project, Landlord or any of the constituent members of Landlord; (vi) in the reasonable judgment of Landlord, the proposed assignee or subtenant is not sufficiently financially responsible to perform its obligations under the proposed assignment or sublease; (vii) the proposed assignee or subtenant is a government (or subdivision or agency thereof); or (viii) the proposed assignee or subtenant is an occupant of the Building and Landlord has space available and suitable for it; provided, however, that the foregoing are merely examples of reasons for which Landlord may withhold its consent and shall not be deemed exclusive of any permitted reasons for reasonably withholding consent, whether similar or dissimilar to the foregoing examples, and Landlord may consider all relevant factors in determining whether to give or withhold its consent. Tenant agrees that all advertising by Tenant or on Tenant’s behalf with respect to the assignment of this lease or subletting of any part of the Premises must be approved in writing by Landlord prior to publication, which approval shall not apply to the quoted rent, and shall not be unreasonably withheld or delayed.
     (e) Excess Rent Payment. If Tenant (as Tenant or debtor-in-possession) shall assign this lease or sublet the Premises, or any part thereof, at a rental or for other consideration in excess of the Rent or pro rata portion thereof due and payable by Tenant under this lease, then Tenant shall pay to Landlord as additional Rent one-half (1/2) of any such excess rent or other consideration immediately upon receipt under any such assignment or, in the case of a sublease, (i) on the later of the first day of each month during the term of any sublease, or the day of receipt from such subtenant, one-half (1/2) of the excess of all rent and other consideration paid by the subtenant for such month over the Rent then payable to Landlord pursuant to the provisions of this lease for said month (or if only a portion of the Premises is being sublet, one-half (1/2) of the excess of all rent and other consideration due from the subtenant for such month over the portion of the Rent then payable to Landlord pursuant to the provisions of this lease for said month which is allocable on a Rentable Area basis to the space sublet), and (ii) immediately upon the receipt thereof, one-half (1/2) of any other consideration realized by Tenant from such subletting. Landlord shall not be responsible for any deficiency if Tenant shall assign this lease or sublet the Premises or any part thereof at a rental less than that provided for herein. Whenever reference is made to the “excess” of rent or other consideration, such excess shall be reduced by charging against the rent or other consideration paid by such assignee or subtenant, reasonable brokerage commissions and leasehold improvements which Tenant has paid in connection with assigning the lease or subleasing the applicable portion of the Premises. Amounts received by Tenant representing the reasonable value of assets other than this lease (such as personal property and trade fixtures) sold in conjunction with an assignment or sublease shall not be taken into account as consideration paid for the assignment or sublease.
     (f) Lease Assumption; Subtenant Attornment. If Tenant shall assign this lease, the assignee shall expressly assume all of the obligations of Tenant thereafter accruing hereunder in a written instrument provided by Landlord and delivered to Landlord not later than ten (10) days prior to the effective date of the assignment. If Tenant shall sublease any part of the Premises, Tenant shall obtain and furnish to Landlord, not later than ten (10) days prior to the effective date of such sublease and in form reasonably satisfactory to Landlord, the written agreement of such subtenant to the effect that the subtenant will attorn to Landlord, at Landlord’s option and written request (at Landlord’s sole election), on the terms and conditions of the sublease if this lease terminates before the expiration of the sublease, provided that (if Landlord makes such election) at the time of such attornment Landlord agrees to recognize and be bound by the terms of such sublease. Tenant shall, not later than fifteen (15) days after the effective date of any such assignment or sublease, deliver to Landlord a certified copy of the instrument of assignment or sublease.

     (g) Corporation, Partnership and Limited Liability Company Transfers. If Tenant is a corporation, any transaction or series of transactions (including without limitation any dissolution, merger, consolidation or other reorganization of Tenant, or any issuance, sale, gift, transfer or redemption of any capital stock of Tenant, whether voluntary, involuntary or by operation of law, or any combination of any of the foregoing transactions) resulting in the transfer of control of Tenant, other than by reason of death or retirement, shall be deemed to be a voluntary assignment of this lease by Tenant subject to the provisions of this Section 15. If Tenant is a partnership or limited liability company, any transaction or series of transactions (including without limitation any withdrawal or admittance of a partner or member or any change in any partner’s or member’s interest in Tenant, whether voluntary, involuntary or by operation of law, or any combination of any of the foregoing transactions) resulting in the transfer of control of Tenant, other than by reason of death or retirement, shall be deemed to be a voluntary assignment of this lease by Tenant subject to the provisions of this Section 15. The term “control” as used in this lease means the power to directly or indirectly direct or cause the direction of the management or policies of the subject entity, whether through the ownership of voting securities or other beneficial interests or otherwise.
     Notwithstanding any of the foregoing, the provisions of this Section 15(g) shall not apply to an entity the outstanding voting stock of which is listed at the time of a transaction referred to herein on a “national securities exchange”, as defined in the Securities Exchange Act of 1934.
     (h) Permitted Transfers. Notwithstanding any of the foregoing, Landlord’s consent shall not be required for an assignment or sublet to a Tenant Successor or Tenant Affiliate (as such terms are hereinafter defined), and Landlord shall not terminate this lease with respect to the Premises or any portion of the Premises as a result of such assignment or sublet to a Tenant Successor or Tenant Affiliate, as long as (i) Tenant gives reasonable prior notice to Landlord of the proposed assignment or sublet; (ii) if an assignment, such assignee assumes the obligations of Tenant under this lease; (iii) if an assignment to a Tenant Successor, in the reasonable judgment of Landlord such assignee has a net worth (computed in accordance with generally accepted accounting principles) equal to or greater than the original named Tenant at the time of such assignment; and (iv) if an assignment to a Tenant Affiliate, in the reasonable judgment of Landlord such assignee is sufficiently financially responsible to perform the obligations of the Tenant under this lease. As used herein, the term “Tenant Successor” shall mean any entity (i) which results from a merger or consolidation with the original Tenant under this lease or (ii) which acquires all or substantially all of the assets of the original Tenant under this lease for a legitimate business purpose; and the term “Tenant Affiliate” shall mean any entity which is controlled by, controls, or is under common control with (A) the original Tenant named in this lease or (B) a Tenant Successor.

     16. WAIVERS OF CERTAIN CLAIMS. INDEMNITIES.
     (a) General Waiver. In addition to and without limiting or being limited by any other releases or waivers of claims in this lease, but rather in confirmation and furtherance thereof, to the extent not prohibited by law, Landlord and Tenant each releases and waives any and all claims for, and rights to recover, damages against and from the other, and the other’s respective agents, members, partners, shareholders, officers and employees (collectively, the “Released Parties”), for loss, damage or destruction to any of its property (including the Premises, the Building and their contents), the elements of which are insured against by the party suffering such loss, damage or destruction, or are required under Section 22 hereof to be insured against by such party. In no event shall this clause be deemed, construed or asserted (i) to affect or limit any claims or rights against any Released Parties other than the right to recover damages for loss, damage or destruction to property, or (ii) to benefit any third party other than the Released Parties.
     (b) indemnity by Tenant. In addition to and without limiting or being limited by any other indemnity in this lease, but rather in confirmation and furtherance thereof, to the extent not prohibited by law, Tenant agrees to indemnify, defend by counsel reasonably acceptable to Landlord and hold Landlord and the Landlord Parties, and the Project, harmless of, from and against any and all losses, damages, liabilities, claims, liens, costs and expenses, including court costs and reasonable attorneys’ fees and expenses, imposed on them in connection with injury to or death of third parties, other than the Landlord Parties, or with respect to damage to or theft, loss or loss of the use of any properly of third parties, other than the Landlord Parties, occurring in or about the Premises or the Project arising from Tenant’s occupancy of the Premises, or the conduct of its business or from any activity, work, or thing done, permitted or suffered by Tenant in or about the Premises or the Project, or due to any other negligent act or omission or wilful misconduct of Tenant, or any of its employees, agents or contractors.
     (c) Indemnity by Landlord. In addition to and without limiting or being limited by any other indemnity in this lease, but rather in confirmation and furtherance thereof, to the extent not prohibited by law, Landlord agrees to indemnify, defend by counsel reasonably acceptable to Tenant and hold Tenant, its constituent members, and their respective officers, directors, members, partners, agents, employees, successors and assigns (collectively, the “Tenant Parties”) harmless of, from and against any and all losses, damages, liabilities, claims, liens, costs and expenses, including court costs and reasonable attorneys’ fees and expenses, imposed on them in connection with injury to or death of third parties, other than the Tenant Parties, occurring within the common areas of the Building, or with respect to damage to or theft, loss or loss of the use of property of third parties, other than Tenant Parties, occurring within the common areas of the Building, but only to the extent that the foregoing losses, damages, liabilities, claims, liens, costs and expenses arise from or are caused directly or indirectly by any negligent act or omission or wilful misconduct of Landlord, or any of its employees, agents, officers, directors or partners. Such third parties shall not be deemed third party beneficiaries to this lease.

     (d) Waiver. To the extent permitted by law, Tenant releases Landlord and the Landlord Parties from, and waives all claims for, damage or injury to person or property sustained by the Tenant or any occupant of the Building or Premises resulting directly or indirectly from any existing or future condition, defect, matter or thing in and about the Project or the Premises or any part of either or any equipment or appurtenance therein, or resulting from any accident in or about the Project or resulting directly or indirectly from any act of neglect of any tenant or occupant of the Building or of any other person, including Landlord’s agents and servants, except where resulting from the neglect or willful act of Landlord or any of the Landlord Parties. Tenant hereby waives any consequential damages, compensation or claims for inconvenience or loss of business, rents, or profits as a result of any injury or damage occurring at or about the Building.
     (e) Landlord’s Negligence. Subject to the provisions of Section 16(a), no agreement of Tenant in this lease shall be deemed to exempt Landlord from liability or damages for injury to persons or damage to property caused by or resulting from the negligence of Landlord, its agents, servants or employees, in the operation or maintenance of the Premises or Building.
     17. DAMAGE OR DESTRUCTION BY CASUALTY.
     (a) Termination of Lease: Repair by Landlord. If the Premises or the Building shall be damaged by fire or other casualty and if such damage does not render all or a substantial portion of the Premises or the Building untenantable (as hereinafter defined), then Landlord shall proceed with reasonable promptness to repair and restore the Building and the Premises so as to render the Premises tenantable, subject to reasonable delays for insurance adjustments and delays caused by matters beyond Landlord’s reasonable control, and also subject to zoning laws and building codes then in effect. If any such damage renders all or a substantial portion of the Premises or the Building untenantable, Landlord shall, with reasonable promptness after the occurrence of such damage, estimate the length of time that will be required to substantially complete the repair and restoration of the Building and the Premises, as the case may be, necessitated by such damage and shall by notice advise Tenant of such estimate. If it is so estimated that the amount of time required to substantially complete such repair and restoration will exceed two hundred seventy (270) days from the date such damage occurred, then either Landlord or Tenant (but Tenant shall have such right only if the damage was not caused by the willful act of Tenant, its agents, employees or contractors, and only if all or a substantial portion of the Premises is rendered untenantable and the estimated time for Landlord required to substantially complete such repair or restoration to render the Premises tenantable will exceed such two hundred seventy (270) day period) shall have the right to terminate this lease as of the date of notice of such election by giving notice to the other at anytime within twenty (20) days after Landlord gives Tenant the notice containing said estimate (it being understood that Landlord may, if it elects to do so, also give such notice of termination together with the notice containing said estimate). Unless this lease is terminated as provided in the preceding sentence, Landlord shall proceed with reasonable promptness to repair and restore the Building or the Premises so as to render the Premises tenantable, subject to reasonable delays for insurance adjustments and delays caused by matters beyond Landlord’s reasonable control, and also subject to zoning laws and building codes then in effect. Landlord shall have no liability to Tenant, and Tenant shall not be entitled to terminate this lease (except as hereinafter provided) if such repairs and restoration are not in fact completed within the time period estimated by Landlord, as aforesaid, or within said two hundred seventy (270) days. However, if such repairs and restoration are not completed by a date (“Outside Date”) which is twelve (12) months after the date of such fire or other casualty (or ninety-five (95) days after the expiration of the time period estimated by Landlord as aforesaid, if longer than two hundred seventy (270) days and neither party terminated the lease as permitted), which Outside Date shall be extended by all periods of delay attributable to the acts or omissions of Tenant or Tenant’s agents, employees or contractors, for any reason whatsoever, then tenant may terminate this lease, effective as of the date of notice of such election, by giving written notice to Landlord within the thirty (30) day period after said Outside Date as extended as aforesaid, but prior to substantial completion of repair or restoration. Notwithstanding anything to the contrary herein set forth: (i) Landlord shall not be obligated (but may, at its option, so elect) to repair or restore the Premises or Building if the damage is due to an uninsurable casualty or if insurance proceeds are insufficient to pay for such repair or restoration, or if any Mortgagee applies proceeds of insurance to reduce its loan balance, and the remaining proceeds, if any, available to Landlord are not sufficient to pay for such repair or restoration, provided that if Landlord does not elect in the circumstances referred to in this clause to repair or restore the Premises, Landlord shall so notify Tenant and Tenant shall thereafter have the right to terminate this lease upon notice to that effect given within thirty (30) days after receipt of such notice from Landlord, time being of the essence; or (ii) if any such damage rendering all or substantial portion of the Premises or Building untenantable shall occur during the last year of the Term, either party (but as to Tenant’s right, only if all or a substantial portion of the Premises is rendered untenantable) shall have the option to terminate this lease by giving written notice to the other within thirty (30) days after the date such damage occurred, and if such option is so exercised, this lease shall terminate as of the date of such notice.
     (b) Abatement of Rent. In the event any such fire or casualty damage renders the Premises untenantable, Rent shall abate during the period beginning with the date of such damage and ending with the date when Landlord substantially completes its repair or restoration required hereunder. Such abatement shall be in an amount bearing the same ratio to the total amount of Rent for such period as the portion of the Rentable Area of the Premises which is untenantable and not used by Tenant from time to time bears to the Rentable Area of the entire Premises. In the event of termination of this lease pursuant to this Section 17, Rent shall be apportioned on a per diem basis and be paid to the date of the termination, subject to the foregoing abatement.
     (c) Untenantability. As used in this lease, the term “untenantable” means reasonably incapable of being occupied for its intended use due to damage to the Premises or Building. Notwithstanding anything contained to the contrary in this Section 17, neither the Premises nor any portion of the Premises shall be deemed untenantable if Tenant continues to actually occupy the subject portion of the Premises.
18. EMINENT DOMAIN.
     (a) Substantial Taking. If the entire Project or the entire Building, or a substantial part of either of them, or any part of the Project which includes all or a substantial part of the Premises, shall be taken or condemned by any competent authority for any public or quasi-public use or purpose, the Term of this lease shall end upon and not before the earlier of the date when the possession of the part so taken shall be required for such use or purpose or the effective date of the taking. If any condemnation proceeding shall be instituted in which it is sought to take or damage any part of the Project, the taking or damaging of which would, in Landlord’s reasonable opinion, prevent the economical operation of the Project, Landlord shall have the right to terminate this lease upon written notice to Tenant given not less than ninety (90) days prior to the date of termination designated in the notice. In either of the events above referred to, Rent shall be apportioned on a per diem basis and be payable to the date of the termination.
     (b) Taking of Part. In the event a part of the Building or the Premises is taken or condemned by any competent authority and this lease is not terminated as provided in Section 18(a) above, the lease shall be amended to reduce the Monthly Base Rent and reduce or increase, as the case may be, Tenant’s Proportionate Share to reflect the Rentable Area of the Premises or Building, as the case may be, remaining after any such taking or condemnation. Landlord, upon receipt and to the extent of the award in condemnation (or proceeds of sale) shall make necessary repairs and restorations to the Premises and to the Building to the extent necessary to constitute the portion of the Building not so taken or condemned as a complete architectural and economically efficient unit.
     (c) Compensation. Landlord shall be entitled to receive the entire award (or sale proceeds) from any such taking, condemnation or sale without any payment to Tenant, and Tenant hereby assigns to Landlord all of Tenant’s interest, if any, in such award; provided, however, Tenant shall have the right separately to pursue against the condemning authority a separate award in respect of the loss, if any, to Tenant Alterations paid for by Tenant without any credit or allowance from Landlord, so long as there is no diminution of Landlord’s award as a result, and subject to the rights of any ground lessor or mortgagee of Landlord with respect thereto.
     19. DEFAULT; LANDLORD’S RIGHTS AND REMEDIES.
     (a) Default. The occurrence of any one or more of the following matters constitutes a “Default” by Tenant under this lease:
     (i) Failure by Tenant to pay any Rent when due, if such failure continues for five (5) days after written notice to Tenant of such failure;

     (ii) Failure by Tenant to pay any other money required to be paid by Tenant under this lease when due, if such failure continues for five (5) days after written notice to Tenant of such failure;
     (iii) Failure by Tenant to observe or perform any of the covenants in respect of assignment and subletting set forth in Section 15;
     (iv) Failure by Tenant to cure forthwith, immediately after receipt of notice from Landlord, any hazardous condition which Tenant has created or permitted in violation of law or of this lease;
     (v) Failure by Tenant to complete, execute and deliver any instrument or document required to be completed, executed and delivered by Tenant pursuant to Section 20 or Section 24 of this lease within the time required for such instrument or document in accordance with such Sections, if such failure continues for five (5) business days after written notice to Tenant of such failure;
     (vi) Failure by Tenant to observe or perform any other covenant, agreement, condition or provision of this lease, if such failure shall continue for thirty (30) days after written notice thereof from Landlord to Tenant; provided that such 30-day period shall be extended for the time reasonably required to complete such cure (not to exceed, in any event, an additional 90-day period), if such failure cannot reasonably be cured within said 30-day period and Tenant commences to cure such failure within said 30-day period and thereafter diligently and continuously proceeds to cure such failure;
     (vii) The levy upon execution or the attachment by legal process of the leasehold interest of Tenant, which levy or attachment shall not be released or discharged within ten (10) days from the date thereof;
     (viii) Tenant abandons the Premises;
     (ix) Tenant becomes insolvent or bankrupt or admits in writing its inability to pay its debts as they mature, or makes an assignment for the benefit of creditors, or applies for or consents to the appointment of a trustee or receiver for Tenant or for the major part of its property;
     (x) A trustee or receiver is appointed for Tenant or for a major part of its property, without Tenant’s application therefor or consent thereto, and is not discharged within sixty (60) days after such appointment;
     (xi) Any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding for relief under any bankruptcy law or similar law for the relief of debtors, is instituted (A) by Tenant, or (B) against Tenant and is allowed against it or is consented to by it or is not dismissed within sixty (60) days after such institution; or
     (xii) Upon the third occurrence within any twelve-month period that Tenant fails to pay Rent when due or has breached a particular covenant of this lease (whether or not such failure or breach is thereafter cured within any stated cure or grace period or statutory period).
       (b) Landlord’s Rights and Remedies. If a Default occurs, Landlord shall have the rights and remedies hereinafter set forth, which shall be distinct, separate and cumulative and shall not operate to exclude or deprive Landlord of any other right or remedy allowed it at law or in equity:
     (i) Landlord may terminate this lease, in which event the Term of this lease shall end, and all right, title and interest of Tenant hereunder shall expire, on the date stated in such notice;
     (ii) Landlord may terminate the right of Tenant to possession of the Premises without terminating this lease, whereupon the right of Tenant to possession of the Premises or any part thereof shall cease on the date stated in such notice; and
     (iii) Landlord may enforce the provisions of this lease and may enforce and protect the rights of Landlord hereunder by a suit or suits in equity or at law for the specific performance of any covenant or agreement contained herein, and, except as specifically hereinafter provided, for the enforcement of any other appropriate legal or equitable remedy, including without limitation injunctive relief, recovery of all money due or to become due from Tenant under any of the provisions of this lease and recovery of damages incurred by Landlord by reason of the Default. Notwithstanding any of the foregoing or anything else to the contrary in this lease, Landlord waives all rights to distrain for rent against Tenant’s property in the Premises.
     (iv) Landlord may cure or correct such Default or take steps to perform any covenant, agreement, condition or provisions of this lease, and all costs and expenses incurred by Landlord in so doing (including reasonable attorneys’ fees) shall be paid by Tenant to Landlord as additional rent upon demand plus interest at the Default Rate (defined in Section 28(i)) from the date of expenditure. Landlord’s proceeding under the rights reserved to Landlord under this Section 19(b)(iv) shall not in any way prejudice or waive any rights as Landlord might otherwise have against Tenant by reason of that or any other Default.

     (c) Surrender. If Landlord exercises any of the remedies provided for in subparagraphs (i) and (ii) of Section 19(b), Tenant shall surrender possession of and vacate the Premises and immediately deliver possession thereof to Landlord, and Landlord may re-enter and take complete and peaceful possession of the Premises, with process of law if Tenant is in occupancy of the Premises, full and complete license so to do being hereby granted to Landlord, and Landlord may remove all occupants and property therefrom, using such lawful force as may be necessary, without being deemed in any manner guilty of trespass, eviction or forcible entry and detainer, and without relinquishing Landlord’s right to Rent or any other right given to Landlord hereunder or by law or in equity.
     (d) Termination of Right of Possession. If Landlord terminates the right of Tenant to possession of the Premises without terminating this lease, as provided for by subparagraph (ii) of Section 19(b), then Landlord shall be entitled to recover from Tenant all the fixed dollar amounts of Rent accrued and unpaid for the period up to and including such termination date, as well as all other additional sums payable by Tenant, or for which Tenant is liable or in respect of which Tenant has agreed to indemnify Landlord under any of the provisions of this lease, which may be then owing and unpaid, and all costs and expenses, including without limitation court costs and reasonable attorneys’ fees and expenses incurred by Landlord in the enforcement of its rights and remedies hereunder, and in addition, Landlord shall be entitled to recover from Tenant from time to time, and Tenant shall remain liable for, all Rent and all other additional sums thereafter accruing as they become due under this lease during the period from the date of such notice of termination of possession to the stated end of the Term. In any such case, Landlord shall use reasonable efforts to relet the Premises for the account of Tenant for such rent, for such time (which may be for a term extending beyond the Term of this lease), in such portions and upon such terms as Landlord in Landlord’s reasonable judgment shall determine, and Landlord shall not be required to accept any tenant offered by Tenant or to observe any instructions given by Tenant relative to such reletting. Landlord may give priority over leasing the Premises to any other space Landlord desires to lease in the Building and shall not be required in any case to offer rent, length of terms or other terms for the Premises which are or would be less favorable to Landlord than being offered for comparable space of Landlord in the Building. Also, in any such case, Landlord may make repairs, alterations and additions in or to the Premises and redecorate the same to the extent deemed by Landlord necessary, and in connection therewith Landlord may change the locks to the Premises, and Tenant shall upon written demand pay the cost thereof together with Landlord’s expenses of reletting. Landlord may collect the rents from any such reletting and shall apply the same first to the payment of the expenses of reentry, redecoration, repair, alterations and reletting and second to the payment of Rent herein provided to be paid by Tenant, and any excess or residue shall operate only as an offsetting credit against the amount of Rent, if any, due and owing or as the same thereafter becomes due and payable hereunder, but the use of such offsetting credit to reduce the amount of Rent due Landlord, if any, shall not be deemed to give Tenant any right, title or interest in or to such excess or residue, and any such excess or residue shall belong to Landlord solely; provided that in no event shall Tenant be entitled to such a credit against Rent in excess of the aggregate sum (including Base Rent and

Additional Rent) which would have been paid by Tenant for the period for which the credit to Tenant is being determined had no Default occurred. No such re-entry, repossession, repairs, alterations, additions or reletting shall be construed as an eviction or ouster of Tenant or as an election on Landlord’s part to terminate this lease, unless a written notice of such intention is given to Tenant, or shall operate to release Tenant in whole or in part from any of Tenant’s obligations hereunder, and Landlord may, at any time and from time to time, sue and recover judgment for any deficiencies from time to time remaining after the application from time to time of the proceeds of any such reletting.
     (e) Termination of Lease. In the event of the termination of this lease by Landlord as provided for by subparagraph (i) of Section 19(b), Landlord shall be entitled to recover from Tenant all the fixed dollar amounts of Rent accrued and unpaid for the period up to and including such termination date, as well as all other additional sums payable by Tenant, or for which Tenant is liable or in respect of which Tenant has agreed to indemnify Landlord under any of the provisions of this lease, which may be then owing and unpaid, and all costs and expenses, including without limitation court costs and reasonable attorneys’ fees and expenses incurred by Landlord in the enforcement of its rights and remedies hereunder, and in addition, Landlord shall be entitled to recover an amount equal to the present value of the aggregate Base Rent and Additional Rent payable for the period from the termination date stated in Landlord’s notice terminating this lease until the date which would have been the Expiration Date but for such termination, less the present value of the fair rental value of the Premises for the same period (which fair rental value shall be calculated so as to include a reasonable vacancy period for reletting the Premises and deductions for reasonable expenses and inducements incurred by Landlord to achieve such reletting, including without limitation attorneys’ fees and expenses, brokerage fees, advertising costs, rent abatements, tenant improvement allowances and the like).
     (f) Tenant’s Property. All property of Tenant removed from the Premises by Landlord or which becomes Landlord’s property pursuant to any provisions of this lease or by law may be handled, removed or stored by Landlord at the cost and expense of Tenant, and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. Tenant shall pay Landlord for all expenses incurred by Landlord in such removal and for storage charges for such property so long as the same shall be in Landlord’s possession or under Landlord’s control. All property not removed from the Premises or retaken from storage by Tenant on or before the end of the Term, however terminated, or the termination of Tenant’s right of possession, shall, at Landlord’s option, be conclusively deemed to have been conveyed by Tenant to Landlord as by bill of sale, without further payment or credit by Landlord to Tenant.
     (g) Waiver of Notices Not Provided for in this Lease. Tenant expressly waives the service of any notice of intention to terminate this lease or to reenter the Premises and waives the service of any demand for payment of rent or for possession and waives the service of any and every other notice or demand prescribed by any ordinance, statute or other law (except as expressly otherwise provided in this lease) and agrees that the breach of any covenants or agreements provided in this lease shall, in and of itself, without the service of any notice or demand whatever (except as expressly otherwise provided in this lease), constitute a forcible detainer by Tenant of the Premises.
     (h) Waiver of Trial by Jury. Landlord and Tenant hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matter whatsoever arising out of or in any way connected with this lease, the relationship of Landlord and Tenant, Tenant’s use of or occupancy of the Premises or any claim of injury or damage and any emergency statutory or any other statutory remedy. If Landlord commences any summary proceeding for non-payment of rent, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding, except that Tenant may interpose any mandatory counterclaim (i.e., any claim which Tenant may not lawfully pursue in any other or separate proceedings).
     20. RIGHTS OF MORTGAGEES AND GROUND LESSORS.
     (a) Subordination of Lease. Landlord may have heretofore or may hereafter encumber with a mortgage or trust deed the Building, the Land, the Project, any part thereof or any interest therein, may sell and lease back the Land, or any part of the Project, and may encumber the leasehold estate under such a sale and leaseback arrangement with a mortgage or trust deed. (Any such mortgage or trust deed is herein called a “Mortgage” and the holder of any such mortgage or the beneficiary under any such trust deed is herein called a “Mortgagee.” Any such lease of the Land or other part of the Project is herein called a “Ground Lease” and the lessor under any such lease is herein called a “Ground Lessor.”) This lease and the rights of Tenant hereunder shall be and are hereby expressly made subordinate at all times to any Mortgage and to any Ground Lease now or hereafter existing, and to all amendments, modifications, renewals, extensions, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security thereof, subject to the remaining provisions of this Section. Notwithstanding the foregoing, Landlord shall use reasonable efforts to obtain a non-disturbance agreement from Metropolitan Life Insurance Company (i.e., being the existing Mortgagee of the Building), which agreement shall be in the form attached hereto as Exhibit G. Landlord shall deliver a counterpart of the same executed by Metropolitan Life Insurance Company to Tenant within thirty (30) days following execution and delivery by Landlord and Tenant of this lease and such subordination, non-disturbance and attornment agreement, failing which, as Tenant’s sole remedy for such failure, Tenant may terminate this lease by notice to Landlord to that effect given within ten (10) days after the end of such thirty (30) day period and prior to Tenant taking possession of the Premises. Tenant agrees to execute and deliver to Landlord such further instruments consenting to or confirming the subordination of this lease to any Mortgage and to any Ground Lease and containing such other provisions which may be requested in writing by Landlord within ten (10) days after Tenant’s receipt of such written request; provided that any such instrument shall also include recognition and non-disturbance provisions to the effect that the Mortgagee or Ground Lessor will not disturb Tenant’s continued occupancy of the Premises under this lease so long as Tenant is not in Default hereunder, which recognition and non-disturbance provisions may contain such other terms and conditions as are contained in the Mortgagee’s or Ground Lessor’s customary form of subordination, non-disturbance and attornment agreement.
     (b) Notice of and Opportunity to Cure Defaults. Tenant agrees that if Landlord defaults in the performance or observance of any covenant or condition of this lease required to be performed or observed by Landlord hereunder, Tenant will give written notice specifying such default by certified or registered mail, postage prepaid, to any Mortgagee or Ground Lessor of which Tenant has been notified in writing, and before Tenant exercises any right to terminate this lease which Tenant may have on account of any such default of Landlord, such Mortgagee or Ground Lessor shall have an additional thirty (30) days after receipt of notice thereof within which to cure such default (or if such default cannot be cured within that time, then such additional time as may be necessary, if, within such thirty (30) days, any Mortgagee or Ground Lessor has commenced and is diligently pursuing the remedies necessary to cure such default, including but not limited to commencement of foreclosure proceedings or other proceedings to acquire possession of the mortgaged or leased estate, if necessary to effect such cure). Such period of tune shall be extended by any period within which such Mortgagee or Ground Lessor is prevented from commencing or pursuing such foreclosure proceedings or other proceedings to acquire possession of the mortgaged or leased estate by reason of Landlord’s bankruptcy.
     (c) Rights of Successors. If any Mortgage is foreclosed, or Landlord’s interest under this lease is conveyed or transferred in lieu of foreclosure, or if any Ground Lease is terminated:
     (i) No person or entity which as the result of any of the foregoing has succeeded to the interest of Landlord in this lease (any such person or entity being hereafter called a “Landlord Successor”) shall be liable for any default by Landlord or any other matter which occurred prior to the date such Landlord Successor succeeded to Landlord’s interest in this lease, nor shall such Landlord Successor be bound by or subject to any offsets or defenses which Tenant may have against Landlord or any other predecessor in interest to such Landlord Successor.
     (ii) Upon request of any Landlord Successor, Tenant will attorn to such Landlord Successor, as Landlord under this lease, subject to the provisions of this Section 20(c) and Section 20(e), and will execute and deliver such instruments as may be necessary or appropriate to evidence such attornment within ten (10) days after receipt of a written request to do so.
     (iii) No Landlord Successor shall be bound to recognize any prepayment by more than thirty (30) days of Base Rent or Additional Rent.

     (iv) No Landlord Successor shall be bound to recognize any amendment or modification of this lease made without the written consent of the Mortgagee or Ground Lessor (as the case may be).
     (d) Subordination of Mortgage. Notwithstanding anything to the contrary contained herein, any Mortgagee may subordinate, in whole or in part, its Mortgage to this lease by sending Tenant notice in writing subordinating all or any part of such Mortgage to this lease, and Tenant agrees to execute and deliver to such Mortgagee such further instruments consenting to or confirming the subordination of all or any portion of its Mortgage to this lease and containing such other provisions which may be requested in writing by such Mortgagee within ten (10) days after Tenant’s receipt of such written request.
     (e) Liability of Mortgagee and Ground Lessor. Whether or not any Mortgage is foreclosed or any Ground Lease is terminated, or any Mortgagee or Ground Lessor succeeds to any interest of Landlord under this lease, no Mortgagee or Ground Lessor shall have any liability to Tenant for any security deposit paid to Landlord by Tenant hereunder, unless such security deposit has actually been received by such Mortgagee or Ground Lessor.
     (f) Requests by Mortgagee or Ground Lessor. Should any prospective Mortgagee or Ground Lessor require execution of a short form of this lease for recording (containing, among other customary provisions, the names of the parties, a description of the Premises and the Term of this lease), Tenant agrees to execute such short form of lease and deliver the same to Landlord within ten (10) days following the request therefor.
     21. DEFAULT UNDER OTHER LEASES. If the term of any lease, other than this lease and other than any lease of storage space, heretofore or hereafter made by Tenant for any space in the Building shall be terminated or terminable after the making of this lease because of any Default by Tenant or any such other party under such other lease, such fact shall empower Landlord, at Landlord’s sole option, to terminate this lease by written notice to Tenant or to exercise any of the rights or remedies set forth in Section 19.
     22. INSURANCE AND SUBROGATION.
     (a) Tenant’s Insurance. Tenant shall carry insurance during the entire Term hereof, with terms, coverages and in companies satisfactory to Landlord, and with such changes in insured parties and increase in limits as Landlord may from time to time request consistent, as to limits, with limits being required by comparable first-class office buildings in downtown Chicago, Illinois, but initially Tenant shall maintain the following coverages in the following amounts:
(i)	Public liability insurance with the broad form commercial liability endorsement, including contractual liability insurance covering Tenant’s indemnity obligations hereunder, insuring against claims for death, bodily injury, personal injury and property damage occurring upon, in or about the Premises in an amount not less than $5,000,000.00 per occurrence and having a general aggregate amount on a per location basis of not less than $5,000,000.00.

(ii)	“All risk” physical damage insurance including fire, sprinkler leakage, vandalism and extended coverage for the full replacement cost of all office furniture, trade fixtures, office equipment, merchandise and all other items of Tenant’s property on the Premises.

(iii)	Workers’ Compensation and Employers’ Liability insurance in an amount of not less than $1,000,000.00, both in accordance with the laws of the State of Illinois.

(iv)	Such other insurance or coverage as Landlord reasonably requests which is consistent with insurance and coverages being required by comparable first-class office buildings in downtown Chicago, Illinois.
     All policies of liability insurance (specifically not including Workers’ Compensation) shall name Landlord, Landlord’s constituent members and agents, all Mortgagees and Ground Lessors and their respective agents, partners and employees as additional insureds.
     Tenant shall, prior to the commencement of the Term and from time to time during the Term (and, in any event, not less than ten days prior to the expiration of any such policy), furnish to Landlord certificates of insurance (with proof of payment) and, if requested by Landlord, copies of all policies, evidencing the foregoing insurance coverage. Tenant’s policies shall state that such insurance coverage may not be amended, cancelled or not renewed without at least thirty (30) days’ prior written notice to Landlord and Tenant, and shall further provide that the policy shall not be invalidated should the insured party have waived in writing prior to a loss, any and all rights of the insured party against any other party for losses covered by such policy.
     (b) Waiver of Subrogation. Landlord and Tenant each agree to have all property or physical damage insurance which it may carry endorsed with a clause providing that any release from liability of or waiver of claim for recovery from the other party or any of the parties named in Section 22(a) above or Released Parties described in Section 16(a) entered into in writing by the insured thereunder prior to any loss or damage shall not affect the validity of said policy or the right of the insured to recover thereunder. Tenant’s policy shall provide further that the insurer waives all rights of subrogation which such insurer might have against any of the parties named in Section 22(a) above. Tenant further agrees to first seek recovery under any applicable insurance policy before proceeding against Landlord. Notwithstanding the foregoing or anything contained in this lease to the contrary, any release or waiver of claims shall not be operative, nor shall the foregoing endorsements be required, in any case where the effect of such release or waiver is to invalidate insurance coverage or invalidate the right of the insured to recover thereunder or increase the cost thereof (provided that in the case of increased cost the other party shall nave the right, within ten (10) days following written notice, to pay such increased cost, thereby keeping such release or waiver in full force and effect).
     (c) Landlord’s Insurance. Landlord shall carry during the Term hereof replacement cost property insurance on the Building (including all base Building improvements at the Building, the Landlord’s Work, and the Tenant’s Work and other Tenant Alterations) against fire and other extended coverage perils in an amount sufficient to prevent Landlord from being deemed a co-insurer of the risks insured under the policy.
     23. NONWAIVER. No waiver of any condition expressed in this lease shall be implied by any neglect of a party to enforce any remedy on account of the violation of such condition, whether or not such violation be continued or repeated subsequently, and no express waiver shall affect any condition other than the one specified in such waiver and that one only for the time and in the manner specifically stated. Without limiting Landlord’s rights under the provisions of Section 11, it is agreed that no receipt of money by Landlord from Tenant after the termination in any way of the Term or of Tenant’s right of possession hereunder or after a Default shall reinstate, continue or extend the Term or affect any notice given to Tenant prior to the receipt of such money. It is also agreed that after Default or the commencement of a suit or after final judgment for possession of the Premises, Landlord may receive and collect any money due, and Landlord’s receipt and collection of said money shall not waive or affect any said Default, suit or judgment.
     24. ESTOPPEL CERTIFICATE. Tenant agrees that from time to time upon not less than ten (10) business days’ prior request by Landlord, or any existing or prospective Mortgagee or Ground Lessor, Tenant will complete, execute and deliver to Landlord or Landlord’s designee or to any existing or prospective Mortgagee or Ground Lessor, a written estoppel certificate certifying (a) that this lease is unmodified and is in full force and effect (or if there have been modifications, that this lease, as modified, is in full force and effect and setting forth the modifications); (b) the amounts of the monthly installments of Base Rent and Additional Rent Estimate then required to be paid under this lease; (c) the date to which Rent has been paid; (d) that to Tenant’s knowledge, Landlord is not in default under any of the provisions of this lease, or if in default, the nature thereof in detail and what is required to cure same; and (e) such other information concerning the status of this lease or the parties’ performance hereunder reasonably requested by Landlord or the party to whom such estoppel certificate is to be addressed.
     25. TENANT CORPORATION LIMITED LIABILITY COMPANY OR PARTNERSHIP. In case Tenant is a corporation or a limited liability company, (a) Tenant represents and warrants that this lease has been duly authorized, executed and delivered by and on behalf of Tenant and constitutes the valid and binding agreement of Tenant, and (b) if Landlord so requests, Tenant shall deliver to Landlord, concurrently with the delivery of this lease executed by Tenant, resolutions of the board of directors or board of managers (and shareholders and/or members, if required) of Tenant authorizing Tenant’s execution and delivery of this lease and the performance of Tenant’s obligations hereunder, certified as true and correct by any authorized representative of Tenant. In case Tenant is a partnership, (a) Tenant represents and warrants that all of the persons who are general or managing partners in said partnership have executed this lease on behalf of Tenant, or that this lease has been executed and delivered pursuant to and in conformity with a valid and effective authorization therefor by all of the general or managing partners of such partnership, and is and constitutes the valid and binding agreement of the partnership, and (b) if Landlord so requests, Tenant shall deliver to Landlord, concurrently with the. delivery of this lease executed by Tenant, authorization of the general partners (and limited partners, if required by the partnership agreement) of Tenant authorizing Tenant’s execution and delivery of this lease and the performance of Tenant’s obligations hereunder, certified as true and correct by a general partner of Tenant. If Tenant is a partnership, limited liability company or corporation whose stock is not publicly traded, Tenant represents and warrants to Landlord that it has disclosed in writing to Landlord the persons or entities who individually or collectively own a controlling interest in Tenant as of the date of the execution of this lease.
     26. REAL ESTATE BROKERS. Landlord and Tenant each represent and warrant to the other that the party making such representation and warranty did not deal with any broker in connection with this lease other than the Brokers identified in Section l(c). Landlord hereby agrees to pay the brokerage commissions payable to said Brokers in accordance with a written agreement between Landlord and such Broker. Each party shall indemnify, defend and hold the other, its agents, their respective partners and employees and, with respect to the indemnification of Landlord, the Project, harmless of, from and against any and all losses, damages, liabilities, claims, liens, costs and expenses, including without limitation court costs and reasonable attorneys’ fees and expenses, arising from any claims or demands of any other broker or brokers or finders for any commission alleged to be due such other broker or brokers or finders claiming to have dealt with the party making the indemnification in connection with this lease or with whom such party hereafter deals or whom such party employs.
     27. NOTICES. All notices, waivers, demands, requests or other communications required or permitted hereunder shall, unless otherwise expressly provided, be in writing and be deemed to have been properly given, served and received (a) if delivered personally or by sameday courier messenger, when delivered, (b) if sent by nationally required overnight courier, on the first (1st) business day after deposit with said courier, and (c) if mailed by United States Mail, certified or registered, postage prepaid, return receipt requested, upon receipt or deemed receipt (as hereinafter defined).

If to Landlord:	303 Wacker Realty L.L.C.
c/o Hines
303 East Wacker Drive
Chicago, Illinois 60601
Attention: Property Manager

with an additional copy to:

Hines Interests Limited Partnership
70 West Madison Street
Suite 440
Chicago, Illinois 60602
Attention: C. Kevin Shannahan

and to	303 Wacker Realty L.L.C.
c/o J.P. Morgan Investment Management Inc.
522 Fifth Avenue
New York, New York 10036
Attention: Sheryl M. Crosland

If to Tenant:	Upshot
225 West Wacker Drive
Prior to occupancy of the	Suite 700
Premises by Tenant:	Chicago, Illinois 60606
Attention: Carol Griseto

After occupancy of the	Upshot
Premises by Tenant:	303 East Wacker Drive Chicago, Illinois 60601
Attention: Carol Griseto
or to such other address(Expansion Space) or addressee(s) as any party entitled to receive notice hereunder shall designate to the others in the manner provided herein for the service of notices. Rejection or refusal to accept or inability to deliver because of changed address or because no notice of changed address was given, shall be deemed receipt.
     28. MISCELLANEOUS.
     (a) Successors and Assigns. Each provision of this lease shall extend to and shall bind and inure to the benefit not only of Landlord and Tenant, but also their respective heirs, legal representatives, successors and assigns, but this provision shall not operate to permit any assignment, subletting, mortgage, lien, charge, or other transfer or encumbrance contrary to the provisions of this lease.

     (b) Amendment. No modification, waiver of amendment of this lease or of any of its conditions or provisions shall be binding upon a party hereto unless the same shall be in writing and signed by such party.
     (c) Offer. Submission of this instrument for examination shall not constitute a reservation of or option for the Premises or in any manner bind Landlord, and no lease or obligation on Landlord shall arise until this instrument is signed and delivered by Landlord and Tenant; provided, however, the execution and delivery by Tenant of this lease to Landlord, or its agents, shall constitute an irrevocable offer by Tenant to lease the Premises on the terms and conditions herein contained, which offer may hot be revoked for thirty (30) days after such delivery.
     (d) Tenant. The word “Tenant” whenever used herein shall be construed to mean Tenants or any one or more of them in all cases where there is more than one Tenant; and the necessary grammatical changes required to make the provisions hereof apply either to corporations or other organizations, partnerships or other entities, or individuals, shall in all cases be assumed as though in each case fully expressed. In all cases where there is more than one Tenant, (a) the liability of each shall be joint and several and (b) any one person or entity comprising Tenant may give any notice or approval required or permitted to be given by Tenant under this lease and such notice or approval shall be deemed binding upon all persons or entities comprising Tenant and may be relied upon by Landlord as if such notice or approval had been given by all persons or entities comprising Tenant.
     (e) Expenses of Enforcement. The non-prevailing party shall pay upon demand all of the reasonable costs, charges and expenses (including the court costs and fees and out-of-pocket expenses of counsel, agents and others retained by the prevailing party) incurred by the prevailing party in enforcing the terms of this lease, and a party shall also pay such costs and expenses incurred by the other party in any litigation, negotiation or transaction in which said party causes the other party without the other party’s fault to become involved or concerned. Any amount due from Tenant to Landlord pursuant to this Section shall be deemed to be additional Rent due under this lease.
     (f) Exhibits and Riders. Exhibits and riders, if any, referred to in or affixed to this lease are made an integral part hereof.
     (g) Approval of Plans and Specifications. Neither review nor approval by or on behalf of Landlord of any plans and specifications for any Tenant Alterations or any other work shall constitute a representation or warranty by Landlord, any of Landlord’s constituent members, or any of their respective agents, partners or employees, that such plans and specifications either (i) are complete or suitable for their intended purpose, or (ii) comply with applicable Laws, it being expressly agreed by Tenant that neither Landlord, nor any of Landlord’s constituent members, nor any of their respective agents, partners or employees, assume any responsibility or liability whatsoever to Tenant or to any other person or entity for such completeness, suitability or compliance.
     (h) Time of Essence. Time is of the essence of this lease and of each and all provisions hereof.
     (i) Due Date; Interest. Except as otherwise specifically provided in this lease, all amounts owed by Tenant to Landlord pursuant to any provision of this lease shall be paid by Tenant within ten (10) days after Landlord’s written demand, and all such amounts (including, without limitation, Base Rent and Additional Rent) shall bear interest from the date due until paid at the annual rate equal to the Default Rate (hereinafter defined), unless a lesser rate shall then be the maximum rate permissible by law with respect thereto, in which event such lesser rate shall be charged. The term “Default Rate” means three (3) percentage points in excess of the rate of interest announced from time to time by The First National Bank of Chicago, Chicago, Illinois (or any successor), as its “prime rate” or “corporate base rate,” changing as and when such rate changes, or if such rate is no longer announced, then a comparable prime, base or reference rate used by such bank or by one of the five largest banks in Chicago, Illinois, as designated by Landlord, shall be used in its place. The provisions of this subparagraph shall in no way relieve Tenant of the obligation to pay Rent or any other sums due hereunder on or before the date on which payment is due, nor shall the collection by Landlord of any amount under this subparagraph impair the ability of Landlord to collect any amount under Section 19 of this lease.
     (j) Interpretation. The invalidity of any provision of this lease shall not, to the extent commercially reasonable, impair or affect in any manner the validity, enforceability or effect of the rest of this lease.
     (k) Force Majeure. Without limiting or being limited by the provisions of Section 8 or Section 13, or any of the other provisions of this lease, if Landlord fails to perform timely any of the terms, covenants or conditions of this lease (including, without limitation, the terms, covenants and conditions of the Workletter) on Landlord’s part to be performed, and such failure is due in whole or in part to any strike, lockout, labor trouble, civil disorder, riot, insurrection, act of terrorism, war, accident, fire or other casualty, adverse weather condition, act of God, governmental inaction, restrictive governmental law or regulation, inability to procure materials, electricity, gas, other fuel or water or other utilities at the Building after reasonable effort to do so, act or event caused directly or indirectly, by or by default of Tenant or any of Tenant’s employees, agents or contractors, concealed subsurface condition not reasonably anticipated from test results obtained prior to commencement of work or any cause beyond the reasonable control of Landlord, then Landlord shall not be deemed in default under this lease as a result of such failure provided that Landlord has diligently performed and diligently continues to pursue such obligations to the extent reasonably possible under the circumstances.

     (l) Application of Payments. Landlord shall have the right to apply payments received from Tenant pursuant to this lease (regardless of Tenant’s designation of such payments) to satisfy any obligations of Tenant hereunder, in such order and amounts as Landlord, in its sole discretion, may elect.
     (m) Cumulative Remedies; Illinois Law. Except as expressly provided in this lease to the contrary, the rights and remedies of each party under this lease are cumulative and none shall exclude any other rights or remedies allowed by law or equity. This lease is for the lease of space in a building located in the State of Illinois and is declared to be an Illinois contract, and all of its terms shall be construed according to the laws of the State of Illinois.
     (n) Counterparts. This lease may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.
     (o) Relationship. Landlord and Tenant disclaim any intention to create a joint venture, partnership or agency relationship.
     (p) Action on Behalf of Landlord. Any service which may be provided by Landlord under this lease may be provided by Landlord, any of its constituent members, or any agent or contractor of any of them, and the cost to Landlord of any such agent or contractor shall be included in any charge to Tenant for such service, provided that the fees or costs of any such services (other than management services, which are provided for in Exhibit B) provided by affiliates of Landlord are at competitive rates in the downtown Chicago, Illinois area. Except as provided in the following sentence, any right reserved to Landlord under this lease may be exercised by Landlord, any of its constituent members, or any agent, contractor or designee of any of them. Any notice, demand, consent or approval which may be given by Landlord under this lease may be given only by Landlord, any constituent member of Landlord, or any agent or attorney of any of them.
     (q) Entire Agreement. This lease contains the entire agreement between Landlord, and Tenant with respect to its subject matter, and all negotiations, considerations, representations, understandings and agreements, oral or written, which may have been previously made between any of the foregoing parties are incorporated and merged into this lease. In executing and delivering this lease, Tenant has not relied on any representation, warranty or statement by Landlord, any of Landlord’s constituent members, or any of their respective agents, partners or employees, which is not set forth in this lease, including without limitation any representation as to the amount of any Additional Rent, or any component thereof, or any representation that Landlord is furnishing the same services to other tenants, at all, on the same level or on the same basis.

     (r) Financial Statements. At Landlord’s request, Tenant shall deliver to Landlord, within thirty (30) days after written request by Landlord, Tenant’s most recent annual financial statements and any more recent quarterly financial statements then available, including balance sheets, income statements and cash flow statements, prepared in accordance with generally accepted accounting principles consistently applied. Such financial statements shall be certified by the chief financial officer of Tenant as being true, accurate and complete in all material respects. Tenant shall also, upon Landlord’s reasonable requests from time to time, deliver to Landlord such other financial information regarding Tenant as may be reasonably available. Landlord shall not disclose such financial information to any third party other than its lenders, partners, members, agents, consultants, advisors, attorneys and accountants or as may be otherwise required by a government or governmental agency or pursuant to court order.
     (s) Delivery of Possession. If Landlord shall be unable to deliver possession of the Premises to Tenant on any date for any reason, Landlord shall not be liable or responsible for any claims, damages, or liabilities in connection therewith or by reason thereof, and such failure should not effect the validity of this lease or otherwise affect the obligations of Tenant hereunder; provided, however, in such event, the Commencement Date hereof shall be extended until such time as Landlord so delivers possession of the Premises to Tenant. In the event the Commencement Date is deferred pursuant to this Section, Rent under this lease shall not commence until said revised Commencement Date, and the stated Term of this lease shall thereupon commence, and the Expiration Date shall be extended, so as to give effect to the full stated Term hereof.
     29. SECURITY DEPOSIT. On or before September 1, 1998, Tenant Shall deliver to Landlord an unconditional and irrevocable letter of credit (“Letter of Credit”) in the amount of One Million Five Hundred Thousand and No/100 Dollars ($1,500,000.00) (“Security Deposit”) as security for the full and faithful performance of every provision of this lease to be performed by Tenant. Tenant’s failure to deliver the initial Letter of Credit to Landlord when required hereunder shall be a default and material breach of this lease. The first such Letter of Credit shall expire no earlier than twelve (12) months after issuance and all subsequent replacement Letters of Credit shall expire no earlier than twelve (12) months from the expiry date of the then outstanding and expiring Letter of Credit. Each such Letter of Credit shall be in substantially the form attached hereto as Exhibit H and otherwise in form and substance satisfactory to Landlord. Each such Letter of Credit shall be issued by a bank reasonably satisfactory to Landlord. Without limitation of the foregoing, each issuer of a Letter of Credit shall have an office in Chicago, Illinois at which such Letter of Credit may be presented. Subject to the remaining provisions of this Section concerning reductions in the amount of the Letter of Credit, Tenant shall ensure that at all times during the Term of this lease and for ninety (90) days after expiration of the Term, an unexpired Letter of Credit in the face amount of the Security Deposit or cash in the amount of the Security Deposit shall be in the possession of Landlord. Subject to such provisions, during the Term Tenant shall deliver a replacement Letter of Credit to Landlord no later than thirty (30) days prior to the expiry date of then outstanding and expiring Letter of Credit. In addition, unless the total assets of the issuer of any outstanding Letter of Credit are $1 billion or more (unless Landlord has previously approved a lesser figure) as established to the reasonable satisfaction of Landlord, Landlord may require that Tenant deliver a replacement Letter of Credit from another issuer satisfactory to Landlord within thirty (30) days after notice from Landlord to Tenant requesting such replacement Letter of Credit. Failure by Tenant to deliver any replacement Letter of Credit as required by the foregoing provisions shall entitle Landlord to draw under the outstanding Letter of Credit and to retain the entire proceeds thereof for application as the Security Deposit under this lease, but Landlord shall refund such proceeds to Tenant simultaneously with later delivery by Tenant of a Letter of Credit conforming with this Section. Each Letter of Credit shall be for the benefit of Landlord and its successors and assigns, shall be expressly assignable, and shall entitle Landlord or its successors or assigns to draw from time to time under the Letter of Credit in portions or in whole upon presentation of a sight draft accompanied by a statement that Landlord is entitled to draw thereunder pursuant to the terms of this lease.
     If Tenant defaults with respect to any provision of this lease, including but not limited to the provisions relating to the payment of Rent, Landlord may draw under the Letter of Credit and use or apply the proceeds drawn or any cash or other Security Deposit for the payment of Rent or any other past due amount or for any amount which Landlord may spend or become obligated to spend by reason of Tenant’s default or to compensate Landlord for any other loss which Landlord may suffer by reason of Tenant’s default. If any portion of the proceeds are to be used or applied, Tenant shall, within five (5) days after written demand therefor, restore the Security Deposit (by either a cash deposit or delivery of a replacement Letter of Credit) to its original amount and Tenant’s failure to do so shall be a default and material breach of this lease. Except to the extent required by law, Tenant shall not be entitled to interest for any period during which Landlord is holding cash as a Security Deposit nor shall Landlord be required to keep such cash Security Deposit separate from its or their general funds. Any cash Security Deposit which Landlord is holding at the expiration of the lease term, or any balance thereof, and any outstanding Letter of Credit shall be returned to Tenant (or at Landlord’s option to the last permitted assignee of Tenant’s interest hereunder, if any) within thirty (30) days after the expiration of the lease Term and Tenant’s vacation of the Premises, provided Tenant is not then in default hereunder, and to the extent not returned to Tenant because Tenant is in default under this lease, shall be returned when any such default is cured, to the extent not applied to cure such default or applied to other obligations of Tenant under this lease. Landlord may deliver the Letter of Credit or any cash Security Deposit funds to the purchaser of Landlord’s interest in the Project, in the event that such interest is sold, transferred or conveyed, and thereupon Landlord shall be discharged from any further liability with respect to the Security Deposit provided that the transferee assumes Landlord’s obligations with respect thereto.
     If as of the respective dates on which the requirements of this sentence are satisfied for the fiscal years indicated in the table below (each a “Security Deposit Reduction Date”) (a) Tenant is not then La default with respect to any provision of this lease and (b) Tenant’s net income for Tenant’s most recent fiscal year is greater than $6,700,000.00 and Tenant has delivered to

Landlord audited financial statements demonstrating that such condition has been met (the “Net Income Test”), Tenant shall have the right to deliver a replacement Letter of Credit, as a substitute for the Letter of Credit then being held by Landlord hereunder, or an amendment to the Letter of Credit then being held by Landlord hereunder, reducing the amount of the Letter of Credit by the “Permitted Security Deposit Reduction” so that the outstanding Letter of Credit shall be in the amount of the “Remaining Security Deposit Balance”, as follows:

Security Deposit	Permitted Security	Remaining Security
Reduction Date	Deposit Reduction	Deposit Balance
First Tenant fiscal year ending during the Term for which the Net Income Test is met	$300,000	$1,200,000
Second Tenant fiscal year ending during the Term for which the Net Income Test is met	$300,000	$900,000
Third Tenant fiscal year ending during the Term for which the Net Income Test is met	$300,000	$600,000
Fourth Tenant fiscal year ending during the Term for which the Net Income Test is met	$600,000	0
If the initial amount of the Security Deposit has been increased, the above schedule shall be modified such that (a) twenty percent (20%) of the increased Security Deposit amount shall become the “Permitted Security Deposit Reduction” amount on each of the first three Security Deposit Reduction Dates described above, and (b) forty percent (40%) of the increased Security Deposit amount shall become the “Permitted Security Deposit Reduction” amount on the final Security Deposit Reduction Date described above. Notwithstanding any of the foregoing, the first Security Deposit Reduction Date shall not occur prior to the beginning of the second (2nd) Lease Year and subsequent Security Deposit Reduction Dates shall not occur prior to the beginning of the third (3rd), fourth (4th) and fifth (5th) Lease Years, respectively. All references in this paragraph to fiscal years shall mean fiscal years of at least twelve (12) months each; any fiscal years of less than twelve (12) months shall be deemed, for purposes of this paragraph, to be part of the next succeeding fiscal year of at least twelve (12) months. Financial statements delivered pursuant to this paragraph shall be prepared in accordance with generally accepted accounting principles in effect at the time and otherwise on a basis consistent with the financial statements of Tenant delivered to Landlord prior to the execution of this lease (collectively as used herein, “GAAP”), be in a form reasonably satisfactory to Landlord, and be certified by nationally recognized independent certified public accountants or by other accountants reasonably satisfactory to Landlord. If Tenant is not entitled to a reduction in any Letter of Credit pursuant to this paragraph solely because Tenant is in default under this lease, Tenant may take the benefit of such reduction when such default and any other subsequent defaults are cured.
     If all or substantially all of the assets of Tenant are transferred to a third parry transferee and assignee of this lease (“Transferee”) with Landlord’s consent pursuant to Article 15 hereof or in a transaction for which such consent is not required, and if said Transferee’s net income for its most recent three (3) fiscal years prior to the effective date of the assignment is equal to or greater than $25,000,000 per annum (as evidenced by audited financial statements prepared in accordance with GAAP in form reasonably satisfactory to Landlord) and Tenant is not in default under this lease, then Landlord shall return any cash Security Deposit which Landlord is then holding and any outstanding Letter of Credit to Tenant or, at Landlord’s option, to said Transferee within thirty (30) days after the effective date of such assignment and said Transferee, as successor tenant, shall have no further requirement for delivery of any security deposit hereunder. If Tenant and the transferee are not entitled to the return of any cash Security Deposit and Letter of Credit pursuant to this paragraph solely because Tenant is in default under this lease, the same shall be returned when such default and any other subsequent defaults are cured.
30. INTENTIONALLY OMITTED.
     31. LANDLORD. The term “Landlord” as used in this lease means only the owner of Landlord’s interest in the Premises from time to time. In the event of any assignment, conveyance or sale, once or successively, of Landlord’s interest in the Premises or any assignment of this lease by Landlord, said Landlord making such assignment, conveyance or sale shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder accruing after such assignment, conveyance or sale, and Tenant agrees to look solely to such assignee, grantee or purchaser with respect thereto, who shall be deemed to have assumed the same for the period of its ownership. The holder of a Mortgage (or assignment in connection with a Mortgage) shall not be deemed such an assignee, grantee or purchaser under this Section 31 unless and until the foreclosure of the Mortgage or the conveyance or transfer of Landlord’s interest under this lease in lieu of foreclosure, and then subject to the provisions of Section 20. This lease shall not be affected by any such assignment, conveyance or sale, and Tenant agrees to attorn to the assignee, grantee or purchaser.
     32. TITLE AND COVENANT AGAINST LIENS. Nothing in this lease contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord. Tenant has no authority or power to cause or permit any lien or encumbrance of any kind whatsoever, whether created by act of Tenant, operation of law or otherwise, to attach to or be placed upon Landlord’s title or interest hi the Premises or any part of the Project, and any and all liens and encumbrances created by Tenant shall attach to Tenant’s interest only.

     33. COVENANT OF QUIET ENJOYMENT. Landlord agrees that provided no Default by Tenant shall then exist, Tenant shall, during the Term, peaceably and quietly have, hold and enjoy the Premises, subject to the terms, covenants, conditions, provisions and agreements of this lease, free from hindrance by Landlord or any person claiming by, through or under Landlord.
     34. INITIAL GROWTH SPACE. (a) Following the date hereof and not later than the date which is thirty (30) days following Landlord’s approval of final plans and specifications for the Tenant’s Work pursuant to the Workletter, Tenant shall designate a portion of the Premises consisting of not more than 10,000 square feet of Rentable Area (the exact area (subject to the foregoing 10,000 square foot limitation), configuration and location of which shall be determined by Tenant) as the “Initial Growth Space” under this lease by giving written notice of such designation to Landlord. The Base Rent and Tenant’s Proportionate Share set forth in Section 1 of this lease for the first Lease Year have been calculated on the basis of 50,494 square feet of Rentable Area, which is the Rentable Area of the initial Premises set forth in Section 1(k) above of 60,494 square feet, less 10,000 square feet of Rentable Area as the estimated Initial Growth Space. If the Initial Growth Space is less than 10,000 square feet of Rentable Area, then Base Rent and Tenant’s Proportionate Share for the first Lease Year shall be adjusted to reflect the actual Rentable Area of the Initial Growth Space, and shall be subject to further adjustment pursuant to the remaining provisions of this Section.
     (b) Landlord shall deliver possession of the Initial Growth Space to Tenant concurrently with delivery of possession of the remainder of the Premises (i.e., shall deliver possession of the entire Premises to Tenant notwithstanding that a portion thereof may have been or shall later be designated the Initial Growth Space), Tenant shall construct Tenant’s Work in the Initial Growth Space concurrently with the construction of Tenant’s Work in the remainder of the Premises, and the Initial Growth Space shall otherwise be included in the Premises from and after the date hereof for all purposes of this lease (i) except as expressly provided to the contrary elsewhere in this lease and (ii) except that Tenant shall not occupy any portion of the Initial Growth Space prior to the first day of the second Lease Year for any purpose other than for the construction of Tenant’s Work therein without first complying with this Section.
     (c) If Tenant desires to occupy all or a portion of the Initial Growth Space during the first Lease Year for any purpose other than for the construction of Tenant’s Work therein, Tenant shall give not less than five (5) days’ written notice to Landlord to that effect (a “Phase-In Notice”), designating in the Phase-In Notice the portion (if less than all) of the Initial Growth Space which Tenant desires to so occupy (“Phase-In Space”) and the intended date of such occupancy (a “Phase-In Date”). Tenant may not give more than three (3) Phase-In Notices, and no Phase-In Notice shall designate less than 3,000 square feet of Rentable Area of Initial Growth Space as Phase-In Space. Effective as of each Phase-In Date (or any earlier date on which Tenant first begins to conduct any business operations in the related Phase-In Space):

(i)	annual Base Rent shall be increased by the product of $15.00 times the Rentable Area of such Phase-In Space, and Monthly Base Rent shall be adjusted accordingly; and

(ii)	Tenant’s Proportionate Share shall be recalculated to reflect the Rentable Area of such Phase-In Space.
     35. RIGHT OF FIRST OFFER. Subject to the provisions hereinafter set forth, Landlord hereby grants to Tenant the right to lease, on the terms and conditions hereinafter set forth, each portion of the space on the 21st and 25th floors of the Building (the “First Offer Space”) which Landlord proposes to lease for any term commencing during the First Offer Period (as hereinafter defined).
     (a) If Landlord is in serious discussions with a party other than Tenant concerning a lease of any portion of the First Offer Space for a term commencing during the First Offer Period (which shall include, in order to constitute serious discussions, delivery by Landlord to such party of an initial proposal for the leasing of such portion of the First Offer Space and at least one revised proposal), and in any event prior to leasing any portion of the First Offer Space for a term commencing during the First Offer Period, Landlord shall give Tenant written notice of the location and Rentable Area of such portion of the First Offer Space, the date of commencement of the term of the demise, as determined by Landlord, with respect to such portion of the First Offer Space (the “First Offer Space Commencement Date”) and the rental rate for such portion of the First Offer Space (determined as hereinafter provided). The First Offer Space Commencement Date shall not be less than thirty (30) days after the date such notice is given by Landlord unless such portion of the First Offer Space has or will become available for leasing by reason of early termination of a lease, in which case the First Offer Space Commencement Date shall not be less than ten (10) days after the date such notice is given by Landlord.
     (b) Tenant’s right to lease the First Offer Space described in such a notice from Landlord shall be exercisable by written notice from Tenant to Landlord of Tenant’s election to exercise said right (a “First Offer Exercise Notice”) given not later than seven (7) business days after Landlord’s notice is given, time being of the essence. If such right is not so exercised, Tenant’s right of first offer shall thereupon terminate as to such portion of the First Offer Space, and Landlord may thereafter lease and re-lease such portion of the First Offer Space without notice to Tenant and free of any right in Tenant. Notwithstanding the foregoing, Landlord shall not enter into a lease of any such portion of the First Offer Space without again giving the notice referred to above if the net present value as of the proposed commencement date of such lease expressed as a single dollar figure, discounted using a rate of ten percent (10%) per annum, of all rent (other than such Tenant’s Additional Rent) of whatever nature or however denominated for the term of such lease, less the net present value of any rent concessions, construction allowances, tenant improvement work and other relevant economic concessions, discounted at the same rate, is less than eighty-five percent (85%) of the comparable amount determined by using the economic terms set forth in Landlord’s notice to Tenant regarding such First Offer Space (as adjusted on a proportional basis to reflect any differences in the size of space or length of the term). In addition, if Landlord shall not have leased such First Offer Space within the period ending six (6) months following the date of Landlord’s notice to Tenant regarding such First Offer Space plus, if Landlord is negotiating with a particular potential, tenant at the time such period expires, such additional period during which Landlord continues to negotiate with such potential tenant, Landlord shall not enter into a lease of any such portion of the First Offer Space without again giving the notice referred to above. Tenant may not elect to lease less than the entire area of the First Offer Space described in a Landlord’s notice, and if a third-party lease would include all or a portion of the First Offer Space together with other space in the Building which is not First Offer Space, Tenant must exercise its right for such First Offer Space and such other space.
     (c) Tenant may only exercise its right to lease a portion of the First Offer Space, and an exercise thereof shall only be effective, if at the time of Tenant’s exercise of said right and on the pertinent First Offer Space Commencement Date this lease is in full force and effect and Tenant is not in Default under this lease, and (inasmuch as this right of first offer is intended only for the benefit of the original Tenant named in this lease and any Tenant Successors and Tenant Affiliates) at least 45,000 square feet of Rentable Area of the Premises is occupied by the original Tenant named herein or a Tenant Successor or Tenant Affiliate, this lease has not been assigned other than to a Tenant Successor or Tenant Affiliate, not more than 15,000 square feet of Rentable Area of the Premises is subject to subleases other than subleases to Tenant Successors or Tenant Affiliates, and Landlord has not terminated this lease as to any part of the Premises pursuant to Section 15 above. Without limitation of the foregoing, no sublessee, and no assignee other than a Tenant Successor or Tenant Affiliate, shall be entitled to exercise any right hereunder, and no exercise of any right hereunder by the original Tenant named herein or a Tenant Successor or Tenant Affiliate shall be effective in the event said Tenant or Tenant Successor or Tenant Affiliate assigns this lease prior to the pertinent First Offer Space Commencement Date other than to a Tenant Successor or Tenant Affiliate or more than 15,000 square feet of Rentable Area of the Premises is subject to subleases as of the pertinent First Offer Space Commencement Date other than subleases to Tenant Successors or Tenant Affiliates or Landlord terminates this lease as to any part of the Premises pursuant to Section 15 above prior to the pertinent First Offer Space Commencement Date.
     (d) If Tenant has validly exercised its right to lease a portion of the First Offer Space, then effective as of the First Offer Space Commencement Date such portion of the First Offer Space shall be included in the Premises, subject to all of the terms, conditions and provisions of this lease, except that:

(i)	except as hereinafter provided, Base Rent per square foot of Rentable Area for such portion of the First Offer Space shall be equal to the Market Rental Rate (as hereinafter defined) for such First Offer Space;

(ii)	the Rentable Area of the Premises shall be increased by the Rentable Area of such portion of the First Offer Space;

(iii)	the term of the demise covering such portion of the First Offer Space shall commence on the First Offer Space Commencement Date and shall expire simultaneously with the expiration of the Term of this lease, including any extension or renewal thereof; and

(iv)	except as hereinafter provided, the First Offer Space shall be rented in its “as is” condition as of the First Offer Space Commencement Date (inasmuch as tenant improvement work, allowances, and time for construction of tenant improvements, if any, will be reflected in the Market Rental Rate pursuant to Section 38 below).
Notwithstanding clauses (i) and (iv) above, with respect to any portion of the First Offer Space on the 25th floor of the Building as to which Tenant is entitled to, and does, give a First Offer Exercise Notice prior to the end of the second Lease Year:
(A)	Base Rent per square foot of Rentable Area for such portion of the First Offer Space for the Lease Year in which the related First Offer Space Commencement Date occurs and for subsequent Lease Years shall be at the same respective rates as Base Rent for the initial Premises as determined pursuant to Section l(b) above; and

(B)	Tenant shall be entitled to allowances for such portion of the First Offer Space in the same amounts per square foot of Rentable Area as provided for in the Workletter for the initial Premises, prorated by multiplying such amounts by the ratio which the number of full calendar months in the Initial Term of this lease from and after the pertinent First Offer Space Commencement Date bears to 120 months If any additional Allowance is paid for such First Offer Space, Base Rent for such portion of the First Offer Space shall be increased pursuant to Section l(b) above on account thereof in the same manner as Base Rent for the initial Premises, except that the increase in Base Rent shall be effective as of the pertinent First Offer Space Commencement Date and the amortization shall be based on the remaining number of months of the Initial Term thereafter.
     (e) If Tenant has validly exercised its right to lease a portion of the First Offer Space, within thirty (30) days after request by either party hereto Landlord and Tenant shall enter into a written amendment to this lease confirming the terms, conditions and provisions applicable to such portion of the First Offer Space as determined in accordance herewith.
     (f) If Tenant has validly exercised its right to lease a portion of the First Offer Space, Landlord shall use reasonable efforts to deliver possession of such First Offer Space to Tenant on the pertinent First Offer Space Commencement Date, but in the event Landlord should be unable for any reason to do so, Landlord shall not be subject to any liability for failure to deliver possession, Such failure to deliver possession shall not affect either the validity of this lease or the obligations of either Landlord or Tenant hereunder or be construed to extend the expiration of the Term of this lease either as to such portion of the First Offer Space or the balance of the Premises provided, however, that under such circumstances, rent shall not commence as to such portion of the First Offer Space until Landlord is able to deliver possession, and if Base Rent for such portion of the First Offer Space will be the Market Rental Rate, such Base Rent shall be adjusted to reflect the reduction in the length of the term of the lease of such portion of the First Offer Space to the extent that the length of such term had an effect on the computation of the Market Rental Rate.
     (g) In the event any portion of the First Offer Space is leased to Tenant other than pursuant to the right of first offer described herein, such portion of the First Offer Space shall thereupon be deleted from the First Offer Space.
     (h) Tenant’s rights to lease the portion of the First Offer Space on the 21st floor of the Building are subject to the rights of KPMG Peat Marwick;existing on the date hereof to lease such portion of the First Offer Space (or portions thereof). Tenant’s rights to lease the First Offer Space are also subject to any rights to lease the First Offer Space or portions thereof granted in any lease of First Offer Space entered into by Landlord and a third party following notice to Tenant in accordance with this Section and Tenant’s failure to lease such space pursuant to this Section, to the extent that Landlord’s notice identified such rights; and to Landlord’s right to extend or renew the lease of any tenant occupying any portion of the First Offer Space even if not pursuant to an option contained in its lease.

     (i) As used herein, the term “First Offer Period” shall mean the Term of this lease and all extensions and renewals thereof, provided, however, that the First Offer Period shall not include the last two (2) years of the initial or any extension or renewal : term unless, as to the Initial Term, Tenant has exercised the option granted to Tenant in this lease to extend the Term hereof or renew this lease for the additional period following such Initial Term or Landlord and Tenant have entered into an amendment to this lease extending the Term for an additional period or a new lease for the Premises.
     36. EXPANSION OPTION. Subject to the provisions hereinafter set forth,Landlord hereby grants to Tenant the option to lease, on the terms and conditions hereinafter set forth, space (the “Expansion Space”) within the area on the 25th floor of the Building shown on Exhibit I to this Lease (the “Total Expansion Space”), the exact area, configuration and location of the Expansion Space and the date of commencement of the term of the demise with respect to the Expansion Space (the “Expansion Space Commencement Date”) to be designated by Landlord within the parameters set forth below.
     (a) Landlord shall determine the portion of the Total Expansion Space to be made available for lease by Tenant as the Expansion Space (without regard to whether other portions of the Total Expansion Space may also be available for leasing) and the Expansion Space Commencement Date, subject to the following conditions:
(i)	the area of the Expansion Space shall be 10,000 square feet of Rentable Area, plus or minus 20%;

(ii)	the Expansion Space shall include the portion of the 25th floor of the Building where an existing staircase connects . the 24th and 25th floors, unless such portion of the 25th floor has been leased by Tenant pursuant to its right to lease First Offer Space or otherwise leased by Tenant; and

(iii)	the Expansion Space Commencement Date shall fall within the period commencing on the first day of the sixth Lease Year and ending on the last day of the sixth month of the seventh Lease Year.
     (b) Tenant’s option to lease the Expansion Space shall be exercisable by written notice from Tenant to Landlord of Tenant’s election to exercise said option given not earlier than the first day of the fifth Lease Year and not later than the last day of the sixth month of the fifth Lease Year, time being of the essence. If Tenant’s option is not so exercised, said option shall thereupon terminate and Tenant shall not thereafter have any right to lease any portion of the Total Expansion Space pursuant to this expansion option.

     Tenant may not elect to lease less than the entire area of the. Expansion Space designated by Landlord!
     (c) Landlord shall give Tenant written notice of the location and Rentable Area of the Expansion Space, the Expansion Space Commencement Date, and the Market Rental Rate for the Expansion Space within sixty (60) days after Tenant’s exercise of its option to lease the Expansion Space.
     (d) Tenant may only exercise said option, and an exercise thereof shall only be effective, if at the time of Tenant’s exercise of said option and on the Expansion Space.Commencement Date this lease is in full force and effect and tenant is not in Default under this lease, and (inasmuch as said option is intended only for the benefit of the original Tenant named in this lease and any Tenant Successors and Tenant Affiliates) at least 45,000 square feet of Rentable Area of the Premises is occupied by the original Tenant named herein or a tenant Successor or Tenant Affiliate, this lease has not been assigned other.’than to a Tenant Successor or Tenant Affiliate, not more than 15,000 square . feet of Rentable Area of the Premises is subject to subleases other than subleases to Tenant Successors or Tenant Affiliates, and Landlord has not terminated this lease as to any part ... , of the Premises pursuant to Section 15 above. Without limitation of the. foregoing, no sublessee, and no assignee other man a tenant Successor or tenant Affiliate, shall be entitled to exercise said; option, and no exercise of said option by the original tenant • named herein or a Tenant Successor or Tenant Affiliate shall be effective in the event said . Tenant or Tenant Successor or tenant Affiliate assigns this lease prior to the Expansion Space Commencement Date other than to a Tenant Successor or Tenant Affiliate or more than 15,000 square feet of Rentable Area of the Premises is subject to subleases other than subleases to Tenant Successors or Tenant Affiliates as of the Expansion Space Commence-ment Date or Landlord terminates this lease as to any part of the Premises pursuant to Section 15 above prior to, the Expansion Space Commencement Date. .
     (e) If Tenant has validly exercised its option to lease the Expansion Space, then effective as of the Expansion Space Commencement Date the Expansion Space shall be included in the Premises, subject to all of the terms, conditions and provisions of this lease, except that:
(i)	Base Rent per square foot of Rentable Area for the Expansion Space shall be equal to the Market Rental Rate for the Expansion Space;

(ii)	the Rentable Area of the Premises shall be increased by the Rentable Area of the Expansion Space;

(iii)	the term of the demise covering the Expansion Space shall commence on the Expansion Space Commencement Date and shall expire simultaneously with the expiration or earlier termination of me Term of this tease, including any extension or renewal thereof; and

(iv)	the Expansion Space shall be rented in its “as is” condition as of the Expansion Space Commencement Date (inasmuch as tenant improvement work, allowances, and time for construction of tenant improvements, if any, will be reflected in the Market Rental Rate pursuant to Section 38 below).
     (f) If Tenant has validly exercised its option to lease the. Expansion Space, within thirty (30) days after request by other party hereto landlord and Tenant shall enter into a written amendment to this lease confirming the terms, conditions and. provisions applicable to the Expansion Space as determined in accordance herewith. •
     (g) If Tenant has validly exercised its option to lease the Expansion Space, Landlord shall use reasonable efforts to deliver possession of the Expansion Space on the Expansion Space Commencement Date, but, notwithstanding the provisions of Section 36(a)(iii) above, in the event Landlord should be unable for any reason to deliver possession of the Expansion Space on the Expansion Space Commencement Date, Landlord shall not be subject to any liability for failure to deliver possession. Such failure to deliver possession.shall not affect either the validity of this lease:or the obligations of either Landlord or Tenant hereunder or be construed to extend the expiration of the Term of this lease either as to the Expansion Space or the balance of the Premises; provided, however, that under such circumstances, rent shall not commence as to the Expansion Space until Landlord is able to deliver possession, and Base Rent for the Expansion Space shall be adjusted to reflect the reduction in the length of the term of the. lease of the Expansion Space to the extent that the length of such term had an effect on the computation of the Market Rental Rate for the Expansion Space.
     (h) : In the event the portion of the Total Expansion Space which includes an existing staircase connecting the 24th and 25th floors of the Building is leased to Tenant other than pursuant to the expansion option described herein; such portion of the total Expansion Space shall thereupon be deleted from the Total Expansion Space and the minimum area which Landlord may designate as the Expansion Space pursuant to Section 36(a)(i) above shall be reduced by the Rentable Area of such portion of the Total Expansion Space.

     37. RENEWAL OPTION. Subject to the provisions hereinafter set forth, landlord hereby grants to Tenant an option to extend the Term of this lease on the same terms, conditions . and provisions as contained in this lease, except as otherwise provided herein, for one period of: five (5) years (the “Renewal Period”) after the expiration of the Term, which Renewal Period shall commence on the first day of the eleventh Lease Year (the “Renewal Period Commencement Date”) and end on the last day of the fifteenth Lease Year.
     (a) Said option shall be exercisable by written notice from Tenant to Landlord of Tenant’s election to exercise said option given not later than the date which is twelve (12) months prior to the Renewal Period Commencement Date, time being of the essence. If Tenant’s option is not so exercised, said option shall thereupon expire.
     (b) Tenant may only exercise said option, and an exercise thereof shall only be effective, if at the tune of Tenant’s exercise of said option and on the Renewal Period Commencement Date this lease is in full force and effect and Tenant is not in default tinder this lease, and (inasmuch as said option is intended only for the benefit of the original Tenant named in this lease and any Tenant Successors and Tenant Affiliates) at least 45,000 square feet of Rentable Area of the Premises is: occupied, by the original Tenant herein or a Tenant Successor or Tenant Affiliate, this lease has not been assigned other than to a Tenant Successor or Tenant. Affiliate, not more than 15,000 square feet of Rentable Area of the Premises is subject to subleases other than subleases to Tenant Successors or Tenant Affiliates, and Landlord has not terminated this lease as to arjy part of the Premises pursuant to Section 15 above. Without limitation of the foregoing, no sublessee, and no. assignee other than a Tenant Successor or Tenant Affiliate, shall be entitled to exercise said option, and no exercise of said option by the original Tenant named herein or a Tenant Successor or Tenant Affiliate shall be effective in the event said Tenant or Tenant Successor or Tenant Affiliate assigns this lease prior to the Renewal Period Commencement Date other than to a Tenant Successor or Tenant Affiliate or more than 15,000 square feet of Rentable Area of the Premises is subject to subleases other than subleases to Tenant Successors or Tenant Affiliates as of the Renewal Period Commence- ment Date or Landlord terminates this lease as to any part of the Premises pursuant to Section 15 above prior to the Renewal Period Commencement Date.
     (c) Rent per square foot of Rentable Area of the Premises payable during the Renewal Period with respect to all space included in the Premises as of the Renewal Period Commencement Date shall be equal to the Market Rental Rate for the Premises. Landlord shall give Tenant written notice of the Market Rental Rate within thirty (30) days following written request by Tenant made not earlier than forty-five (45) days prior to the . Renewal Period Commencement Date.
     (d) If Tenant has validly exercised said option, within thirty (30) days after request by either party hereto Landlord and Tenant shall enter into a written amendment to this lease confirming the terms, conditions and provisions applicable to the Renewal Period as determined in accordance herewith, with such revisions to the rental provisions of this lease as may be necessary to conform such provisions to the Market Rental Rate. .
     (e) Tenant shall not have any option to extend the Term of this lease beyond the expiration of the Renewal Period.
     38. MARKET RENTAL RATE. As used herein, the term “Market Rental Rate” per square foot of Rentable Area shall mean (i) the annual rate of net rent reasonably determined by Landlord to be the prevailing market net rental rate for comparable tenants for leases of comparable office space at the Building which has been built out for occupancy (taking into consideration the duration of the terms for which such space is being leased, location and/or floor level within the Building, when the applicable rate first becomes effective and other comparable • factors; reflecting (i.e., reduced to reflect that prevailing concessions will not be provided to Tenant in kind)) prevailing concessions, such as, but not limited to, rental concessions, tenant improvement work, design, construction and moving allowances, and time for construction of tenant improvements; and assuming that leasing commissions will be paid) for terms commencing on or about the First Offer .Space Commencement Date, Expansion Space Commencement Date or Renewal Period Commencement Date (as the case may be), or, if there is no comparable space or recent comparable transactions in the Building, then in comparable buildings in the area of downtown Chicago, Illinois in which the Building is located, plus (ii) additional components of the Market Rental Rate, which may include, among the other then prevailing components of rent, periodic adjustments or additions to. a fixed rent based on a share of real estate taxes and other expenses (such as Additional Rent) and increases to adjust for inflation. Bona fide written offers to lease comparable space at the Building received by Landlord from third parties (at arm’s length) . or given by Landlord to third parties (at arm’s length) may be used by Landlord as an indication of the Market Rental Rate. .
     39. BUILDING DIRECTORY; LOBBY SIGNAGE. (a) A Building directory in the lobby will be included in the Landlord’s Work under the Workletter. Tenant shall be provided with space on the directory, when installed, for entries for the name of Tenant and a reasonable number of Tenant’s designated personnel (but with total entries not exceeding Tenant’s Proportionate Share of directory entries unless Landlord otherwise agrees in its sole discretion). Tenant shall pay Landlord for the cost of any substitution in name entries following the initial . installation of Tenant’s directory entries.
     (b) Within nine (9) months following the Commencement Date, Landlord shall provide and install lobby identification for Tenant at a location and of a size, design and materials determined by Landlord in its sole and absolute discretion. Tenant’s rights, to lobby identification are non-exclusive. The rights under this Section shall be available only to the original Tenant named in this lease and any Tenant Successor and their respective Tenant Affiliates, and only so long as such are leasing and occupying at least 50,000 square feet of Rentable Area in the

Building. Tenant shall pay Landlord for the cost of any change in the name to be displayed in the lobby, following the initial installation of the lobby identification provided for in this Section.
     40. SATELLITE DISH. Subject to the terms and conditions hereinafter set forth, Landlord grants to Tenant, during the Term, the right to install, maintain, repair and replace a satellite or microwave dish relating to Tenant’s business in the Premises on the roof of the Building where designated by Landlord, for receiving signals relayed by satellite and, except as otherwise provided, to connect such equipment through existing mechanical shafts to the Premises.
     (a) .If Tenant desires to exercise such right, Tenant shall give a written notice to that effect to Landlord (a “Satellite Notice”). The Satellite Notice shall specify in detail the requirements of such installation, all of which shall be subject to the approval of Landlord. Landlord shall not unreasonably withhold its approval provided that the use of the roof for such purposes shall (i) be compatible with Landlord’s use of the roof, (ii) be subject to Landlord’s supervision, (iii) not adversely affect the structural safety or integrity of the Building, (iv) meet reasonable aesthetic and other standards of Landlord and Landlord’s architect and:(v) satisfy other conditions hereinafter set forth. If Landlord approves Tenant’s use of the roof for such purposes. Landlord shall designate by written notice to Tenant an appropriate area for such installation (“Installation Area”). Landlord shall use good faith efforts to select an Installation Area which will be consistent with adequate reception. The right granted to Tenant under this Section shall be subject to the following conditions precedent:(l) there must be available space on the roof and existing mechanical shafts from the roof to the Premises for Tenant’s, proposed installation; (2) Landlord’s architect shall approve of the location of the Installation Area (acting reasonably) and the appearance of those portions of the equipment to be visible to the public; (3) Landlord’s structural engineer shall approve of the location of the Installation Area (acting reasonably), the design and specifications of the equipment, the load caused on roof of the Building by such equipment, and other structural requirements of the installation; (4) The installation must comply with the applicable requirements of any covenant, condition or restriction of record and any municipal, county, state, federal or other governmental ordinance, law, rule or regulation including, but not limited to zoning . ordinances; and (5) the installation and operation of such equipment shall not interfere with the safety or operations of the Building or reduce or affect its structural integrity, and shall comply with me terms of this lease.
     (b) Tenant shall pay all costs and expenses of any kind related to the installation, operation, maintenance or removal of its communication equipment, including any reasonable architect’s or engineering fees incurred in connection with required approvals, but Tenant shall not be obligated to pay any fee for the roof or access thereto. Tenant shall maintain all such equipment in good repair. Tenant shall be responsible for any damage, loss or injury to the Building or other property and for any injury to persons caused by installation; operation, maintenance or removal of such equipment. Upon the expiration or earlier termination of this lease, Tenant shall, at its sole cost and expense, (i) remove the commmunication equipment and restore that portion of the roof of the Building where the communications equipment was located to its condition existing prior to the installation thereof, ordinary wear and tear excepted, and (ii) repair any damage or destruction caused by such removal. Restoration and repair herein required to be performed by Tenant shall be completed under the supervision of Landlord or Landlord’s representative. Notwithstanding the foregoing, Tenant shall not remove, and shall not be reimbursed for the cost thereof, any portion of the communication equipment which is embedded or permanently attached in or to the Building including, but not limited to, cables and other wiring, unless Landlord so directs otherwise. To the extent not expressly prohibited by law, Tenant agrees to hold Landlord and its beneficiaries, and their agents, servants and employees, harmless and to indemnify each of them against claims and liabilities, including reasonable attorney’s fees, for injuries to persons and damage to or theft, misappropriation or loss, of property occurring in or about the Building and arising out of the installation, maintenance, operation, removal or other use of the communications equipment installed hereunder.
     41. PARKING. During the Term, Tenant shall be entitled to have up to fifteen (15) cars parked in the garage below the concourse level of the Building, so long as Tenant pays the parking charges in effect from time to time (at monthly rates, if monthly rates are then being charged), subject to the terms and conditions, including parking rules and regulations, applicable from time to time to parking in the garage. In that connection, Tenant may be required to periodically execute standard parking agreements. Tenant shall pay parking charges for all parking provided for hereunder, whether or not Tenant does, in fact, utilize such parking. If Tenant, at any time, fails to contract for, or otherwise pay the parking charges relating to, any one or more of the parking spaces being made available to Tenant under this Section (each such parking space being referred to as a “Waived Space”), then Tenant shall forfeit its rights relative to each such Waived Space, and Landlord shall have no further obligation to offer such Waived Space to Tenant during the balance of the Term hereof. Landlord shall not be liable to Tenant in damages or otherwise under any circumstances for failure to provide parking if at any time Landlord or the garage operator is legally restricted from operating a parking garage or providing parking below the concourse level of the Building or otherwise unable to do so for reasons beyond its reasonable control, and in no event shall Tenant have any right to terminate this lease due to Landlord’s failure to make parking available as required under this Section. Spaces will not be reserved for Tenant, except that if Landlord converts parking spaces in the garage to reserved spaces, Tenant will be entitled to convert a pro rata share (if at least one full space) of the parking spaces then available to Tenant under this Section to reserved parking. Access to and from the parking garage will be available 24 hours per day, seven days per week, subject to reasons beyond Landlord’s reasonable control, including, but not limited to, default by the garage operator.
     42. BUILDING MANAGEMENT. Landlord shall manage the Building in a manner consistent with other first-class office buildings in downtown Chicago.

     43. EXCULPATORY PROVISIONS. The liability of any Landlord under this lease or any amendment to this lease, or any instrument or document executed in connection with this lease, shall be limited to and enforceable solely against the assets of such Landlord constituting an interest in the Project and not other assets of such Landlord. Assets of a Landlord which is a partnership or limited liability company do not include the assets of the partners or members of such landlord, and any negative capital account of a partner or member in a partnership or limited liability company which is a Landlord, and any obligation of a partner or member to contribute capital to the partnership or limited liability company which is Landlord, shall not be deemed to be assets of the partnership or limited liability company which is the Landlord. No directors, officers, employees, managers, members, or shareholders of any corporation or limited liability company which is Landlord shall have any personal liability arising from or in connection with this lease. At any time during which Landlord is trustee of a land trust, all of the representations, warranties, covenants and conditions to be performed by it under this lease or any documents or instruments executed in connection with this lease are undertaken solely as trustee, as aforesaid, and not individually, and no personal liability shall be asserted or be enforceable against it or any of the beneficiaries under said trust agreement by reason of any of the representations, warranties, covenants or conditions contained in this lease or any documents or instruments executed in connection with this lease.

     IN WITNESS WHEREOF, the parties have caused this lease to be executed as of the date first written above

LANDLORD:	TENANT:

303 WACKER REALTY L.L.C.,	PROMOTIONAL MARKETING,
a Delaware limited liability	L.L.C., an Illinois limited liability
company	company d/b/a UPSHOT

By:	Hines Three Illinois Center Associates Limited Partnership, its managing member
						By:	[ILLEGIBLE]

	By:	Bines Three Illinois Center L.L.C., a general partner					Its	CEO

		By:	Hines Interests Limited Partnership, a member.

			By:	Hines Holding, Inc., its general partner

By :

Name:

Title:

AMENDMENT TO LEASE
          This Amendment to Lease is made and entered into this 27th day of August 1998, by and between 303 Wacker Realty L.L.C. (“Landlord”) and Promotional Marketing, L.L.C. d/b/a Upshot (“Tenant”).
          A, Landlord and Tenant entered into an Office Lease dated June 30, 1998 (the “Lease”), pursuant to which Landlord leased to Tenant and Tenant accepted from Landlord approximately 60,494 square feet of Rentable Area, being the entire 23rd and 24th floors of the building commonly known as 303 East Wacker Drive, Chicago, Illinois.
          B. The parties desire to amend the Lease as hereinafter set forth, but not otherwise.
          In consideration of the premises and the mutual covenants hereinafter contained, and in consideration of the execution and delivery by HA-LO Industries, Inc. of a Guaranty in the form attached hereto, as Exhibit A, it is hereby agreed as follows:
          1. Section l(m) is hereby amended to read in its entirety as follows: “(m) “Security Deposit”: None.”
          2. Section 29 of the Lease is hereby deleted in its entirety.
          3. Section 27 of the Lease is hereby amended to add, as an additional addressee of any notice to Tenant, the following:
HA-LO Industries, Inc.
5980 West Touhy Avenue
Niles, Illinois
Attention: Barry Margolin
With a copy to:
Stone, Pogrund & Korey
221 N. LaSalle
32nd Floor
Chicago, Illinois 60601
Attention: David Pogrund
          4. Exhibit H to the Lease is hereby deleted in its entirety.
          5. The second sentence of Paragraph 9(a) of the Workletter (Exhibit C) is hereby amended to delete “(i)” and all of clause (ii).
          6. Except as herein specifically amended, the Lease shall continue in full force and effect.

          The parties hereto have hereunder set their hands and seals the day and year first above written

LANDLORD:	TENANT:

303 WACKER REALTY L.L.C.,	PROMOTIONAL MARKETING,
a Delaware limited liability	L.L.C., an Illinois limited liability
company	company d/b/a UPSHOT

By:	Hines Three Illinois Center Associates Limited Partnership, its managing member
						By:	[ILLEGIBLE]

	By:	Hines Three Illinois Center L.L.C., a general partner					Its	CEO

		By:	Hines Interests Limited Partnership, a member.

			By:	Hines Holding, Inc., its general partner

By :

				Name:	C. Kevin Shannahan
				Title:	Executive Vice President

GUARANTY
     THIS GUARANTY (the “Guaranty”) is made and entered into as of this 26th day of August, 1998, by the undersigned (the “Guarantor”) who, having received a copy of that certain Office Lease dated June 30, 1998 and the amendment thereof of even date with this Guaranty (said Office Lease, as amended by such amendment, being herein referred to as the “lease”) between 303 WACKER REALTY L.L.C., a Delaware limited liability company (“Landlord”), and PROMOTIONAL MARKETING, L.L.C., an Illinois limited liability company d/b/a UPSHOT (“Tenant”), has examined the Lease and is familiar with all the terms, covenants and provisions contained therein, and as an inducement to Landlord to enter into the Lease, does hereby unconditionally guarantee to Landlord: (i) the full and prompt payment of all Base Rent, Additional Rent and other items of Rent and all other sums and charges payable by Tenant under the Lease; (ii) the full and timely performance and observance of all the covenants, terms, conditions, and agreements therein provided to be performed and observed by Tenant; (iii) the full and prompt payment of all costs, expenses and reasonable attorneys’ fees incurred by Landlord in enforcing the Lease and/or this Guaranty; and (iv) the full and prompt payment to Landlord of the amount of any payments made to Landlord which are recovered from Landlord by a trustee, receiver or creditor of the Guarantor or Tenant pursuant to applicable law; and the Guarantor hereby covenants and agrees to and with Landlord that if default shall at any time be made by Tenant in the payment of any Base Rent, Additional Rent, other items of Rent, or any other sum or charge payable by Tenant under said Lease, or if Tenant should default in the performance and observance of any of the covenants, terms, conditions, or agreements contained in said Lease, the Guarantor will forthwith pay such rent and such other sums and charges to Landlord, and any arrears thereof, and shall forthwith faithfully perform and fulfill all of such terms, covenants, conditions, and agreements.
     This Guaranty is an absolute and unconditional guaranty of payment and of performance, and not of collection. It shall be enforceable against the Guarantor without the necessity of any suit or proceedings on Landlord’s part of any kind or nature whatsoever against Tenant and without the necessity of any notice of nonpayment, nonperformance or nonobservance or of any notice of acceptance of this Guaranty or of any other notice or demand to which the Guarantor might otherwise be entitled, all of which the Guarantor hereby expressly waives; and the Guarantor hereby expressly agrees that the validity of this Guaranty and the obligations of the Guarantor hereunder shall in no way be terminated, affected, diminished, or impaired by reason of the assertion or the failure to assert by Landlord against Tenant, or against Tenant’s successors and assigns, any of the rights or remedies reserved to Landlord pursuant to the provisions of said Lease or by relief of Tenant from any of Tenant’s obligations under the Lease or otherwise, including, but not by way of limitation, the rejection of said Lease in connection with proceedings under the bankruptcy laws now or hereafter in effect.
     This Guaranty shall be a continuing guaranty and the liability of the Guarantor hereunder shall in no way be affected, modified or diminished by reason of any assignment, renewal, further modification, or extension of the Lease or by reason of any modification or waiver of or change in any of the terms, covenants, conditions, or provisions of the Lease, or by reason of any extension of time that may be granted by Landlord to Tenant, or a changed or different use of the Leased Premises, or by reason of any dealings or transactions or matters or things occurring between Landlord and Tenant, whether or not notice thereof is given to the Guarantor.
     It is agreed that the failure of Landlord to insist in any one or more instances upon strict performance or observance of any of the terms, provisions or covenants of the Lease or to exercise any right therein contained shall not be construed or deemed to be a waiver or relinquishment for the future of such term, provision, covenant or right, but the same shall continue and remain in full force and effect.
     No assignment or other transfer of the Lease, or any interest therein, shall operate to extinguish or diminish the liability of the undersigned hereunder.
     This Guaranty shall continue to be effective, or be reinstated, as the case may be, if at anytime any whole or partial payment of the rental or other lease obligations guaranteed hereunder is or is sought to be rescinded or must otherwise be disgorged, restored or returned by Landlord upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Tenant or the undersigned (or any other guarantor) or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, Tenant or the undersigned (or any other guarantor) or of or for any substantial pan of the property owned by Tenant, all as though such payments or performance, to the extent so rescinded or otherwise disgorged, restored or returned, had not been made. Without limiting the generality of the foregoing, this Guaranty shall remain in full force and effect until one (1) full calendar year has elapsed since the full payment of all rental and other guaranteed lease obligations (or, in the event of a determination by Landlord that the “reachback” or preference period under the Federal Bankruptcy Code is extended for a period longer than one (1) year, such applicable longer period as may be required by notice to the undersigned from Landlord), and, in such case, thereafter if and for so long as there is pending at the end of such one year (or longer) period against either of Tenant or the undersigned (or any other guarantor) a proceeding under any federal or state bankruptcy or insolvency laws.
     The Guarantor hereby unconditionally waives (a) presentment, notice of dishonor, protest, demand for payment, and all notices of any kind, including, without limitation, notice of acceptance hereof; notice of nonpayment, non-performance, or other default under the Lease; and notice of any action taken to collect upon or enforce any of the terms and provisions of the Lease; (b) any subrogation to the rights of Landlord against Tenant until all of the obligations of Tenant under the Lease have been fully complied with and the Lease has expired or terminated and such payments made by the Guarantor are not subject to a right of recovery; and (c) any setoffs or counterclaims against Landlord (except for any setoffs or counterclaims which may be expressly provided for in the Lease) which would otherwise impair Landlord’s rights against the Guarantor hereunder.

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     The assignment by Landlord of the Lease and/or the rents, profits, avails, and/or proceeds thereof made either with or without notice to the Guarantor shall in no manner whatsoever release the Guarantor from any liability as Guarantor.
     All of Landlord’s rights and remedies under the Lease or under this Guaranty are intended to be distinct, separate and cumulative and no such right or remedy therein or herein mentioned is intended to be in exclusion of or a waiver of any of the others.
     Notice of acceptance of this Guaranty and any obligations or liabilities contracted or incurred by Tenant are all hereby waived by the Guarantor.
     This Guaranty shall be governed by and construed in accordance with the laws of the State of Illinois.
     All of the provisions of this Guaranty shall inure to the benefit of Landlord and its grantees, successors and assigns and shall inure to the benefit of any future owner of the fee title of which the Premises are a part, and all the provisions of this Guaranty shall be binding upon the Guarantor and its legal representatives, successors, and assigns.
     Initially capitalized terms used but not otherwise defined herein have the same meanings given them in the Lease.
     IN WITNESS WHEREOF, the undersigned has executed this Guaranty as of the date first written above.

HA-LO INDUSTRIES, INC., an Illinois corporation

By:	/s/ Richard A. Magid

Name: RICHARD A. MAGID
Title: CHIEF OPERATING OFFICER

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SECOND AMENDMENT TO OFFICE LEASE
     THIS SECOND AMENDMENT TO OFFICE LEASE (“Amendment”) is made and entered into this 31st day of March, 2000, by and between 303 WACKER REALTY L.L.C., a Delaware limited liability company (hereinafter referred to as “Landlord”), and PROMOTIONAL MARKETING, L.L.C. (d/b/a UPSHOT), an Illinois limited liability company (hereinafter referred to as “Tenant”).
RECITALS:
     A. Landlord and Tenant are parties to that certain Office Lease dated June 30, 1998, demising premises (the “Premises”) situated on the 23rd and 24th floors of the Building commonly known as 303 East Wacker Drive, Chicago, Illinois. Said Office Lease has been amended by a certain Amendment to Lease dated August 27, 1998, and as so amended and as otherwise amended from time to time is hereinafter referred to as the “Lease”); and
     B. Landlord and Tenant desire to further amend the Lease to among other things, include additional space on the 25th and 26th floors of the Building as part of the Premises, upon the terms and conditions hereinafter set forth.
     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby amend the Lease in the following respects only:
     1. Defined Terms. As used in this Amendment, the following terms shall have the respective meanings indicated below:
     (a) “Additional Premises” shall mean, collectively, Area No. 1, Area No. 2, Area No. 3, Area No. 4 and Area No. 5, as shown on Exhibits A-l and A-2 attached hereto and made a part hereof, which consist of a total of 55,340 square feet of Rentable Area measured in accordance with the BOMA method of measurement as more fully described in Exhibit B to the Lease.
     (b) “Area No. 1” shall mean the premises on the 25th floor of the Building, as shown on Exhibit A-l attached hereto and made a part hereof, which consist of 8,503 square, feet of Rentable Area measured in accordance with the BOMA method of measurement as more fully described in Exhibit B to the Lease.
     (c) “Area No. 2” shall mean the premises on the 25th floor of the Building, as shown on Exhibit A-l attached hereto and made a part hereof, which consist of 7,839 square feet of Rentable Area measured in accordance with the BOMA method of measurement as more fully described in Exhibit B to the Lease.
     (d) “Area No. 3” shall mean the premises on the 25th floor of the Building, as shown on Exhibit A-1 attached hereto and made a part hereof, which consist of 16,342 square feet of Rentable Area measured in accordance with the BOMA method of measurement as more fully described in Exhibit B to the Lease.
     (e) “Area No, 4” shall mean the premises on the 26th floor of the Building, as shown on Exhibit A-2 attached hereto and made a part hereof, which consist of 7,422 square feet of Rentable Area measured in accordance with the BOMA method of measurement as more fully described in Exhibit B to the Lease, plus such portion, if any, of Area No. 5 as Tenant may elect to include in the Premises for a term commencing on the Area No. 4 Commencement Date by giving notice to Landlord prior to the Area No. 4 Commencement Date designating such portion of Area No. 5. Any such portion of Area No. 5 designated by Tenant shall be contiguous to Area No. 4, and the remaining portion of Area No. 5 shall be in a leasable configuration.
     (f) “Area No. 5” shall mean the premises on the 26th floor of the Building, as shown on Exhibit A-2 attached hereto and made a part hereof, which consist of 15,234 square feet of Rentable Area measured in accordance with the BOMA method of measurement as more fully described in Exhibit B to the Lease, less any portion thereof which Tenant may elect to include in Area No. 4 pursuant to Section l(e) above.
     (g) “Area No. 1 Commencement Date” shall mean April 1, 2000, which date is subject to adjustment pursuant to Section 7 below.
     (h) “Area No. 2 Commencement Date” shall mean June 1, 2000, which date is subject to adjustment pursuant to Section 7 below.
     (i) “Area No. 3 Commencement Date” shall mean June 1, 2000, which date is subject to adjustment pursuant to Section 7 below.
     (j) “Area No. 4 Commencement Date” shall mean June 1, 2000, which date is subject to adjustment pursuant to Section 7 below.
     (k) “Area No. 5 Commencement Date” shall mean January 1, 2001, which date is subject to adjustment pursuant to Section 7 below.
     All other capitalized terms used but not otherwise defined herein shall have the same meanings as set forth in the Lease. For purposes of the Lease, the tend “Rent” shall specifically include the rental payments due with respect to the Additional Premises as described in this Amendment.

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Further, as used herein, any reference to a “portion of the Additional Premises” shall mean either Area No. 1, Area No. 2, Area No. 3, Area No. 4, and/or Area No. 5, as applicable.
     2. Additional Premises Commencement Dates. Effective as of the following respective dates (herein collectively referred to as the “Additional Premises Commencement Dates”) and fora lease term expiring concurrently with the end of the Term for the remainder of the Premises (as it may be sooner terminated or extended as provided in the Lease), the Premises shall include the following respective portions of the Additional Premises, and the Rentable Area of the Premises shall thereupon be increased by the Rentable Area of each such designated portion of the Additional Premises (as such respective Rentable Area designations are described in Section 1 of this Amendment).

APPLICABLE PORTION
DATE	OF ADDITIONAL PREMISES
Area No. 1 Commencement Date	Area No. 1
Area No. 2 Commencement Date	Area No.2
Area No. 3 Commencement Date	Area No. 3
Area No. 4 Commencement Date	Area No. 4
Area No. 5 Commencement Date	Area No. 5
     3. Lease Governs. From and after each respective Additional Premises Commencement Date described in Section 2 above, and through the end of the Term of the Lease, all provisions of the Lease shall be in full force and effect with respect to, and shall govern Tenant’s possession of, the applicable portion of the Additional Premises.
     4. Additional Premises Base Rent.
     (a) From and after the respective Additional Premises Commencement Dates for Area No. 1, Area No. 2, Area No. 4 and Area No. 5, Base Rent under the Lease with respect to each such portion of the Additional Premises shall be payable at the same respective annual rates per square foot of Rentable Area as applicable to the initial Premises under the Lease (i.e., as set forth in Section l(b) of the Lease), changing as and when such rates otherwise change with respect to such initial Premises.
     (b) From and after the Area No. 3 Commencement Date, Base Rent under the Lease with respect to Area No. 3 shall be payable in the amounts and at the respective rates per square foot of Rentable Area of Area No. 3 for the respective periods hereinafter described:

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			Annual Base Rent
			Per Square Foot of
		Monthly Base	Rentable Area of
Period	Annual Base Rent	Rent	Area No. 3
Area No. 3	$294,156.00	$24,513.00	$18.00
Commencement Date through March 31, 2001
April 1, 2001 through March 31,2002	$302,980.68	$25,248.39	$18.54
April 1, 2002 through March 31, 2003	$312,132.20	$26,011.02	$19.10
April 1, 2003 through March 31, 2004	$321,447.14	$26,787.26	$19.67
April 1, 2004 through March 31, 2005	$331,088.92	$27,590.74	$20.26
April 1, 2005 through March 31, 2006	$341,057.54	$28,421.46	$20.87
April 1, 2006 through March 31, 2007	$351,189.58	$29,265.80	$21.49
April 1, 2007 through March 31, 2008	$361,811.88	$30,150.99	$22.14
April 1, 2008 through March 31, 2009	$372,597.60	$31,049.80	$22.80
     (c) Base Rent attributable to the Additional Premises, as described above in this Section 4, shall be payable at such times and at such place and in accordance with such provisions as otherwise set forth in the Lease relative to the payment of Base Rent and Monthly Base Rent thereunder.
     5.  Additional Premises Additional Rent.
     (a) For any calendar year in which a respective Additional Premises Commencement Date falls, Tenant’s Proportionate Share of Expenses and Taxes (i.e., Additional Rent under the Lease) provided for in Section 5 of the Lease shall be calculated separately for the applicable portion of the Additional Premises for which such Additional Premises Commencement Date pertains, apart from the remainder of the Premises, but not for any subsequent years of the Term of the Lease. In subsequent years, Additional Rent shall be calculated for such applicable portion of the Additional Premises together with the remainder of the Premises. Additional Rent for each portion of the

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Additional Premises for the calendar year in which its corresponding Additional Premises Commencement Date falls shall be prorated by multiplying (i) the Additional Rent attributable to the applicable portion of the Additional Premises for such calendar year, as a whole, by (ii) a fraction, the numerator of which is the number of days remaining in such calendar year from and after the applicable Additional Premises Commencement Date and the denominator of which is 365.
     (b) For purposes of calculating Additional Rent payable on account of any applicable portion of the Additional Premises for the calendar year in which its corresponding Additional Premises Commencement Date falls, as” provided in Section 5(a) above, “Tenant’s Proportionate Share” shall be determined in accordance with the definition thereof set forth in Exhibit B of the Lease, except that the numerator of the ratio described therein shall be die Rentable Area of the applicable portion of the Additional Premises (as set forth in Section 1 hereinabove). For purposes of calculating Additional Rent payable on account of such portion of the Additional Premises, together with the remainder of the Premises, for all subsequent calendar years (or portions thereof) within the Term of the Lease, as provided in Section 5(a) above, “Tenant’s Proportionate Share” shall be determined in accordance with the definition thereof set forth in Exhibit B of the Lease, except that the numerator of the ratio described therein shall be the Rentable Area of the applicable portion of the Additional Premises together with the Rentable Area of the then balance of the Premises.
     (c) All Additional Rent described in this Section 5 shall be payable at such times, in such manner, and in accordance with such procedures (i.e, including payment of “Additional Rent Estimate” and final reconciliations) as set forth in Section 5 of the Lease relative to payment of Additional Rent thereunder.
     6. Condition: Tenant Improvements. Subject to Landlord’s obligations with respect to the Landlord’s Additional Premises Work under the Workletter attached hereto as Exhibit B and made a part hereof (the “Additional Premises Workletter”), Tenant hereby accepts each portion of the Additional Premises in their “as is” condition as of the date of execution and delivery of this Amendment by both Tenant and Landlord and acknowledges that Landlord shall not be required to make any improvements to any portion of the Additional Premises for Tenant’s use and occupancy. Without limitation of the foregoing, it is acknowledged that Tenant, at its sole cost and expense (subject to application of the allowances provided for in the Additional Premises Workletter), (a) shall perform any work at the Additional Premises as may be necessary or desired by Tenant to improve the Additional Premises for occupancy and (b) may, at Tenant’s option, perform the work necessary in order to modify the base building washrooms on the 25th floor of the Building to match the 23rd and/or 24th floor base building washrooms, in each case subject to and in accordance with the provisions of the Lease and the Additional Premises Workletter. All work as referenced in this Section 6 performed by Tenant within any respective portion of the Additional Premises prior to or within one hundred twenty (120) days following its/corresponding Additional Premises Commencement Date and in the 25th floor washrooms prior to or within one hundred twenty (120) days following the last Additional Premises Commencement Date to occur for Additional Premises on the 25th floor is referred to herein and in the Additional Premises Workletter as “Tenant’s

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Additional Premises Work”. Tenant’s Additional Premises Work shall be “Tenant Alterations” for purposes of the Lease.
     7. Possession.
     (a) Landlord shall deliver possession of each respective portion of the Additional Premises to Tenant not later than the following respective dates (herein, collectively, the “Additional Premises Turnover Dates”):

Portion of Additional Premises	Projected Turnover Date
Area No. 1	The date of full execution and delivery of this Amendment
Area No. 2	The date of full execution and delivery of this Amendment
Area No. 3	The date of full execution and delivery of this Amendment
Area No. 4	The date of full execution and delivery of this Amendment as to the premises designated “Area No. 4” on Exhibit A-2 and, as to any additional premises designated by Tenant as Area No. 4 premises pursuant to Section l(e) above, not later than thirty (30) days after Tenant gives notice to Landlord of such designation
Area No. 5	October 1, 2000, or such earlier date as Tenant may designate by not less than thirty (30) days’ prior written notice, to Landlord
     (b) If Landlord should be unable for any reason to deliver possession of any given portion of the Additional Premises on its corresponding Additional Premises Turnover Date, Landlord shall not be subject to any liability for failure to deliver possession. Such failure to deliver possession shall not affect either the validity of the Lease (as amended hereby) or the obligations of either Landlord or Tenant under the Lease (as amended hereby) or be construed to extend the expiration of the Term of the Lease either as to the respective portion of the Additional Premises or the balance of the Premises. However, under such circumstances the applicable Additional Premises Commencement Date set forth in Section 1 above for such portion of the Additional Premises shall be extended by one day for each day of delay beyond the corresponding Additional Premises Turnover Date in delivery of possession of such portion of the Additional Premises to Tenant.
     (c) Notwithstanding anything to the contrary contained herein, with respect to each respective portion of the Additional Premises, if Tenant occupies such portion of the Additional Premises for the conduct of business operations therefrom prior to the Additional Premises Commencement Date-determined pursuant to Section 1 and the preceding provisions of this

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Section 7, the Additional Premises Commencement Date for such portion of the Additional Premises shall be the date on which Tenant commences business operations therefrom.
     8. Lobby Signage. Tenant shall have the right to install, at Tenant’s sole cost and expense and prior to the date which is one year after the last Additional Premises Commencement Date to occur, two additional Tenant identification signs on the glass panel in the high-rise elevator bank lobby on the ground floor of the Building. Such signs shall be similar to (and not larger than) the existing “Upshot” sign already installed in that location pursuant to Section 39(b) of the Lease and shall be deemed to be lobby identification under Section 39(b) and subject to the terms and conditions of that Section to the extent not inconsistent with this Section 8. One of such additional signs shall display the name “Ha-Lo” and the other shall display the name “Starbelly” or, in each case, Tenant may substitute the name of another Tenant Affiliate subject to Landlord’s prior written approval, which shall not be unreasonably withheld, and subject to any rights at the time of other tenants of the Building regarding competitors’ signage.
     9. Staircase and Fire Stairwell. (a) At such time as, and for so long as, the Premises include the portions of the 25th and 26th floors of the Building which are directly above the staircase which connects the 23rd and 24th floors of the Building, Tenant shall have the right to extend the internal staircase in the Premises from the 24th floor to the 25th and 26th floors of the Building. Such work may be performed, with Landlord’s approval of structural and other matters pursuant to the Workletter or to Section. 14 of the Lease and at Tenant’s sole cost and expense, and also subject to applicable building and fire codes and regulations, either as part of the Tenant’s Additional Premises Work, or pursuant to and on the terms and conditions contained in Section 14 and any other applicable provisions of the Lease.
     (b) Tenant shall have the right to use the fire stairwells connecting portions of the Premises on the 23rd 24th , 25th and 26th floors of the Building (at such time as, and for so long as, connecting portions of the Premises are located on such floors) for travel between floors of the Premises, so long as such use is permitted by applicable building and fire codes and regulations. With Landlord’s approval pursuant to Section 14 of the Lease and at Tenant’s sole cost and expense, and also subject to applicable building and fire codes and regulations, Tenant shall have the right to improve the portions of the stairwell serving the Premises and install a card key access system on stairwell doors in order to control entry from the stairwell to the Premises.
     10. Right of First Offer. Subject to the provisions hereinafter set forth, Landlord hereby grants to Tenant the right to lease, on the terms and conditions hereinafter set forth, each portion of the space on the 12th, 20th and 28th floors of the Building (the “First Offer Space”) which Landlord proposes to lease for any term commencing during the First Offer Period (as hereinafter defined).
     (a) Subject to Section 10(h) below, if Landlord is in serious discussions with a party other than Tenant concerning a lease of any portion of the First Offer Space for a term commencing during the First Offer Period (which shall include, in order to constitute serious discussions, delivery by Landlord to such party of an initial proposal for the leasing of such

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portion of the First Offer Space), and in any event prior to leasing any portion of the First Offer Space for a term commencing during the First Offer Period, Landlord shall give Tenant written notice of the location and Rentable Area of such portion of the First Offer Space, the date of commencement of the term of the demise, as determined by Landlord, with respect to such portion of the First Offer Space (the “First Offer Space Commencement Date”) and the rental rate for such portion of the First Offer Space (determined as hereinafter provided). The First Offer Space Commencement Date shall not be less than thirty (30) days after the date such notice is given by Landlord unless such portion of the First Offer Space has or will become available for leasing by reason of early termination of a lease, in which case the First Offer Space Commencement Date shall not be less than ten (10) days after the date such notice is given by Landlord, and shall not be earlier than the date on which Tenant exercises its right to lease such portion of the First Offer Space.
     (b) Tenant’s right to lease the First Offer Space described in such a notice from Landlord shall be exercisable by written notice from Tenant to Landlord of Tenant’s election to exercise said right (a “first Offer Exercise Notice”) given not later than seven (7) business days after Landlord’s notice is given, time being of the essence. If such right is not so exercised, Tenant’s right of first offer shall thereupon terminate as to such portion of the First Offer Space, and Landlord may thereafter lease and re-lease such portion of the First Offer Space without notice to Tenant and free of any right in Tenant. Notwithstanding the foregoing, if Landlord shall not have leased such First Offer Space within the period ending six (6) months following the date of Landlord’s notice to Tenant regarding such First Offer Space plus, if Landlord is negotiating with a particular potential tenant at the time such period expires, such additional period during which Landlord continues to negotiate with such potential tenant, Landlord shall not enter into a lease of any such portion of the First Offer Space without again giving the notice referred to above. Tenant may not elect to lease less than the entire area of the First Offer Space described in a Landlord’s notice, and if a third-party lease would include all or a portion of the First Offer Space together with other space in the Building which is not First Offer Space, Tenant must exercise its right for such First Offer Space and such other space.
     (c) Tenant may only exercise its right to lease a portion of the First Offer Space, and an exercise thereof shall only be effective, if at the time of Tenant’s exercise of said right and oh the pertinent First Offer Space Commencement Date the Lease is in full force and effect and Tenant is not in Default under the Lease, and (inasmuch as this right of first offer is intended only for the benefit of the original Tenant named in the Lease and any Tenant Successors and Tenant Affiliates) the entire Premises are occupied by the original Tenant named in the Lease or a Tenant Successor or Tenant Affiliate, and said Tenant has not assigned the Lease (other than to a Tenant Successor or Tenant Affiliate), nor sublet any portion of the Premises (other than to a Tenant Successor or Tenant Affiliate), and Landlord has not terminated the Lease as to any part of the Premises pursuant to Section 15 of the Lease. Without limitation of the foregoing, no sublessee, and no assignee other than a Tenant Successor or Tenant Affiliate, shall be entitled to exercise any right hereunder, and no

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exercise of any right hereunder by the original Tenant named in the Lease or a Tenant Successor or Tenant Affiliate shall be effective in the event said Tenant or Tenant Successor or Tenant Affiliate assigns the Lease (other than to a Tenant Successor or Tenant Affiliate) or subleases any portion of the Premises (other than to a Tenant Successor or Tenant Affiliate), or if Landlord terminates the Lease as to any part of the Premises pursuant to Section 15 of the Lease, prior to the pertinent First Offer Space Commencement Date.
     (d) If Tenant has validly exercised its right to lease a portion of the First Offer Space, then effective as of the First Offer Space Commencement Date such portion of the First Offer Space shall be included in the Premises, subject to all of the terms, conditions and provisions of the Lease, except that:
(i)	Base Rent per square foot of Rentable Area for such portion of the Erst Offer Space shall be equal to the Market Rental Rate (as defined in Section 38 of the Lease) for such First Offer Space;

(ii)	the Rentable Area of the Premises shall be increased by the Rentable Area of such portion of the First Offer Space;

(iii)	the term of the demise covering such portion of the First Offer Space shall commence on the First Offer Space Commencement Date and shall expire simultaneously with the expiration of the Term of the Lease, including any extension or renewal thereof; and

(iv)	the First Offer Space shall be rented in its “as is” condition as of the First Offer Space Commencement Date (inasmuch as tenant improvement work, allowances, and time for construction of tenant improvements, if any, will be reflected in the Market Rental Rate pursuant to Section 38 of the Lease).
     (e) If Tenant has validly exercised its right to lease a portion of the First Offer Space, within thirty (30) days after request by either party hereto, Landlord and Tenant shall enter into a written amendment to the Lease confirming the terms, conditions and provisions applicable to such portion of the First Offer Space as determined in accordance herewith.
     (f) If Tenant has validly exercised its right to lease a portion of the First Offer Space, Landlord shall use reasonable efforts to deliver possession of such First Offer Space to Tenant on the pertinent First Offer Space Commencement Date, but in the event Landlord should be unable for any reason to do so, Landlord shall not be subject to any liability for failure to deliver possession. Such failure to deliver possession shall not affect either the validity of the Lease or the obligations of either Landlord or Tenant under the Lease or be construed to extend the expiration of the Term of the Lease either as to such portion of the Erst Offer Space or the balance of the Premises; provided, however, that under such

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circumstances, rent shall not commence as to such portion of the First Offer Space until Landlord is able to deliver possession, and Base Rent for such portion of the First Offer Space shall be adjusted to reflect the reduction in the length of the term of the lease of such portion of the First Offer Space if and to the extent that the length of such term had an effect on the computation of the Market Rental Rate.
     (g) In the event any portion of the First Offer Space is leased to Tenant other than pursuant to the right of first offer described herein, such portion of the First Offer Space shall thereupon be deleted from the First Offer Space.
     (h) Tenant’s rights to lease the First Offer Space are subject and subordinate to the rights with respect to such space heretofore granted to those tenants (including their respective successors and assigns) described on Schedule 1 hereto, as set forth in such existing tenants’ respective leases at the Building in effect as of the date of execution and delivery of this Amendment by both Tenant and Landlord and more fully described (whether characterized on Schedule 1 hereto as expansion rights, rights of first offer, or other rights) in such respective leases. Tenant’s rights to lease the First Offer Space are also subject and subordinate to Landlord’s right to extend or renew the lease of any tenant occupying any portion of the First Offer Space, even if not pursuant to an option contained in its lease.
     (i) As used herein, the term “First Offer Period” shall mean the period commencing on the date of execution and delivery of this Amendment by both Tenant and Landlord and continuing for the remainder of the Term of the Lease and all extensions and renewals thereof, provided, however, that the First Offer Period shall not include the last Lease Year of the Initial Term or the last two (2) Lease Years of any extension or renewal term unless, as to the Initial Term, Tenant has exercised the option granted to Tenant in the Lease to extend the Term thereof or renew the Lease for the additional period following such Initial Term, or Landlord and Tenant have entered into an amendment to the Lease extending the Term for an additional period.
     (j) If me First Offer Space Commencement Date for any portion of the First Offer Space will be during the second to the last Lease Year of the Initial Term (i.e., during the period beginning on April 1, 2007 and ending on March 31, 2008), then, notwithstanding anything to the contrary contained herein, Tenant may only exercise its right to lease such portion of the First Offer Space, and an exercise thereof shall only be effective, if (i) Tenant simultaneously exercises its option under Section 37 of the Lease to extend the Term of the Lease and (ii) Tenant is then entitled, pursuant to the terms of Section 37(b) of the Lease, to exercise such option.
     11. Security Deposit. On or before the date of execution and delivery of this Amendment by Tenant, Tenant shall deliver to Landlord, at Tenant’s option, either (a) cash (“Cash Security Deposit”) in the amount of $845,000.00, or (b) an unconditional and irrevocable letter of credit (“Letter of Credit”) in the amount of $845,000.00 (“Security Deposit”), as security for the full and

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faithful performance of every provision of the Lease (as amended hereby) to be performed by Tenant. Tenant’s failure to deliver the Security Deposit to Landlord when required hereunder shall be a default and material breach of the Lease. The first such Letter of Credit (i.e., if that is the applicable form of the Security Deposit) shall expire no earlier than twelve (12) months after issuance and all subsequent replacement Letters of Credit shall expire no earlier than twelve (12) months from the expiry date of the then outstanding and expiring Letter of Credit. Each such Letter of Credit shall be in substantially the form attached hereto as Exhibit C and otherwise in form and substance satisfactory to Landlord. Each such Letter of Credit shall be issued by a bank reasonably satisfactory to Landlord. Without limitation of the foregoing, each issuer of a Letter of Credit shall have an office in Chicago, Illinois at which such Letter of Credit may be presented. Subject to the remaining provisions of this Section concerning reductions in the amount of the Security Deposit and return of the Security Deposit, Tenant shall ensure that at all times during the Term of the Lease and for sixty (60) days after expiration of the Term, an unexpired Letter of Credit in the face amount of the Security Deposit or cash in the amount of the Security Deposit shall be in the possession of Landlord. Subject to such provisions, during the Term Tenant shall deliver a replacement Letter of Credit to Landlord no later man thirty (30) days prior to the expiry date of then outstanding and expiring Letter of Credit. In addition, unless the total assets of the issuer of any outstanding Letter of Credit are $ 1 billion or more (unless Landlord has previously approved a lesser figure) as established to the reasonable satisfaction of Landlord, Landlord may require that Tenant deliver a replacement Letter of Credit from another issuer satisfactory to Landlord within thirty (30) days after notice from Landlord to Tenant requesting such replacement Letter of Credit. Failure by Tenant to deliver any replacement Letter of Credit as required by the foregoing provisions shall entitle Landlord to draw under the outstanding Letter of Credit and to retain the entire proceeds thereof for application as the Security Deposit under the Lease, but Landlord shall refund such proceeds to Tenant simultaneously with later delivery by Tenant of a Letter of Credit conforming with this Section. Each Letter of Credit shall be for the benefit of Landlord and its successors and assigns, shall be expressly assignable, and shall entitle Landlord or its successors or assigns to draw from time to time under the Letter of Credit in portions or in whole upon presentation of a sight draft accompanied by a statement that Landlord is entitled to draw thereunder pursuant to the terms of the Lease.
     If a Default by Tenant occurs under the Lease, including but not limited to a Default relating to the payment of Rent, Landlord may draw under the Letter of Credit and use or apply the proceeds drawn or any cash or other Security Deposit for the payment of Rent or any other past due amount or for any amount which Landlord may spend or become obligated to spend by reason of Tenant’s Default or to compensate Landlord for any other loss which Landlord may suffer by reason of Tenant’s Default. If any portion of the proceeds are to be used or applied, Tenant shall, within five (5) days after written demand therefor, restore the Security Deposit (by either a cash deposit or delivery of a replacement Letter of Credit) to the amount then required by this Section and Tenant’s failure to do so shall be a default and material breach of the Lease. Except to the extent required by law, Tenant shall not be entitled to interest for any period during which Landlord is holding cash as a Security Deposit nor shall Landlord be required to keep such cash Security Deposit separate from its or their general funds. Any cash Security Deposit which Landlord is holding at the expiration of the lease term, or any balance thereof, and any outstanding Letter of Credit shall be returned to

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Tenant (or at Landlord’s option to the last permitted assignee of Tenant’s interest hereunder, if any) within thirty (30) days after the expiration of the lease Term and Tenant’s vacation of the Premises, provided Tenant is not then in default under the Lease, and to the extent not returned to Tenant because Tenant is in default under the Lease, shall be returned when any such default is cured, to the extent not applied to cure such default or applied to other obligations of Tenant under the Lease. Landlord may deliver the Letter of Credit or any cash Security Deposit funds to the purchaser of Landlord’s interest in the Project, in the event that such interest is sold, transferred or conveyed, and thereupon Landlord shall be discharged from any further liability with respect to the Security Deposit provided that the transferee assumes Landlord’s obligations with respect thereto.
     In the event that Tenant has not defaulted with respect to any obligation under the Lease (including, without limitation, any default in the payment of Rent when due) at any time on or prior to the respective “Security Deposit Reduction Date,” hereinafter described, then, notwithstanding anything contained hereinabove to the contrary, (i) Landlord shall return to Tenant, upon Tenant’s request therefor, that portion of any Cash Security Deposit then being held by Landlord hereunder corresponding to the amount of the “Permitted Security Deposit Reduction” permitted as of such Security Deposit Reduction Date (as hereinafter set forth), or (ii) Tenant shall have the right to deliver a replacement letter of credit as a substitute for any Letter of Credit then being held by Landlord hereunder, or an amendment to the Letter of Credit then being held by Landlord hereunder, which replacement letter of credit or amended Letter of Credit shall be in the amount of the “Remaining Balance of Security Deposit” corresponding to such Security Deposit Reduction Date (as hereinafter set forth):

Security Deposit	Permitted Security	Remaining Security
Reduction Date	Deposit Reduction	Deposit Balance
March 31, 2004	$140,833.00	$704,167.00
March 31, 2005	$140,833.00	$563,334.00
March 31, 2006	$140,833.00	$422,501.00
March 31, 2007	$140,833.00	$281,668.00
March 31, 2008	$140,833.00	$140,835.00
March 31, 2009	$140,835.00	$0
     Notwithstanding the foregoing, if Tenant is not entitled to a reduction in the Security Deposit pursuant to the preceding paragraph solely because Tenant is in default under the Lease, as described therein, Tenant may again take the benefit of such reduction if and when such default and all other subsequent defaults have been cured within applicable cure periods provided under the Lease.
     If the net income of Tenant and/or any guarantor of the Lease (collectively the “Tenant Obligor”), for the Tenant Obligor’s most recent three (3) fiscal years, is equal to or greater than

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$25,000,000 per annum (as evidenced by audited financial statements reasonably satisfactory to Landlord, prepared in accordance with generally accepted accounting principles and otherwise on a basis consistent with the financial statements of Tenant delivered to Landlord prior to execution of the Lease) and Tenant is not in default under the Lease, then Landlord shall return any cash Security Deposit which Landlord is then holding and any outstanding Letter of Credit to Tenant or, at Landlord’s option, to any Tenant Obligor within thirty (30) days after the date of submittal of such financial statements and Tenant’s demand therefor, and Tenant shall have no further requirement for delivery of any Security Deposit hereunder. If Tenant is not entitled to the return of any Cash Security Deposit or Letter of Credit pursuant to this paragraph solely because Tenant is in default under the Lease, the same shall be returned if and when such default and any other subsequent defaults are cured within applicable cure periods under the Lease.
     12. Real Estate Brokers. Tenant represents and warrants that Tenant has not dealt with any broker in connection with this Amendment other than Binswanger Midwest of Illinois (whose commissions shall be payable by Landlord pursuant to separate written agreement between Landlord and said broker). Tenant agrees to indemnify and hold Landlord harmless from all loss, damages, liabilities, claims, costs and expenses (including reasonable attorneys’ fees) arising from any claims or demands of any other broker or brokers or finders with whom Tenant dealt for any commission alleged to be due such broker, brokers or finders.
     13. Present Status. Tenant certifies to Landlord that as of the execution and delivery of this Amendment by both Tenant and Landlord, and to Tenant’s actual knowledge, Landlord is not in default under the Lease by reason of failure to perform any obligations thereunder.
     14. Inapplicable Provisions. The following provisions of the Lease are hereby deleted, and shall hereafter be deemed null and void in their entirety:
     (a) Section 35 of the Lease (i.e., entitled “Right of First Offer”);
     (b) Section 36 of the Lease (i.e., entitled “Expansion Option”);
     (c) Paragraph 1 of the Workletter to the Lease (i.e., entitled “Landlord’s Work”) (it being acknowledged and confirmed by Tenant that such Landlord’s Work has heretofore been completed by Landlord in accordance with the requirements of said Workletter); and
     (d) Paragraphs 9(a) and 9(b) of the Workletter to the Lease (i.e., pertaining to any further obligations of Landlord to fund the Allowances described therein).
     15. Commencement Date. The parties confirrn and agree that (a) the Commencement Date of the Lease was March 4,1999, (b) the Expiration Date of the Initial Term will be March 31, 2009 and (c) each Lease Year under the Lease shall end on March 31.

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     16. Lease Supplement. At either party’s request following any given Additional Premises Commencement Date, Landlord and Tenant shall enter into a supplement to the Lease, confirming the terms and provisions applicable to the applicable portion of the Additional Premises as determined in accordance herewith. Any failure by the parties to fully execute and deliver any supplement shall not, however, affect their rights and obligations under the Lease as amended by this Amendment with respect to such portion of the Additional Premises.
     17.  Entire Agreement. The entire agreement of the parties is set forth in this Amendment and in the Lease as amended hereby. No prior agreement or understanding with respect to the Lease and this Amendment shall be valid or of any force or effect.
     18. Lease in Full Force and Effect. Except as amended hereby, all the terms and provisions of the Lease shall remain in full force and effect, and are hereby ratified and confirmed, and the terms of Section 43 shall apply to this Amendment and to the Lease, as amended hereby.
[Signature Page to Follow]

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     IN WITNESS WHEREOF, the parties have entered into this Amendment as of the day and year first above written.

LANDLORD:						TENANT:

303 WACKER REALTY L.L.C.						PROMOTIONAL MARKETING,
L.L.C., an Illinois limited liability
By:	Hines Three Illinois Center Associates Limited					company d/b/a UPSHOT
Partnership, its managing member

	By:	Hines Three Illinois Center L.L.C., a				By:	/s/ John Kelley

		general partner				Name:	John Kelley
						Title:	President (CEO)

		By:	Hines Interests Limited Partnership, a
member

			By:	Hines Holdings, Inc., its general
partner

				By:	/s/ C. Kevin Shannahan

Name: C. Kevin Shannahan
Title: Executive Vice President

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ACKNOWLEDGMENT OF GUARANTOR
     The undersigned, being the “Guarantor” under that certain Guaranty (“Guaranty”) dated August 26,1998 pertaining to the above-described Lease, hereby acknowledges and consents to the terms of the foregoing Amendment, and confirms that the Guaranty remains in full force and effect and shall continue to apply, in all respects, relative to the Lease, as amended by the foregoing Amendment, and as further amended from time to time.
     IN WITNESS WHEREOF, the undersigned has executed this Acknowledgment as of the day and year first set forth above in this Amendment

GUARANTOR:

HA-LO INDUSTRIES,INC., an Illinois corporation

By:	/s/ John Kelley

Name:	John Kelly

Title:	President / CEO

ASSIGNMENT, ASSUMPTION, CONSENT AND
THIRD AMENDMENT TO LEASE
     THIS ASSIGNMENT, ASSUMPTION, CONSENT AND THIRD AMENDMENT TO LEASE (“Amendment”) is made and entered into as of the 22nd day of may, 2002 by and among 303 WACKER REALTY L.L.C., a Delaware limited liability company (hereinafter referred to as “Landlord”), PROMOTIONAL MARKETING, L.L.C. (d/b/a Upshot) (hereinafter referred to as “Original Tenant”), and EQUITY MARKETING, INC., a Delaware corporation (hereinafter referred to as “Tenant”).
WITNESSETH:
     WHEREAS, Landlord and Original Tenant have entered into that certain Lease dated June 30, 1998 (the “Original Lease”), as amended by Amendment to Lease dated August 27, 1998 (the “First Amendment”) and by Second Amendment to Office Lease dated March 31, 2000 (the “Second Amendment”), and as supplemented by side-letter agreement dated effective as of March 1, 2002 (the “Side-Letter”) (said Original Lease, as so amended by the First Amendment and Second Amendment and as so supplemented by the Side-Letter, as amended hereby and as further amended from time to time, the “Lease”), which Lease covers space located on the 23rd through 26th floors (inclusive) of the Building known as 303 E. Wacker Drive, Chicago, Illinois;
     WHEREAS, Landlord, Original Tenant and Metropolitan Life Insurance Company (“Existing Mortgagee”) have heretofore entered into a certain Subordination, Non-Disturbance and Attomment Agreement (herein, the “Non-Disturbance Agreement”) relative to the Lease;
     WHEREAS, Original Tenant desires to assign to Tenant all of Original Tenant’s right, title and interest in, to and under the Lease and the Non-Disturbance Agreement and with respect to the Premises thereunder effective from and after the “Effective Date” (as defined below), and Tenant desires to accept such assignment and assume all obligations and liabilities of Original Tenant under said Lease and Non-Disturbance Agreement and with respect to said Premises effective from and after the “Effective Date” (as defined below), all conditioned upon Landlord’s and Existing Mortgagee’s consent to such assignment and to the agreement of Landlord and Tenant to amend the Lease as hereinafter set forth;
     WHEREAS, Original Tenant and Tenant have requested Landlord to consent to the aforedescribed assignment, and Landlord has agreed to consent to such assignment, subject to the terms and conditions hereinafter set forth; and
     WHEREAS, Landlord and Tenant desire to amend the Lease, effective from and after the “Effective Date”, to exclude certain space from the Premises being demised under the Lease and for other matters as hereinafter set forth;
     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, Landlord, Original Tenant and Tenant hereby agree as follows:
     1. Defined Terms. All capitalized terms used but not otherwise defined herein shall have the same meaning as in the Lease.

     2. Assignment. Subject to Paragraph 19 below, effective as of the “Closing Date” (as defined in Paragraph 19 below) (herein, the “Effective Date”), Original Tenant hereby assigns to Tenant all of Original Tenant’s right, title and interest in, to and under the Lease and the Non-Disturbance Agreement, and with respect to the leased premises thereunder. Original Tenant and/or Tenant shall notify Landlord, in writing, of the occurrence of such Closing Date within one (1) business day after the occurrence thereof.
     3. Acceptance and Assumption. Subject to Paragraph 19 below, effective from and after the Effective Date, Tenant hereby accepts such assignment and assumes the obligations and liabilities of the “Tenant” (as such term is used in the Lease) under the Lease and the Non- Disturbance Agreement, all to the extent such obligations and liabilities arise or accrue on or following the Effective Date, and Tenant agrees to make all payments and to keep and perform all conditions and covenants to be kept and performed by the “Tenant” thereunder from and after the Effective Date, as fully and completely as if Tenant had executed the Lease and the Non- Disturbance Agreement in its own name. Tenant agrees that such assumption and agreement is made for the benefit of Original Tenant, Landlord and Existing Mortgagee.
     4. Certification by Original Tenant. Original Tenant represents and warrants to Landlord and to Tenant that the following are true as of the date hereof, and will be true as of the Effective Date (provided, however, that the following representations or warranties, whether or not true, shall not affect, in any manner, Tenant’s liability to Landlord under the Lease or to Existing Mortgagee under the Non-Disturbance Agreement for all obligations of “Tenant” arising or accruing on or following the Effective Date):
     (a) Original Tenant owns and holds the entire interest of “Tenant” under the Lease;
     (b) There exist no subleases affecting the Premises under the Lease or any part thereof;
     (c) Original Tenant has not assigned or encumbered the “Tenant’s” interest under the Lease or any part thereof;
     (d) No contracts for the furnishing of any labor or materials with respect to improvements or alterations in or about the Premises have been let by Original Tenant or are outstanding that have not been fully performed and satisfied by Original Tenant;
     (e) To the best of Original Tenant’s knowledge after due inquiry, Landlord is not in default under the Lease by reason of failure to perform any obligation thereunder and there is no circumstance, event, condition or state of facts which, by the passage of time or the giving of notice or both, could constitute or result in such a default; and
     (f) Original Tenant is not in default under the Lease by reason of failure to perform any obligation thereunder and, to Original Tenant’s knowledge, there is no circumstance, event, condition or state of facts which, by the passage of time or the giving of notice or both, could constitute or result in such a default.

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     5. Certification by Landlord. Landlord hereby certifies to Tenant that, as of the date hereof, (i) Original Tenant is not in default of its obligation to pay Base Rent or Additional Rent as and when due under the Lease, (ii) Landlord has not delivered to Original Tenant any written notice (which has not been heretofore withdrawn by Landlord) stating that Tenant is in default under the Lease, and (iii) there is no Ground Lessor or Mortgagee with rights in the Building other than Existing Mortgagee.
     6. Original Tenant’s Liability. Original Tenant shall remain fully liable to Landlord under the Lease in accordance with its terms, all to the extent (and only to the extent) of all obligations or liabilities arising or accruing prior to the Effective Date hereof (including, without limitation, those additional Rent reconciliation obligations described in Paragraph 11 below). Original Tenant shall be released from all obligations and liabilities of the “Tenant” under the Lease first arising or accruing from and after the Effective Date, all of which being expressly assumed by Tenant hereunder. Notwithstanding anything to the contrary set forth herein, Landlord hereby acknowledges and agrees that Tenant shall have no responsibility for any obligations or liabilities arising or accruing under the Lease prior to the Effective Date, and Landlord shall not exercise any rights or remedies under the Lease against Tenant as a result of any acts or omissions of Original Tenant occurring prior to the Effective Date.
     7. Consent of Landlord. Landlord hereby consents to the foregoing assignment to Tenant, subject to the terms and conditions contained herein. Landlord’s consent shall not be deemed to otherwise modify any of the terms and provisions set forth in the Lease, nor does Landlord hereby consent to any further assignment of the Lease or subletting of all or any portion of Premises.
     8. Partial Termination of Lease. The term of the Lease and all other Lease terms and conditions shall terminate on the Effective Date only as to that portion of the Premises located on the 25th and 26th floors of the Building, as shown on Exhibits A-l and A-2 of the Second Amendment and stipulated to contain 55,340 square feet of Rentable Area (the “Excluded Premises”), as though the Lease had expired by lapse of time on the Effective Date with respect to the Excluded Premises. Following the Effective Date, the remaining balance of the Premises (the “Remainder Leased Premises”), consisting of the entirety of floors 23 and 24 at the Building and stipulated to contain 60,494 square feet of Rentable Area (i.e., 30,172 square feet on the 23rd floor and 30,322 square feet on the 24th floor), shall be deemed to be the “Premises” under the Lease, which Remainder Leased Premises is shown on Exhibit A-3 to the Original Lease.
     9. Surrender and Notice. Original Tenant shall vacate and deliver possession of the Excluded Premises to Landlord on or before 11:59 p.m. on the Effective Date, in its “as-is” condition existing as of the date of this Amendment, subject, however, to Tenant’s continuing obligation to remove all furnishings and other personal property therefrom (other than the “Excluded Premises Construction Materials”, as described below) on or before the Effective Date, in accordance with Section 10(c) of the Original Lease. Any retention of possession by Original Tenant or by Tenant of all or part of the Excluded Premises after the Exclusion Date shall be deemed a holding over under Section 11 of the Lease without consent of Landlord, and shall be subject to the terms and conditions of Section 11 with respect to such holdover. Without limitation of the foregoing, Landlord and Original Tenant hereby agree that, from and after the date hereof, Original Tenant shall not remove from the Excluded Premises any of the construction materials currently being stored at the Excluded Premises (i.e., consisting of

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drywall, ductwork and the like) (herein, the “Excluded Premises Construction Materials”). Effective as of the Effective Date, the Excluded Premises Construction Materials shall become the property of the Landlord, without any additional compensation, allowance or credit to Original Tenant therefor, other than the benefits derived by Original Tenant under this Amendment. Accordingly, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Original Tenant hereby quitclaims, bargains, sells and delivers to Landlord its entire right, title and interest in and to the Excluded Premises Construction Materials, which conveyance shall become effective as of the Effective Date. Without limitation of the foregoing, Original Tenant hereby confirms that, to its knowledge, Original Tenant and/or Landlord is the owner of the aforedescribed Excluded Premises Construction Materials, and no other party has any liens, claims for lien or other rights with respect thereto. Tenant shall have no liability with respect to the surrender of the Excluded Premises or the disposition of the Excluded Premises Construction Materials, it being hereby agreed that Tenant shall not succeed to any right, title or interest of Original Tenant therein.
     10. Decrease in Base Rent. Effective as of the Effective Date, Base Rent provided to be paid pursuant to Section l(b) and Section 4 of the Lease with respect to the Remainder Leased Premises shall be reduced to the following amounts for the following respective periods (and Section l(b) is amended accordingly):

			Annual Base
			Rent Per Square Foot of
	Annual	Monthly	Rentable Area
Period	Base Rent	Base Rent	of the Premises
Effective Date through March 31, 2003	$1,028,398.00	$85,699.83	$17.00
April 1, 2003 through March 31, 2004	$1,079,817.90	$89,984.83	$17.85
April 1, 2004 through March 31, 2005	$1,079,817.90	$89,984.83	$17.85
April 1, 2005 through March 31, 2006	$1,131,237.80	$94,269.82	$18.70
April 1, 2006 through March 31, 2007	$1,197,781.20	$99,815.10	$19.80
April 1, 2007 through March 31, 2008	$1,306,670.40	$108,889.20	$21.60
April 1, 2008 through March 31, 2009	$1,415,559.60	$117,963.30	$23.40
     11. Additional Rent. Additional Rent for the calendar year which includes the Effective Date shall be calculated separately for the Excluded Premises and the Remainder Leased Premises as follows:
     (a) Additional Rent attributable to the Excluded Premises shall be prorated pursuant to Section 5(e) of the Original Lease for the calendar year which includes the Effective Date as though the Lease will terminate on the Effective Date, and “the number of days of the Term falling within the Calculation Year”, as used in said Section 5(e), shall be deemed to be the number of days in the period commencing on January 1st of the

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calendar year which includes the Effective Date and ending on the Effective Date. “Tenant’s Proportionate Share”, as determined under Exhibit B to the Original Lease, shall, for purposes of determining Additional Rent attributable to the Excluded Premises for said calendar year, be deemed to be 55,340 square feet (i.e., being the rentable square footage of the Excluded Premises). Original Tenant shall be responsible for payment of Additional Rent attributable to the Excluded Premises for the calendar year which includes the Effective Date (including, without limitation, all rights and/or obligations with respect to reconciliations of actual Additional Rent as compared to Additional Rent Estimate relative to the Excluded Premises for such year, as required under Section 5(c) of the Lease), and Tenant shall have no rights or responsibility therefor.
     (b) Additional Rent attributable to the Remainder Leased Premises for the calendar year which includes the Effective Date and for the remainder of the Lease term thereafter shall be computed pursuant to Section 5 of the Lease, except that the “Tenant’s Proportionate Share” as determined under Exhibit B of the Lease, for purposes of determining Additional Rent for the Remainder Leased Premises, shall be deemed to be 60,494 square feet (i.e., being the rentable square footage of the Remainder Leased Premises). Without limitation of the foregoing, the parties hereby agree that Original Tenant shall have all rights and shall be responsible for all obligations with respect to reconciliations of actual Additional Rent as compared to Additional Rent Estimate (i.e., as required under Section 5(c) of the Lease) attributable to the Remainder Leased Premises for the calendar year which includes the Effective Date, but only with respect to the period from and after January 1st of such year and through the day preceding the Effective Date (and Tenant shall have no rights or responsibility therefor), and Tenant shall have all rights and shall be responsible for all obligations with respect to such reconciliation for said calendar year for the period from and after the Effective Date and through December 31st of such year (and Original Tenant shall have no rights or responsibility therefor). All such Additional Rent reconciliation rights and obligations of Original Tenant and Tenant shall survive the assignment effectuated hereby.
     12. Additional Rent Abatement. Notwithstanding anything herein or in the Lease to the contrary, but subject to the last sentence of this Paragraph 12, an amount equal to fifteen percent (15%) of the Additional Rent otherwise due and owing from Tenant hereunder relative to the Remainder Leased Premises shall abate during the 24-month period from and after the Effective Date and through the day preceding the 24-month anniversary thereof (the “Partial Additional Rent Abatement Period”); provided, however, that Tenant shall continue to remain responsible for the balance of Additional Rent (i.e., being 85% of the Additional Rent which would otherwise be due and owing under the Lease) due and owing during such Partial Additional Rent Abatement Period, and for all Base Rent and other obligations of Tenant due and owing relative to said Partial Additional Rent Abatement Period, and provided further, that Tenant shall be responsible for all rental and other obligations hereunder from and after the end of such Partial Additional Rent Abatement Period. Notwithstanding the foregoing and without limitation of other remedies available to Landlord, it is acknowledged and agreed that Tenant shall not be entitled to the foregoing partial Additional Rent abatement relative to any month or months occurring within the Partial Additional Rent Abatement Period during which Tenant is otherwise in “Default” in the payment of Rent under the Lease (i.e., after expiration of appliable cure periods set forth therein).

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     13. Security Deposit. It is acknowledged that Original Tenant has heretofore delivered a Letter of Credit Security Deposit under Paragraph 11 of the Second Amendment, which has been converted to cash in the sum of $845,000.00 and which is currently being held by Landlord as the “Security Deposit” under the Lease (herein, the “Current Security Deposit”). It is further acknowledged that, pursuant to the Side-Letter, all Monthly Base Rent and the Additional Rent Estimate attributable to the Excluded Premises (i.e., being calculated at a rate of $80,495.56 for March, 2002 and thereafter at a rate of $91,007.69 per month for Monthly Base Rent, and at a rate of $63,325.19 per month for Additional Rent Estimate, prorated on a per diem basis for any partial calendar month) is being deferred under the Lease from and after March 1, 2002 and through the Effective Date (herein in the aggregate, the “Deferred Rent”), all of which is due and owing by Original Tenant on or before the Effective Date hereof. Landlord, Original Tenant and Tenant hereby agree to the following terms relative to the Security Deposit required under the Lease and the aforedescribed Current Security Deposit and Deferred Rent:
     (a) Original Tenant and Tenant hereby direct Landlord to disburse to Landlord’s own account and to retain, on the Effective Date, from the Current Security Deposit being held by Landlord, an amount equal to all Deferred Rent which has accrued through the Effective Date, which amount shall be applied against Deferred Rent due and owing from Original Tenant under the Lease. In the event that the amount of Deferred Rent accruing through the Effective Date exceeds the amount of the Current Security Deposit being held by Landlord, then Landlord shall so disburse and retain the entire Current Security Deposit as provided in the preceding sentence, and, in addition, Original Tenant shall pay Landlord, on or before the Effective Date, the entire amount of such excess of Deferred Rent over the amount of the Current Security Deposit. Any payment due from Original Tenant as provided in the preceding sentence shall be paid in cash, or by certified or cashiers check or wire transfer of same-day funds, and without limitation of other remedies available to Landlord, it is understood and agreed that such timely payment shall be a further condition (at Landlord’s sole election) to the effectiveness of the Amendment.
     (b) On or before the Effective Date, and as a further condition (at Landlord’s sole election) to the effectiveness of this Amendment, Tenant shall deliver to Landlord a Letter of Credit in the amount of $422,500.00, otherwise meeting the letter of credit requirements described in Paragraph 11 of the Second Amendment, which amount shall thereafter constitute the requisite “Security Deposit” under the Lease. All terms governing such Security Deposit shall remain as set forth in Paragraph 11 of the Second Amendment, modified as follows:
     (i) provided that Landlord has then received the requisite Security Deposit as set forth in this Paragraph 13(b), then the Security Deposit Reduction schedule set forth on page 12 of the Second Amendment shall be deleted effective as of the Effective Date, and the following shall be substituted therefor:

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Security Deposit Reduction Date	Permitted Security Deposit Reduction	Remaining Security Deposit Balance
Third anniversary of Effective Date	$105,625.00	$316,875.00
Fourth anniversary of Effective Date	$105,625.00	$211,250.00
Fifth anniversary of Effective Date	$105,625.00	$105,625.00
Sixth anniversary of Effective Date	$105,625.00	$0.00
     (ii) the last full paragraph of Paragraph 11 of the Second Amendment (i.e., beginning with the language “If the net income...”) is deleted in its entirety.
     (c) Provided that Landlord has then received the requisite Security Deposit as set forth in Paragraph 13(b) above, then, no later than five (5) business days following the Effective Date, Landlord shall deliver the balance of the Current Security Deposit (i.e., being the Current Security Deposit less the amount applied to pay Deferred Rent as described in Paragraph 13(a) above), if any, to or at the direction of Original Tenant.
     14. Renewal Option. It is acknowledged that Tenant constitutes a “Tenant Successor” (as defined in Section 15(h) of the Original Lease) for all purposes of the Lease, and, as such, the terms of Section 37 of the Original Lease (i.e., entitled “Renewal Option”) shall continue to apply in full force and effect from and after the assignment to Tenant being effectuated hereby, all in accordance with the terms of said Section 37.
     15. Real Estate Brokers.
     (a) Original Tenant represents and warrants that Original Tenant has not dealt with any broker in connection with this Amendment and Original Tenant agrees to indemnify and hold Landlord, its members, the managing agent and the leasing agent of the Building harmless from all losses, damages, liabilities, claims, costs and expenses (including reasonable attorneys’ fees) arising from any claims or demands of any broker or brokers or finders for any commission alleged to be due such broker or brokers or finders claiming to have dealt with Original Tenant in connection with this Amendment.
     (b) Tenant represents and warrants that Tenant has not dealt with any broker in connection with this Amendment and Tenant agrees to indemnify and hold Landlord, its members, the managing agent and the leasing agent of the Building harmless from all losses, damages, liabilities, claims, costs and expenses (including reasonable attorneys’ fees) arising from any claims or demands of any broker or brokers or finders for any commission alleged to be due such broker or brokers or finders claiming to have dealt with Tenant in connection with this Amendment.
     (c) Landlord represents and warrants that Landlord has not dealt with any broker in connection with this Amendment and Landlord agrees to indemnify and hold

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Tenant and Original Tenant harmless from all losses, damages, liabilities and expenses (including reasonable attorneys’ fees) arising from any claims or demands of any broker or brokers or finders for any commission alleged to be due such broker or brokers or finders claiming to have dealt with Landlord in connection with this Amendment.
     16. As-Is. Tenant hereby accepts the Premises in its “as-is” condition. Tenant acknowledges that Landlord shall not be required to make any improvements to the Premises or to contribute any allowance proceeds therefor, in order for Tenant to ready the Premises for its occupancy during the balance of the Lease term.
     17. Inapplicable Provisions. It is acknowledged and agreed that the terms of Sections 34, 35 and 36 of the Lease (i.e., entitled “Initial Growth Space”, “Right of First Offer” and “Expansion Option”, respectively) are no longer applicable, and such provisions are deemed null and void. Further, it is acknowledged and agreed that Landlord shall have no further obligations under the “Additional Premises Workletter” attached to the Second Amendment (i.e., including, without limitation, any further construction obligations or any obligations to fund any further portion of the “Allowances” thereunder), and all such obligations of Landlord under said Additional Premises Workletter are hereby terminated and deemed null and void. Further, it is acknowledged and agreed that Paragraphs 8 and 10 of the Second Amendment (i.e., entitled “Lobby Signage” and “Right of First Offer”, respectively) are no longer applicable, and such provisions are hereby terminated and deemed null and void. Finally, it is acknowledged and agreed that subparagraph (a) of Paragraph 9 of the Second Amendment (i.e., said Paragraph 9 being entitled “Staircase and Fire Stairwell”) is no longer applicable, and such subparagraph (a) of Paragraph 9 of the Second Amendment is hereby terminated and deemed null and void, and, further, it is agreed that subparagraph (b) of such Paragraph 9 of the Second Amendment is hereby amended by deleting the phrase “23rd, 24th, 25th and 26th floors” from the second line thereof, and by substituting the, phrase “23rd and 24th floors” therefor. As a result of the foregoing, the parties acknowledge and agree that there are no further expansion or first offer rights under the Lease of any kind which remain effective from and after the date hereof.
     18. Parking. Landlord hereby confirms that Original Tenant has not heretofore waived any of its parking spaces under Section 41 of the Lease, and Landlord agrees that Tenant shall be entitled to all of Tenant’s parking rights under said Section 41 as of the Effective Date, all as and in accordance with the terms and conditions set forth in said Section 41.
     19. Conditions Precedent.
     (a) The Amendment is expressly conditioned upon the “Closing Date” (as hereinafter defined) having occurred on or before August 31, 2002. Notwithstanding anything herein to the contrary, in the event the “Closing Date” does not so occur on or before August 31,2002 (time being of the essence), for any reason, then this Amendment (including, without limitation, the assignment of Original Tenant’s interest hereunder and Landlord’s consent thereto) shall thereupon terminate, without further action of either party, whereupon this Amendment shall be null and void in its entirety, and the Lease shall continue, in full force and effect, without regard hereto. For purposes hereof, the term “Closing Date” shall mean the date when both of the following events have occurred: (i) the conveyance of all or substantially all of the assets of Original Tenant to Tenant, and (ii) the issuance of a bankruptcy court order, issued by the appropriate United States bankruptcy court which has jurisdiction over the current Chapter 11 bankruptcy

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proceeding involving Guarantor, as debtor, whereby such bankruptcy court expressly authorizes the transaction described in subclause (i) of this sentence.
     (b) Without limitation of the condition precedent described in Paragraph 19(a), it is hereby further agreed that this Amendment (including, without limitation, the assignment of Original Tenant’s interest hereunder and Landlord’s consent thereto) is expressly conditioned upon the execution and delivery by Existing Mortgagee of its “Mortgagee Joinder Consent” attached to this Amendment, and if Existing Mortgagee fails, for any reason, to so execute and deliver such Mortgagee Joinder Consent on or before May 24, 2002 (time being of the essence), then this Amendment shall thereupon terminate without further action of either party, whereupon this Amendment shall be null and void in its entirety, and the Lease shall continue, in full force and effect, without regard hereto.
     20. Subordination of Lease. Section 20(a) of the Original Lease (i.e., entitled “Subordination of Lease”) is hereby amended by adding the following language to the end of the third full sentence thereof, following the phrase “subject to the remaining provisions of this Section”:
“and subject, in any event, to Tenant and any such Mortgagee or Ground Lessor entering into a subordination, non-disturbance and attornment agreement as described in the last sentence of this Section 20(a)”.
     21. Existing Non-Disturbance Agreement. The parties acknowledge and agree that the Non-Disturbance Agreement being assigned to Tenant hereunder satisfies the requirement for a subordination, non-disturbance and attornment agreement from Existing Mortgagee as required under Section 20 of the Lease (as such Section 20 has been amended by Paragraph 20 above), and that Existing Mortgagee shall have no obligation to enter into any further subordination, non-disturbance and attornment agreement with respect to the Lease.
     22. Entire Agreement. The entire agreement of the parties with respect to the matters covered hereby is set forth in this Amendment and in the Lease as amended hereby.
     23. Counterparts. This Amendment may be executed in multiple counterparts which, when taken together, shall constitute one and the same instrument.
     24. Lease in Full Force and Effect. Except as herein provided, all the terms and provisions of the Lease shall remain in full force and effect, and Section 43 of the Original Lease shall apply to this Amendment and to the Lease, as amended hereby.
[Signature Page Follows]

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     IN WITNESS WHEREOF, this Amendment is executed by the parties as of the day and year first set forth above.

LANDLORD:						ORIGINAL TENANT:

303 WACKER REALTY L.L.C.						PROMOTIONAL MARKETING,
L.L.C., an Illinois limited liability
By:	Hines Three Illinois Center					Company d/b/a UPSHOT
Associates Limited Partnership, its
managing member
						By:	/s/ Marc S. Simon

	By:	Hines Three Illinois Center				Name:	Marc S. Simon

		L.L.C., a general partner				Title:	Manager

TENANT:
		By:	Hines Interests Limited Partnership, a member

			By:	Hines Holdings, Inc.,		EQUITY MARKETING, INC., a
				its general partner		Delaware corporation

				By:	/s/ C. Kelvin Shannahan

				Name:	C. KELVIN SHANNAHAN	By:	/s/ Leland P. Smith

				Title:	EXECUTIVE VICE PRESIDENT	Name:	Leland P. Smith

						Title:	SVP

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ACKNOWLEDGEMENT AND CONSENT
     The undersigned “Guarantor” hereby acknowledges and consents to the terms of the foregoing Amendment, and confirms that the Guaranty remains in full force and effect and shall continue to apply, in all respects, relative to the obligations of “Original Tenant” under the Lease, as amended by the foregoing Amendment; provided, however, that (a) Guarantor shall have no obligations or liabilities under the Guaranty pertaining to any liabilities or obligations of the “Tenant” under the Lease first arising or accruing from and after the Effective Date (with Guarantor being expressly released therefrom), and (b) nothing contained herein shall constitute an assumption by Guarantor of the Guaranty within the meaning of Section 365 of the Bankruptcy Code; and provided further, however, that nothing contained herein shall operate to transform the obligations, if any, of Guarantor under the Guaranty into administrative or priority claims under Sections 503 and/or 507 of the Bankruptcy Code.
     IN WITNESS WHEREOF, the undersigned has executed this acknowledgement and consent as of the 22nd day of May, 2002.

GUARANTOR:

HA-LO INDUSTRIES, INC.,
an Illinois corporation

By:	/s/ Marc S. Simon
Name:	Marc S. Simon
Title:	CEO

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MORTGAGEE JOINDER CONSENT
     The undersigned, being the “Existing Mortgagee” as defined in the foregoing Amendment and the current holder of the first mortgage encumbering the building located at 303 E. Wacker Drive in Chicago, Illinois, hereby joins in the execution of such Amendment for the purpose of consenting to the terms of such Amendment (including, without limitation, the assignment of Original Tenant’s interest under the Lease and under the Non-Disturbance Agreement to Tenant, as therein described), and Existing Mortgagee hereby acknowledges and agrees that, by virtue of Tenant succeeding to all of Original Tenant’s interest under the Lease, Tenant shall be deemed a “permitted assign” of Original Tenant’s interest under the Non-Disturbance Agreement described in said Amendment, for all purposes.
     IN WITNESS WHEREOF, the undersigned has executed this Mortgagee Joinder Consent as of the 22nd day of May  2002.

METROPOLITAN LIFE INSURANCE COMPANY

By:	/s/ Mitchell E. Ryan
Name:	MITCHELL E. RYAN
Title:	VICE PRESIDENT

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